Registration No. 333-123925

As filed with the Securities and Exchange Commission on January 26, 2006

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

POST-EFFECTIVE AMENDMENT NO. 2

TO
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Particle Drilling Technologies, Inc.

(Exact name of registrant as specified in its charter)

Nevada	1389	20-1563395
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1021 Main Street, Suite 2650
Houston, Texas 77002
(713) 223-3031

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

J. Chris Boswell
1021 Main Street, Suite 2650
Houston, Texas 77002
(713) 223-3031

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:

W. Matthew Strock
Vinson & Elkins L.L.P.
1001 Fannin, Suite 2300
Houston, TX 77002
(713) 758-2222

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION—DATED JANUARY 26, 2006

The information in this  prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

14,131,538 Shares

Particle Drilling Technologies, Inc.

Common Stock

On February 8, 2005, we issued 9,000,000 shares of our common stock in a private placement. In connection with that private placement, we issued warrants to certain persons associated with the placement agent for that private offering pursuant to which such persons could acquire 1,500,000 shares of our common stock in the aggregate at a purchase price of $2.00 per share. On March 22, 2005, we issued 3,381,538 shares of our common stock in a private placement in connection with the conversion of all of the outstanding shares of Series A Convertible Preferred Stock previously issued by our subsidiary, Particle Drilling Technologies, Inc., a Delaware corporation. Selling shareholders may use this prospectus to resell from time to time their shares of our common stock covered by this prospectus. Our shares of common stock trade on The NASDAQ Capital Market® under the symbol “PDRT.” On January 25, 2006, the last reported sale price for our common stock on The NASDAQ Capital Market® was $6.30 per share.

The shares of our common stock covered by this prospectus may be sold at market prices prevailing at the time of the sale or may be sold at negotiated prices. We will not receive any proceeds from the sale of the shares of our common stock covered by this prospectus.

Investing in our common stock involves risks. See “Risk Factors” on page 2.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                           , 2006.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different. This prospectus may only be used where it is legal to sell these shares of our common stock.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission for a continuous offering. Under this prospectus, the selling shareholders may, from time to time, sell the shares of our common stock described in this prospectus in one or more offerings. This prospectus may be supplemented from time to time to add, update or change information in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained in a prospectus supplement modifies such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so modified will be deemed to constitute a part of this prospectus.

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us, the selling shareholders and the shares of our common stock offered under this prospectus. The registration statement, including the exhibits, can be read on the SEC website or at the SEC office described under the heading “Where You Can Find More Information.”

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PROSPECTUS SUMMARY

The following summary highlights selected information from this prospectus and does not contain all of the information that you should consider before investing in our common stock. This prospectus contains information regarding our businesses and detailed financial information. You should carefully read this entire prospectus, including the historical financial statements and related notes, before making an investment decision.

In this prospectus, “Particle Drilling Technologies, Inc.,” the “company,” “we,” “us” or “our” refer to Particle Drilling Technologies, Inc., a Nevada corporation, and its subsidiary, except where otherwise indicated or required by context.

Our Company

On January 14, 2005, we acquired Particle Drilling Technologies, Inc., a privately-held Delaware corporation (“PDTI”). As a result of this acquisition, our company, which previously had no material operations, acquired the business of PDTI and we are now engaged in the development of the Particle Impact Drilling System, a patented system utilizing a specially-designed “fit for purpose” drill bit fitted with jetting nozzles and polycrystalline diamond compact cutting structures for use in the oil and gas drilling industry. In this prospectus, we refer to Particle Impact Drilling as “PID” or the “PID technology” and refer to our PID drilling system as the “PID System.” We refer to our drill bit as the “PID bit.” The nozzles in the PID bit serve to accelerate hardened steel shot entrained with ordinary drilling mud to fracture and remove the formation ahead of the bit. The PID System is primarily operated utilizing hydraulic energy that is commonly available on drilling rigs used today in combination with the PID System equipment. Each particle is driven into the rock formation at a high velocity and delivers forces many times greater than the compressional strength of the rock, even in formations that exist in the subsurface at elevated hardness and stress. Depending on the volume of shot introduced into the drilling mud, the number of shot strikes on the formation is in excess of four million per minute, thereby yielding a higher rate of penetration than conventional roller cone rock bits.

We believe the PID System development has advanced significantly and should be available for commercial trials in the first calendar quarter of 2006. Our operations plan for the remainder of fiscal year 2006 is expected to include: (1) begin negotiations of commercial contracts with potential customers; (2) implementation of the PID System on a drilling oil or gas well; (3) hiring and training additional field and technical personnel; and (4) assembly of additional PID Systems.

Our initial target customers will be oil and gas operators drilling onshore wells in geologic basins of the U.S. known to have hard rock and/or highly abrasive formations. We will initially focus our marketing and sales efforts on operators with multi-well drilling programs centered in a single U.S. basin. Additionally, we will target customers that exhibit a willingness to embrace emerging technologies and have the financial resources to tolerate the perceived risk associated with utilizing new drilling technologies. Currently we have not entered into any contracts or agreements with potential customers.

Our Executive Offices

Our principal executive and administrative office facility is located in downtown Houston, Texas at One City Centre, 1021 Main Street, Suite 2650, Houston, Texas 77002 and our telephone number is (713) 223-3031. We maintain a website at www.particledrilling.com, however the information on our website is not part of this prospectus, and you should rely only on information contained in this prospectus when making a decision as to whether or not to invest in shares of our common stock.

RISK FACTORS

You should carefully consider the risks described below in addition to all other information provided to you in this prospectus before making an investment decision. The risks described below are not the only risks we face. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business operations. Any of the following risks could materially and adversely affect our business, financial condition or results of operations.

Risks Related to Our Business

We have a limited operating history and no revenues and are subject to risks inherent in a new business enterprise. As a result, we have not demonstrated to date that we can successfully implement our business plan or that the PID technology will be successful in a commercial application.

We have recently acquired PDTI, which had a limited operating history and, accordingly, is subject to substantial risks inherent in the commencement of a new business enterprise. Prior to our acquisition of PDTI in January 2005, we had no material operations. The business of PDTI was originally established in June 2003 to: (1) purchase certain of the assets and assume certain of the liabilities of ProDril Services, Incorporated (“PSI”) and ProDril Services International, Ltd. (“PSIL”), related to the PID technology; (2) purchase certain patents underlying the PID technology from the Curlett Family Limited Partnership, Ltd. (“CFLP”); (3) acquire certain technology licenses related to the PID technology from CCORE Technology and Licensing, Ltd. (“CTL”); (4) continue the funding of initial research and development expenses with respect to the technology acquired; and (5) take steps towards the commercialization of the PID technology. To date, the business has not generated any revenue from its operations. We may not be able to successfully develop, commercialize or market our products, generate revenues, or operate profitably. Additionally, we and our business have a very limited operating history that investors can analyze to aid them in making an informed judgment as to the merits of an investment in us. Any investment in us should be considered a high risk investment because you will be investing in a development stage company with unforeseen costs, expenses, competition, and other problems to which new ventures are often subject. In addition, the technology we acquired is still in the development stage and has not yet been applied in a commercial setting. Currently we have not entered into any contracts or agreements with potential customers. Because we are a development stage company, our prospects must be considered in light of the risks, expenses, and difficulties encountered in establishing a new business in a highly competitive industry.

We have limited sources of liquidity and may not be able to obtain sufficient funding to realize positive cash flows.

We require substantial capital to pursue our operating strategy and execute our business plan. As we have no internal sources of liquidity, we will continue to rely on external sources for liquidity, and for the foreseeable future, our principal source of working capital will be from capital we have raised through private placements of our securities and other external sources.

Our current monthly operating overhead is approximately $275,000, excluding research and development costs, and we expect that such amount will increase as we expand our operations. Should we require additional capital, we may not be able to obtain funds from external sources in sufficient amounts to fund our business plan.

Even if we are able to demonstrate the commercial application of our products, we may require additional capital in the future to produce our products in sufficient commercial quantities in order for us to realize positive cash flows. Any such additional capital may lead to additional dilution of our shareholders. Additionally, it may be difficult for us to raise additional capital in sufficient quantities or at all.

The PID System is a new technology and it may never be accepted in the marketplace.

Certain aspects of the PID technology have not been used or deployed in a commercial oil and gas well. Market acceptance of our products will largely depend upon our ability to demonstrate the PID System’s efficiency, cost effectiveness, safety features and ease of use. We may not be able to demonstrate that the PID System can effectively be deployed on a commercial oil and gas well in a safe and cost-effective manner. The use of the PID technology will also depend upon concerted sales efforts by us and our marketing team. The PID System may never be accepted in the market in preference to other competing technologies that currently exist or that may subsequently be developed. If our products are not generally accepted by the marketplace, we may not realize sufficient revenues or cash flow to execute our operations plan and we may be forced to pursue a different strategy or liquidate our company.

In order to enter the oilfield services market on a full scale basis, we must successfully complete additional research and development, the cost of which may exceed the amounts we have budgeted in our operations plan. Any such cost overruns could exhaust our available capital and force us to raise additional capital, which capital may not be available or may lead to additional dilution of our shareholders.

Our primary products must demonstrate satisfactory performance in the commercial market. Our operations plan calls for further research and development, including the development of different bit sizes and a newer and more efficient injector system. Poor performance of the PID bit or other components of the PID System while conducting commercial trials could further extend the shop and laboratory testing phase, which would delay the full commercialization of the PID System and increase the funds needed to complete our research and development. This would have the effect of slowing our advancement as funds otherwise intended to build new PID Systems and expand our operations may be needed to conduct additional research.

Regardless of the success of the initial research and development, we will require additional research and development and capital spending to continuously improve our service capabilities and expand our operations. We presently intend to finance a portion of our expansion through the use of bank or lease financing. As such, our inability to obtain such financing on favorable terms, or at all, could delay or prevent us from fully commercializing our technology. In addition, regardless of the amount of research and development completed by us, our products may never be successful in commercial operations.

We are obligated to make certain royalty payments that will limit our profitability.

In connection with our acquisition of the PID technology, we agreed to make certain royalty payments to PSI and PSIL. Under our agreement with PSI, we are obligated to pay PSI a royalty on a quarterly basis equal to 18.0% of our earnings before interest, income taxes, depreciation and amortization (“EBITDA”) derived from the use of the PID technology for such quarter until an aggregate of $67,500,000 has been paid to PSI. Under our agreement with PSIL, we are obligated to pay PSIL a royalty on a quarterly basis equal to 2.0% of our EBITDA derived from the use of the PID technology for such quarter until an aggregate of $7,500,000 has been paid. We have also entered into additional royalty agreements that require us to pay a total of 4.0% of our quarterly gross revenue derived from the use of the PID technology to certain entities from which we acquired the PID technology. These royalty obligations will have the effect of limiting our liquidity and our profitability.

We rely on the intellectual property rights we acquired to the PID technology and we may not be able to successfully protect or defend our intellectual property rights. Our competitive position depends to a significant extent on our ability to assert and defend our intellectual property rights in order to restrict other competitors from offering similar services.

Our success depends on certain patents and patent applications that we purchased from CFLP, CTL, PSI and PSIL, along with other proprietary intellectual property rights we intend to develop. We rely on a combination of nondisclosure and other contractual arrangements and trade secret, patent, copyright, and trademark laws to protect our proprietary rights and the proprietary rights of third parties from whom we license intellectual property. The steps we have taken to protect our rights may not be adequate to deter misappropriation of our proprietary information. We also may not be able to detect unauthorized use of and take appropriate steps to enforce our intellectual property rights. In addition, the laws of some foreign countries may not protect our proprietary rights as fully or in the same manner as do the laws of the United States. Also, despite the steps taken by us to protect our proprietary rights, others may develop technologies similar or superior to the PID technology or design around the proprietary rights we own.

We are also subject to the risk of litigation alleging infringement of third-party intellectual property rights. Any such claims could require us to spend significant sums in litigation, pay damages, develop non-infringing intellectual property or acquire licenses to the intellectual property which is the subject of the asserted infringement. If we are unable to successfully enforce our intellectual property rights, or if claims are successfully brought against us for infringing the intellectual property rights of others, such events could cause us to pay substantial damages, cause us to lose a key competitive advantage, force us to conduct additional research to develop non-infringing technology or cause us to have to pursue a different business strategy.

We are currently engaged in litigation that could have a material adverse effect on our liquidity and results of operations.

PDTI filed a lawsuit in District Court in Harris County, Texas in November 2004 styled Particle Drilling Technologies, Inc. vs. PSI Distribution Incorporated, Harry B. Curlett, Curlett Family Limited Partnership, Ltd., CCore Technology and Licensing, Ltd., Deep Heat Energy Corporation, and Energeo, LP to recover certain tangible and intangible assets that PDTI believes should have been transferred as part of the Acquisition Agreement among PSI, the Curlett Group (as defined below) and the predecessor company of PDTI. It was pursuant to this acquisition that PDTI acquired its intellectual property rights to the PID technology. In January 2005, PDTI reached a settlement with one of the defendants, PSI Distribution Incorporated (“PSID”), which is the successor entity to PSI, whereby PDTI agreed to hold PSID harmless with regard to this lawsuit in exchange for PSID’s agreement to re-affirm and ratify the Acquisition Agreement. Further, PDTI obtained in this settlement any rights, claims and causes of action that PSID may have to pursue damages or to recover assets from the other parties named in the lawsuit.

On December 6, 2004 and December 30, 2005, PDTI received responses to the above-referenced lawsuit from certain of the defendants, namely Harry B. Curlett, CFLP, CTL and Deep Heat Energy Corporation, which we refer to as the “Curlett Group,” in which the Curlett Group asserted a counterclaim against PDTI claiming, among other things, that PDTI (1) owes Mr. Curlett $40,000 plus default interest at 18% per annum under a promissory note and certain fees incurred in connection with collection under the note; (2) committed a breach of contract in connection with the Acquisition Agreement referenced in the preceding paragraph and the closing of that agreement in January 2004; (3) engaged in economic duress and fraud in the inducement in connection with the negotiation and closing of the Acquisition Agreement; (4) committed fraud in connection with that transaction; and (5) interfered with alleged prospective business relationships of CFLP. The counterclaim requests damages of, among other things, judgment on the $40,000 principal amount of the promissory note plus accrued default interest and costs of collection, actual damages of not less than $100 million for breach of contract, fraud and interference, exemplary damages of not less than $200 million, specific performance of the license agreement for non-oil and gas applications of the PID technology and a declaratory judgment rescinding the Acquisition Agreement.

By filing this lawsuit, we seek to recover the intellectual property related to the PID technology as it applies to non-oil and gas applications. We believe the counterclaim made by the Curlett Group is without merit. We intend to vigorously pursue our claims in this case and shall vigorously defend the alleged counterclaims by the Curlett Group. Discovery in this litigation is ongoing, however, and our position with regard to the merits of the various claims and defenses may change as additional information is adduced through the discovery process. The outcome of all litigation is inherently uncertain; as a result, we do not know at this time whether or not we will recover any of the intellectual property that we seek to recover in our original petition or if any or all of the remedies requested by the Curlett Group in their counterclaim will be awarded. If the monetary damages requested in this counterclaim were granted in a judgment against us, such damages would severely impair our ability to continue as a going concern. Furthermore, if the request for rescission of the Acquisition Agreement that closed in January 2004 is granted as requested by the counterclaim, such a judgment could have the effect of causing us to lose all intellectual property ownership rights to the PID technology.

We may face intense competition in our industry from companies with a more established reputation and greater financial resources than us.

The oilfield services industry in which we compete is highly competitive, and most of our potential competitors will have greater financial resources than we do. Many of our potential competitors have been in the oilfield drilling business for many years and have well-established business contacts with exploration and production companies. Competitors may enter markets served or proposed to be served by us, and we may not be able to compete successfully against such companies or have adequate funds to compete effectively.

Our stockholders may experience substantial dilution as a result of the exercise of outstanding options and warrants to purchase our common stock.

In connection with our acquisition of PDTI, we assumed warrants to purchase 228,000 shares of common stock and options issued under PDTI’s 2004 Incentive Stock Plan to purchase 3,205,000 shares of common stock. In connection with the private placement of our common stock in February 2005, we granted the placement agent warrants to purchase 1,500,000 shares of our common stock. Since our acquisition of PDTI, we have issued options to purchase an additional 1,112,500 shares of our common stock. The common stock issuable upon exercise of these options and warrants represents approximately 20% of our outstanding shares of common stock on a fully-diluted basis. The exercise of these options and warrants would result in substantial dilution to our existing stockholders and any sales of these shares of common stock, or the perception that these sales might occur, could lower the market price of our common stock.

Risks Related to Our Common Stock

Any trading market that develops in our common stock may be highly illiquid and may not reflect the underlying value of our net assets or business prospects.

Currently only a limited liquid trading market for our common stock exists. An active trading market for our common stock may not develop. Any trading market that does develop may be volatile, and significant competition to sell our common stock in any such trading market may exist, which could negatively affect the price of our common stock. As a result, the value of our common stock may decrease.

Additionally, if a trading market does develop, such market may be highly illiquid, and our stock may trade at a price that does not accurately reflect the underlying value of our net assets or business prospects.

We presently do not intend to pay cash dividends on our common stock.

We currently anticipate that no cash dividends will be paid on our common stock in the foreseeable future. While our dividend policy will be based on the operating results and capital needs of the business, we anticipate that all earnings, if any, will be retained to finance the future expansion of our company.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus are not historical facts (including any statements concerning plans and objectives of management for future operations or economic performance, or assumptions or forecasts related thereto) and are forward-looking statements. These statements can be identified by the use of forward-looking terminology including “forecast,” “may,” “believe,” “expect,” “anticipate,” “estimate,” “continue” or other similar words. These statements discuss future expectations, contain projections of results of operations or of financial condition or state other “forward-looking” information. We and our representatives may from time to time make other oral or written statements that are also forward-looking statements.

These forward-looking statements are made based upon our management’s current plans, expectations, estimates, assumptions and beliefs concerning future events impacting us and therefore involve a number of risks and uncertainties. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements as a result of certain factors, including but not limited to dependence upon energy industry spending, the volatility of oil and gas prices, weather interruptions, the results of testing of our products and the availability of capital resources.

Because these forward-looking statements involve risks and uncertainties, actual results could differ materially from those expressed or implied by these forward-looking statements for a number of important reasons, including those discussed under “Risk Factors” and elsewhere in this prospectus. We undertake no obligation to update any forward-looking statements except as required by law.

USE OF PROCEEDS

The selling shareholders will receive all of the proceeds from any sales of shares of our common stock. We will not receive any of the proceeds from any such sale by any selling shareholder. See “Selling Shareholders.”

PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY

Our common stock trades on The NASDAQ Capital Market® under the symbol “PDRT.” As of January 25, 2006, the last reported sale price of our common stock on The NASDAQ Capital Market® was $6.30.

Prior to June 28, 2005, shares of our common stock were traded on the OTC Bulletin Board. Prior to the announcement of our agreement to acquire PDTI on July 14, 2004, there was limited trading in our common stock and therefore the prices quoted for periods prior to such date should not be considered to be based on an established public trading market. The following table sets forth the high and low trade price information per share of our common stock for the fiscal years ended September 30, 2005 and 2004. All prices quoted from the time when our common stock was traded on the OTC Bulletin Board reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

	High	Low
Fiscal Year Ended September 30, 2004
First Quarter	$0.10	$0.10
Second Quarter	$0.10	$0.10
Third Quarter	$0.10	$0.10
Fourth Quarter	$3.75	$0.10
Fiscal Year Ended September 30, 2005
First Quarter	$3.57	$3.39
Second Quarter	$6.09	$5.69
Third Quarter	$6.15	$5.91
Fourth Quarter	$4.59	$4.22
Fiscal Year Ended September 30, 2006
First Quarter	$6.03	$3.58
Second Quarter (through January 25, 2006)	$7.50	$4.70

Holders

The approximate number of holders of record of the shares of our common stock was 290 as of November 30, 2005.

Dividends

Holders of shares of common stock will be entitled to receive cash dividends when, as and if declared by our Board of Directors, out of funds legally available for payment thereof. However, if dividends are not declared by our Board of Directors, no dividends shall be paid. We have not paid any dividends on our common stock since our inception.

We do not anticipate that any cash dividends will be paid in the foreseeable future. While our dividend policy will be based on the operating results and capital needs of the business, we anticipate that all earnings, if any, will be retained to finance our future expansion. Therefore, prospective investors who anticipate the need for immediate income by way of cash dividends from their investment should not purchase our securities.

SELECTED HISTORICAL FINANCIAL DATA

The following selected consolidated financial data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included elsewhere in this prospectus. The selected consolidated financial data in this section is not intended to replace the consolidated financial statements and accompanying footnotes. For the purposes of this selected consolidated financial data, our acquisition of PDTI has been accounted for as reverse acquisition, which is equivalent to the issuance of stock by PDTI for our net monetary assets, accompanied by a recapitalization. Accordingly, the selected consolidated historical financial data is that of PDTI. The selected consolidated statements of operations data for the period from June 9, 2003 (date of inception) to September 30, 2003 and for the years ended September 30, 2004 and 2005 and the selected consolidated balance sheet data as of September 30, 2003, 2004 and 2005 have been derived from our audited consolidated financial statements included elsewhere in this prospectus. Historical results are not necessarily indicative of the results to be expected in the future.

			Period from June 9, 2003 (date of inception) to
	Year Ended September 30,		September 30,
	2005	2004	2003
Statement of Operations Data:
Revenues	$—	$—	$—
Operating expenses:	—	—	—
Research and development	2,802,155	621,752	39,626
General and administrative	2,744,963	2,683,024	503,158
Loss from operations	(5,547,118)	(3,304,776)	(542,784)
Other income (expenses)	260,050	(26,224)	—
Net loss	$(5,287,068)	$(3,331,000)	$(542,784)
Basic and Diluted Net Loss Per Share:
Loss from operations	$(0.25)	$(0.25)	$(0.07)
Net loss	$(0.24)	$(0.25)	$(0.07)
Weighted average shares outstanding	22,150,365	13,364,183	7,741,646
Cash Flow Data:
Net cash used in operating activities	$(4,625,184)	$(1,714,691)	$(250,566)
Net cash used in investing activities	(1,723,254)	(267,546)	(351,031)
Net cash provided by financing activities	16,832,721	1,999,098	605,099
Balance Sheet Data (at end of period):
Cash and cash equivalents	$10,504,646	$20,363	$3,502
Working capital surplus (deficiency)	9,386,096	(1,301,027)	(5,575)
Total assets	13,548,413	1,570,585	362,033
Long-term debt	9,463	20,201	—
Total stockholders’ equity	12,148,107	118,459	69,120

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITIONS AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read together with the consolidated financial statements and related notes that are included elsewhere in this prospectus. This discussion may contain forward-looking statements based upon current expectations that involve risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors”, “Disclosure Regarding Forward-Looking Statements” or in other parts of this prospectus. We undertake no obligation to update any information in our forward-looking statements except as required by law.

Overview

On January 14, 2005, we acquired Particle Drilling Technologies, Inc., a privately-held Delaware corporation (“PDTI”). As a result of this acquisition, our company, which previously was a shell company that had no material operations, acquired the business of PDTI and we are now engaged in the development of the PID System (the “PID System”), a patented system utilizing a specially designed “fit for purpose” drill bit fitted with jetting nozzles and polycrystalline diamond compact cutting structures for use in the oil and gas drilling industry.

We are a development-stage company and have a limited operating history. Our predecessor company for financial reporting purposes was formed on June 9, 2003 to acquire the technology related to the PID System (the “PID technology”). We are still developing this technology, and to date, we have not generated any revenues from our operations. As we continue to execute our operations plan, we expect our development and operating expenses to increase.

In June 2005, we completed the second phase of a two phase test on the patented PID bit at the TerraTek Drilling Laboratory (“TerraTek”), an independent drilling research and testing facility located in Salt Lake City, Utah. In July 2005, we completed a two week test program at the GTI Catoosa drilling facility (“Catoosa”) outside of Tulsa, Oklahoma. At Catoosa, we were able to run the PID System in an actual well, and also test and refine the operating procedures and processes to better prepare for actual fieldwork. Overall, we were pleased with the PID System’s drilling performance and identified areas for operational improvement.

In November 2005, we completed our testing program at Catoosa and were able to run the PID System while drilling multiple hard and abrasive intervals. Additionally, we were able to evaluate performance and further develop operating procedures for the PID System. We also developed and tested procedures for items that did not perform satisfactorily in our prior tests at Catoosa in July of this year, including enhancing the shot injection system, reducing the connection time and developing improvements in the handling of shot in the wellbore and at the surface. The shot injection system was improved and functioned and performed reliably during the test.

The various operating conditions tested include two drill bit (PID bit) designs; two PID bit sizes; both low and high flow rates of drilling fluid ranging from 425 to over 600 gallons per minute (“GPM”), and different shot injection rates. All conditions tested were effective at delivering target level rates of penetration through very hard and abrasive intervals. During testing we identified certain engineering and design improvements that will be implemented to make the system more robust. In some instances, the high flow PID bits suffered fracturing and washout erosion problems associated with the nozzles. We are confident that with some adjustments to material and design in specific areas of the PID bit, this issue will be overcome, as it was not a prevalent problem with all PID bits tested. The modifications needed to improve performance can be fully evaluated in our research facility in Houston, Texas, thus avoiding the need to return to Catoosa or TerraTek prior to deploying the PID System on a commercial trial.

During the test program, representatives from potential customers visited the test site and witnessed testing. We believe the PID System will be available for commercial trials in target application areas in the first calendar quarter of 2006. The immediate market for this drilling system will focus on wells that are drilling less than 100 feet per day in a normal pressure environment utilizing a 7 7/8 inch or 8 1/2 inch bit.

Research and development.   We have made and expect to continue to make substantial investments in research and development activities in order to develop and market our PID technology. Research and development costs consist primarily of general and administrative and operating expenses related to research and development activities. We expense research and development costs as incurred except for property, plant and equipment related to research and development activity that have an alternative future use. Property, plant and equipment for research and development activity that have an alternative future use are capitalized and the related depreciation is expensed as research and development costs.

In our continuing effort to enhance the PID technology, we have retained Beeken TechQuest, Ltd. (Beeken) to develop a more efficient and cost effective shot injector system. Beeken is led by Dr. B.N. Murali, formerly the Vice President of Technology for Halliburton Energy Services. During his last nine years at Halliburton, Dr. Murali was in charge of developing new technology for all product service lines. Beeken is designing a system to replace the existing shot injection system with a simpler, less expensive approach. This system has the potential to reduce the cost of the PID System while providing redundant injection capability.

General and administrative.   General and administrative expenses consist primarily of salaries and benefits, office expense, professional services, and other corporate overhead costs. We have experienced and expect to continue to experience increases in general and administrative expenses as a result of: (1) becoming subject to reporting and compliance obligations applicable to publicly-held companies in January 2005; (2) stock-based compensation accounted for under Statements of Financial Accounting Standards (“SFAS”) No. 123(R), Share-Based Payment; and (3) as we continue to develop, test and prepare the PID technology for commercialization.

Comparison of Year Ended September 30, 2005 with Year Ended September 30, 2004

Research and development.   Research and development expenses were $2,802,155 and $621,752 for the years ended September 30, 2005 and 2004, respectively, representing an increase of $2,180,403. We had only a limited ability to develop the PID technology due to our lack of funds available during the year ended September 30, 2004. As a result of the completion of our private placement in February 2005, we have continued to use substantial resources during fiscal 2005 to develop and test the PID technology, including a test program conducted at TerraTek during March and June 2005 and a test program conducted at Catoosa during July and November 2005. In fiscal 2005, research and development expenses also increased due to direct costs associated with the development of the injector system and PID bits of $1,508,430 while no such comparable costs were incurred in fiscal 2004. Indirect cost, or overhead, relating to research and development increased $671,973 during fiscal 2005 compared to fiscal 2004. We hired additional employees, made certain modifications to our research facility and had an increase in depreciation expense as a result of additional property purchased during fiscal 2005.

General and administrative.   General and administrative expenses were $2,744,963 and $2,683,024 for the years ended September 30, 2005 and 2004, respectively, representing an increase of $61,939. Excluding stock-based compensation for both years, general and administrative expenses increased $917,534 during fiscal 2005 compared to fiscal 2004. The increase is primarily related to reporting and compliance obligations applicable to publicly-held companies.

Other income (expenses).   Other income (expenses) were $260,050 and ($26,224) for the years ended September 30, 2005 and 2004, respectively, representing an increase in other income of $286,274. The increase was primarily attributable to interest income, rental income and the gains on debt extinguishment during fiscal 2005. Interest income was due to the interest earned on the investment of funds received in our private placement in February 2005. In addition, we record $7,761 each month in rental income due from Energy XXI, an affiliate of John D. Schiller (our former interim President and Chief Executive Officer until November 15, 2005, and currently one of our directors) and Steve Weyel (currently one of our directors). Such monthly rental payments do not begin until December 2005. Gains on debt extinguishment were due to settlements on a note payable and certain accounts payable that were related to the liabilities we assumed in connection with our acquisition of the PID technology.

Comparison of Year Ended September 30, 2004 with Period from June 9, 2003 (date of inception) to September 30, 2003

Research and development.   Research and development expenses were $621,752 and $39,626 for the year ended September 30, 2004 and for the period from June 9, 2003 to September 30, 2003, respectively, representing an increase of $582,126. The increase was principally due to: (1) the short term of our existence during fiscal year 2003; (2) the acquisition of our core technology during fiscal year 2004; and (3) depreciation expense related to research and development equipment of $109,376 during fiscal year 2004. In January 2004, we acquired the PID technology and began design work on the PID bit and the PID System. During fiscal year 2004, we also moved our operating facility from Cody, Wyoming to Houston, Texas.

General and administrative.   General and administrative expenses were $2,683,024 and $503,158 for the year ended September 30, 2004 and for the period from June 9, 2003 to September 30, 2003, respectively, representing an increase of $2,179,866. The increase was primarily due to the short term of our existence during fiscal year 2003. During fiscal year 2004, we issued common stock valued at approximately $974,000 for services primarily connected with placement agent and advisory services.

Liquidity and Capital Resources

Our principal sources of liquidity are cash and cash equivalents. Cash requirements through the end of the fiscal year 2006 are primarily to fund research and development activities, to continuously improve service capabilities, expand operations, general and administrative costs and capital expenditures. We believe we have sufficient resources to meet our working capital and capital expenditure requirements for at least the next 12 months; however, our continued existence depends on the successful development of the PID technology and our ability to successfully commercialize this technology.

Since inception on June 9, 2003 through September 30, 2005, we have financed our operations through private sales of our equity and the issuance of convertible notes payable, totaling net proceeds of $19,436,918. As of September 30, 2005, we had $10,504,646 in cash and cash equivalents.

On February 9, 2005, we sold 9,000,000 shares of our common stock at $2.00 per share in a private placement and received gross proceeds of $18,000,000. We paid commissions to the placement agent in the amount of $600,000, $100,000 for reimbursable expenses, and legal fees related to this offering of $315,767. In connection with this private placement, we issued ten year warrants to persons associated with the placement agent to purchase 1,500,000 shares of our common stock in the aggregate at $2.00 per share. In addition, we used $1,500,000 of these proceeds to repurchase 3,000,000 shares of our common stock from Prentis B. Tomlinson (PDTI’s former President and Chief Executive Officer until December 2, 2004). These shares were purchased as treasury stock and recorded at cost.

Cash Flows from Operations.   Cash flow used for operations is primarily affected by our research and development progress and business development. Net cash flows used for operations during the year ended September 30, 2005 were $4,625,184 compared to $1,714,691 and $250,566 for fiscal 2004 and fiscal 2003, respectively. The increase from fiscal 2004 to fiscal 2005 was the result of our successful fundraising efforts in February 2005 allowing us more cash resources to increase the planned development expenditures for the PID technology. In addition, we became subject to the reporting requirements of the Securities Exchange Act of 1934 in January 2005, thus resulting in increased general and administrative costs. The increase from fiscal 2003 to fiscal 2004 was primarily due to our being in operation for only four months for the period ended September 30, 2003. During fiscal year 2004, we began developing the PID technology that we acquired in January 2004. Our working capital since inception (June 9, 2003) has been fully funded from cash flows from financing activities.

Cash Flows from Investing Activities.   Our capital spending for the year ended September 30, 2005 was $1,723,254 compared to $267,546 and $351,031 for fiscal 2004 and fiscal 2003, respectively. During the year ended September 30, 2005, we increased capital spending for our research and development activities in accordance with our 2005 capital budget. Our capital spending since inception (June 9, 2003) has been fully funded from cash flows from financing activities. We anticipate that our capital expenditures for the next several months will continue to be fully funded from our available cash and cash equivalents.

Cash Flow from Financing Activities.   Net cash provided by financing activities for year ended September 30, 2005 was $16,832,721 compared to $1,999,098 and $605,099 for fiscal 2004 and fiscal 2003, respectively. During each of the years ended September 30, 2005 and 2004, and during the period from June 9, 2003 (date of inception) to September 30, 2003, we received net proceeds of $18,647,666, $2,299,696, and $581,904, respectively, from the issuance of our common stock and convertible notes. During the year ended September 30, 2005, we used $1,500,000 to repurchase 3,000,000 shares of common stock from a shareholder. We used $314,945, $277,403 and $0 to repay notes payable during the years ended September 30, 2005 and 2004, and during the period from June 9, 2003 (date of inception) to September 30, 2003, respectively. During the year ended September 30, 2004, a $553,500 note was converted to common stock, and we used $23,195 to repay borrowings under a loan agreement with related parties, Prentis B. Tomlinson (PDTI’s former President and Chief Executive Officer until December 2, 2004), and an affiliate of Prentis B. Tomlinson.

Contractual Obligations.   Our contractual obligations at September 30, 2005 are set forth in the table below. Our long-term debt obligation (including current portion of long-term debt) is related to equipment that was financed for a three year period, beginning July 2004, and is secured by the same equipment. Our operating lease obligations consist of our office and commercial operating facility that are both located in Houston, Texas.

In March 2005, we entered into a five year lease agreement for new corporate offices that commenced in June 2005. We moved our previous corporate offices that were located at 808 Travis Street, Suite 850, Houston, Texas 77002 to 1021 Main Street, Suite 2650, Houston, Texas 77002. In March 2005, we delivered to the lessor a security deposit of $350,000 in the form of an irrevocable letter of credit. Our future annual minimum lease payments are $186,256. In August 2005, we expanded the corporate office facility an additional 1,086 square feet for a total of 11,396 square feet. The future annual minimum lease payments for the additional space will be $18,758.

In June 2005, we extended the commercial operating lease that expired June 30, 2005 for one additional year. The commercial operating lease will expire June 30, 2006. The future minimum lease payments under this lease are $43,200.

	Payments Due by Period
Contractual Obligations	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
Long-Term Debt Obligation (including current portion	$21,060	$11,597	$9,463	$—	$—
Operating Lease Obligations	$1,020,199	$248,214	$615,042	$156,943	$—
Total	$1,041,259	$259,811	$624,505	$156,943	$—

Off-Balance Sheet Arrangements

In connection with the acquisition of the PID technology in January 2004, PDTI entered into a Royalty Agreement with ProDril Services, Incorporated (“PSI”) pursuant to which we are obligated to pay PSI a royalty on a quarterly basis equal to 18% of our earnings before interest, income taxes, depreciation and amortization (“EBITDA”) derived from the use of the PID technology, until an aggregate of $67,500,000 has been paid. PDTI also entered into a Royalty Agreement in January 2004 with ProDril Services, International, Ltd. (“PSIL”) pursuant to which we are obligated to pay PSIL a royalty on a quarterly basis equal to 2% of our EBITDA derived from the use of the PID technology, until an aggregate of $7,500,000 has been paid. In addition, we are obligated to pay CCORE Technology and Licensing, Ltd. (“CTL”), PSI and PSIL a royalty equal to 1.6%, 1.2% and 1.2%, respectively, of our quarterly gross revenue, derived from the use of the PID technology. As of September 30, 2005, we had no revenues or EBITDA; therefore no royalties have been paid or accrued.

Related Party Transactions

In March 2005, we entered into a five year sublease agreement with Energy XXI, an affiliate of John D. Schiller, our former interim President and Chief Executive Officer until November 15, 2005, and currently one of our directors pursuant to which Energy XXI subleased from us approximately 5,200 square feet of our corporate office space, beginning in June 2005. In July 2005, Mr. Steve Weyel, one of our directors, became an executive officer of Energy XXI. Future annual minimum rental income associated with the sublease is $93,128. Total future minimum rental income associated with the sublease for the full term of the lease is $442,358.

We believe that the transaction described above was negotiated on an arm’s length basis and that the terms of the transaction was at least as favorable to us as those that could have been obtained from an unaffiliated third party.

Critical Accounting Policies

The discussion and analysis of our financial condition and results of operations is based on our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities and expenses. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. We believe the following critical accounting policies affect our most significant judgments and estimates used in the preparation of our consolidated financial statements.

Reverse Acquisition.   The acquisition of PDTI was accounted for as a reverse acquisition. Pursuant to the guidance in Appendix B of SEC Accounting Disclosure Rules and Practices Official Text, we believe the acquisition of PDTI was a merger of a private operating company into a non-operating public shell corporation with nominal net assets which typically results in the owners and management of the private company having actual or effective operating control of the combined company after the transaction, with the shareholders of the former public shell continuing only as passive investors. These transactions are considered by the staff of the Securities and Exchange Commission to be capital transactions in substance, rather than business combinations. That is, the transaction is equivalent to the issuance of stock by the private company for the net monetary assets of the shell corporation, accompanied by a recapitalization. Accordingly, the reverse acquisition has been accounted for as a recapitalization. For accounting purposes, PDTI is considered the acquirer in the reverse acquisition. The historical financial statements are those of

PDTI. Net loss per share for periods prior to the merger in January 2005 are restated to reflect the number of equivalent shares received by the acquiring company.

Impairment of Long-Lived Assets.   We evaluate our long-lived assets for indicators of possible impairment by comparison of the carrying amounts to future net undiscounted cash flows expected to be generated by such assets when events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Should an impairment exist, the impairment loss would be measured based on the excess carrying value of the asset over the asset’s fair value or discounted estimates of future cash flows. We also evaluate the capitalized costs for patents and patent applications filed but not issued for possible impairments. We have not identified any such impairment losses to date.

Stock-Based Compensation.   In December 2004, the Financial Accounting Standards Board (“FASB”) issued a revision to SFAS No. 123, Share-Based Payment. This statement establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity’s equity instruments or that may be settled by the issuance of those equity instruments. This statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. This statement does not change the accounting guidance for share-based payment transactions with parties other than employees provided in SFAS No. 123 as originally issued. This statement is effective for new awards and those modified, repurchased or cancelled in interim or annual reporting periods beginning after June 15, 2005. We have adopted this standard and the effects of the early adoption did not have a material impact on our consolidated financial statements.

Research and Development.   The costs of materials and equipment or facilities that are acquired or constructed for research and development activities and that have alternative future uses are capitalized as tangible assets when acquired or constructed. The cost of such materials consumed in research and development activities and the depreciation of such equipment or facilities used in those activities are research and development costs. However, the costs of materials, equipment, or facilities acquired or constructed for research and development activities that have no alternative future uses are considered research and development costs and are expensed at the time the costs are incurred.

Income Taxes.   The Company reports its income taxes in accordance with SFAS 109, Accounting for Income Taxes, which calls for the utilization of the asset and liability method of accounting for income taxes. Under this method, deferred taxes are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted marginal tax rates and laws that will be in effect when the differences reverse. Temporary differences have been created for all stock option plans and are included in our SFAS 109 computation. At September 30, 2005, we had cumulative net operating loss carryforwards of approximately $7,001,000, which expire in years 2006 through 2024. No effect has been shown in the consolidated financial statements for the net operating loss carryforwards as the likelihood of future tax benefit from such net operating loss carryforwards is not determinable at this time. Accordingly, the potential tax benefits of the net operating loss carryforwards, estimated based upon tax rates at September 30, 2005, have been offset by valuation reserves of the same amount.

Net Loss per Share.   The Company has presented basic and diluted net loss per share pursuant to SFAS No. 128, Earnings Per Share. In accordance with SFAS No. 128, basic and diluted net loss per share has been computed using the weighted-average number of shares of common stock outstanding during the period. Dilutive net loss per share would give affect to the dilutive effect of common stock equivalents consisting of options and warrants. Potentially dilutive securities have been excluded from the net loss per common share calculation as the effects would be antidilutive. Potentially dilutive securities for the years ended September 30, 2005 and 2004 and for the period from June 9, 2003 (date of inception) to September 30, 2003 that have been excluded are 934,835, 98,771 and 0, respectively.

Recent Accounting Pronouncements

In May 2005, the Financial Accounting Standards Board issued SFAS No. 154, Accounting Changes and Error Corrections. This new standard replaces Accounting Principals Board Opinion (“APB”) No. 20, Accounting Changes, and SFAS No. 3, Reporting Accounting Changes in Interim Financial Statements. This statement changes the requirements for the accounting for and reporting of a change in accounting principle and applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. When a pronouncement includes specific transition provisions, those provisions should be followed. APB No. 20 required that most voluntary changes in accounting principle be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle. This statement requires retrospective application to prior period financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. The provisions of SFAS No. 154 are effective for fiscal years beginning after December 15, 2005. As such we are required to adopt SFAS No. 154 by October 1, 2006. We do not expect this statement to have a material impact on our consolidated financial statements.

Changes in Accountants

On March 29, 2005, the Audit Committee of our Board of Directors approved the dismissal of Chisholm, Bierwolf & Nilson, LLC (“CBN”) as our independent registered public accounting firm.

CBN’s reports on our financial statements for the fiscal years ended September 30, 2003 and 2004 did not contain an adverse opinion or disclaimer of opinion, nor have they contained any qualification or modification as to uncertainty, audit scope or accounting principles. During the fiscal years ended September 30, 2003 and 2004, and through March 29, 2005, we have had no disagreements with CBN on any matters of accounting principles or practice, financial statement disclosure, or auditing scope or procedure, which if not resolved to CBN’s satisfaction, would have caused CBN to address such disagreement in connection with its report.

On March 29, 2005, we engaged UHY Mann Frankfort Stein & Lipp CPAs, LLP (“Mann Frankfort”) to serve as our independent registered public accounting firm. During the fiscal years ended September 30, 2003 and 2004, and through March 29, 2005, we did not consult with Mann Frankfort regarding any of the matters or events set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K. Mann Frankfort served as the independent registered public accounting firm of PDTI, which we acquired on January 14, 2005.

BUSINESS

Particle Drilling Technologies, Inc., a Nevada corporation, is a holding company organized on June 14, 2002 and was formerly known as MedXLink Corp. We changed our name to Particle Drilling Technologies, Inc. on January 25, 2005, following the merger on January 14, 2005 of our wholly-owned subsidiary with and into Particle Drilling Technologies, Inc., a Delaware corporation (“PDTI”). Prior to our acquisition of PDTI, we were a shell company. Currently our business consists of one segment and one geographic area, and information about our net loss and total assets is located in our consolidated financial statements included elsewhere in this prospectus.

PDTI was formed in March 2004 for the purpose of raising capital and to acquire Particle Drilling, Inc., a Texas corporation. Particle Drilling, Inc. (formerly known as ProDril Acquisition Corp.) was formed in June 2003 for the purpose of acquiring certain of the assets, patents and other intellectual property, and certain liabilities related to the Particle Impact Drilling technology, which we refer to as the “PID technology” or the “PID System.” Particle Drilling, Inc. was merged with and into PDTI in June 2004.

The patented PID System utilizes a specially-designed “fit for purpose” drill bit fitted with jetting nozzles and polycrystalline diamond compact cutting structures. We refer to this bit as the “PID bit.” The nozzles in the PID bit serve to accelerate hardened steel shot entrained with ordinary drilling mud to fracture and remove the formation ahead of the bit. The shot flows back up the wellbore annulus along with the drilling fluid and formation cuttings to the surface where the PID System separates and re-circulates the shot. The PID System is primarily operated utilizing hydraulic energy that is commonly available on drilling rigs used today in combination with the PID System equipment. Each particle is driven into the rock formation at a high velocity and delivers a force many times greater than the compressional strength of the rock, even in formations that exist in the subsurface at elevated hardness and stress. Depending on the volume of shot introduced into the drilling mud, the number of shot strikes on the formation is in excess of four million per minute, thereby yielding a higher rate of penetration than conventional roller cone rock bits.

By comparison, conventional drilling methods using roller cone rock bits rely on mechanical energy created by the weight and torque applied to a bit, and the amount of total rotational mechanical energy available on drilling rigs is limited. The result is that the bit gouges out smaller volumes of rock as the compressional strength of the rock increases with depth and pressure; whereas we believe the volume of rock excavated by the PID System is less affected by rock hardness or depth.

The PID System is designed to entrain, circulate, and recover shot in the mud system without allowing the shot to circulate through the rig pumps. The PID System is designed as a mobile service that will be provided to the oil and gas operator as part of the normal drilling process and is configured to service a well in progress with minimal interference. We are continuing the development of our PID bit and latest shot injector to complement the PID System.

The PID System is expected to result in higher rates of penetration than current conventional drilling methods. The rate of penetration gains generated by the PID System are expected to result in operators paying less variable drilling costs (e.g., rig time, labor, fuel, bits, rentals), which are purchased as part of the ordinary drilling cycle. As a result, we believe the PID System can reduce drilling costs and lower finding costs, thus improving the overall economics to the oil and gas drilling industry in certain geologic basins.

Business Strategy and Plan of Operation

We believe the PID System development has advanced significantly and should be available for commercial trials in the first calendar quarter of 2006. Our operations plan for the remainder of fiscal year 2006 is expected to include: (1) begin negotiations of commercial contracts with potential customers;

(2) implementation of the PID System on a drilling oil or gas well; (3) hiring and training additional field and technical personnel; and (4) assembly of additional PID Systems.

Our initial target customers will be oil and gas operators drilling onshore wells in geologic basins of the U.S. known to have hard rock and/or highly abrasive formations. We will initially focus our marketing and sales efforts on operators with multi-well drilling programs centered in a single U.S. basin. Additionally, we will target customers that exhibit a willingness to embrace emerging technologies and have the financial resources to tolerate the perceived risk associated with utilizing new drilling technologies. Currently we have not entered into any contracts or agreements with potential customers.

We expect to deliver value to our customers as a specialty service provider using patented technology and high quality field personnel. Based on the experience of our management team in the oilfield services industry and the exploration and production industry, we believe that currently no other company attempts to deliver a comparable drilling service utilizing technology that is similar to the PID System and that is targeted to serve the hard rock drilling market. Instead, we believe drill bit and drilling mud manufacturers generally design and sell products for hard rock environments that are based on conventional drilling technology.

We expect to operate in a fashion more comparable to a directional drilling or well stimulation service provider in which we will provide our system and field personnel who will work with the rig crews to operate our system as an integral component of the drilling operation, and we will offer our services on a gain sharing basis whereby the cost saved as a result of using the PID System will be shared between us and the operator. The PID System is expected to result in higher rates of penetration, thereby reducing drilling costs and lowering finding costs to improve the overall economics of the oil and gas drilling industry in certain geologic basins. While this gain sharing model will initially be the preferred way to gain market share, we believe that equal or greater returns can be achieved through a more traditional dayrate or fixed fee structure. Initially, we intend to utilize the revenue model most preferred by our potential customer base so long as satisfactory returns are realized.

In order to attain market acceptance, we expect to eventually offer operating contracts that will charge a fixed hourly rate and fees based on consumables such as the drill bits and the steel shot. We recognize that some oil and gas companies will only accept fixed pricing, especially in international operations dealing with tenders and government partners. Additionally, this contracting strategy will facilitate working where exploration wells and development wells do not have ample offset drilling data on which to establish a performance baseline. We expect that this contracting strategy will produce margins that are similar to the gain sharing model.

Industry

Both oil and natural gas markets have seen a robust pricing environment since 2002. According to the November 8, 2005 Energy Outlook release published by the Energy Information Administration (EIA), many of the same factors that drove world oil markets in 2005, such as low OPEC spare production capacity and rapid growth of demand, will continue to affect markets in 2006. The EIA Annual Energy Outlook 2005 estimates strong economic growth will continue through 2025 with an average 3.1% growth per year. The energy-intensive manufacturing component of the U.S. economy is expected to grow at 1.5% per year. As of December 2, 2005, the Baker Hughes U.S. land rig count was at 1,360, a 21% increase from a year earlier.

We believe that economic growth and the projected oil and gas commodity pricing environment will continue to drive increased drilling and activities of the oilfield service and supply sector over the next two years, and likely beyond. We believe that the capacity constrained U.S. land rig market will continue to experience dayrate price increases over utilization. As a result, we believe North American land drillers and related service providers will continue to be some of the biggest beneficiaries of the oil and gas price environment and economic growth.

The Drilling Industry—We do not believe the current conventional drilling process using traditional rotary rig equipment and roller cone drill bits has fundamentally changed in a significant manner since the first commercial applications of the equipment by the Hughes Tool Company in the 1920s. Although horizontal drilling and other innovations in the way these drilling systems are used have greatly increased well productivity, gains in rates of penetration and absolute drilling efficiency were limited until 1989. At that time, fixed cutter polycrystalline diamond compact bits, or “PDC bits,” became a functional alternative to roller cone bits for a limited but growing segment of the drilling market. This technology was focused on wells drilled in softer formations as PDC bits could achieve higher rates of penetration and longer run times, both of which achieved appreciable cost savings by reducing drilling time. The industry has adopted PDC bits for these specific applications, although a PDC bit can cost several times as much as a comparable roller cone bit. Despite the increased effectiveness of the PDC bit and other technologies, we believe that operators and drilling engineers continue to actively seek ways to improve rates of penetration, particularly in hard rock and abrasive formations, and are very receptive to using promising new technologies.

The PID System

Particle Recovery System—The PID System utilizes a mobile shot delivery and recovery system capable of operating with most conventional drilling rigs used in our target markets. Our system is designed to entrain, circulate, and recover the shot without allowing the material to pass through the rig pumps. Previous particle abrasive drilling systems did not have the ability to circulate, separate, and re-circulate the abrasive or abrading particles and the material passed through the normal rig pumps. An example is the system known as “Abrasive-Jet Drilling” used by Gulf Research and Development Co., a division of Gulf Oil Corporation (“Gulf”), in the 1960’s and 1970’s. Gulf made a number of significant advances in the technology of delivering particles under pressure for the purpose of increasing rate of penetration, which aided us in the development of the PID System. Basically, the Gulf system used fine particle abrasives to scrape, scour, gouge or abrade the formations in order to remove it. This technology requires very high surface pressures up to 11,000 psi in order to give the small particle the velocity to abrade the formation ahead of the drill bit. The PID System utilizes larger particles at normal rig pressures to fracture the formation ahead of the drill bit

Rig Integration—The PID System is designed to connect to and service an operational well in progress with minimal interference to normal drilling operations. All PID System equipment is either mounted on trucks or trailers, and we expect that the system can be installed on a rig during a scheduled bit trip. A good portion of the PID System may be mobilized and rigged up offline so as not to interfere with the drilling operation in progress. Once the operator is finished with the PID System, we expect that it can be taken offline in one to two hours and demobilized with no further interference with the drilling operation. We believe this operational transparency is extremely important for industry acceptance of the PID System.

PID Bit—We are continuing the development of our fit-for-purpose PID bit. The PID bit is a fixed-cutter bit designed with a PDC cutting structure. Eight series of full scale tests were conducted at TerraTek Drilling Laboratory (“TerraTek”), an independent drilling research and testing facility located in Salt Lake City, Utah during the period from July 2002 through February 2003. These tests indicated that the PID bit and PID System are capable of achieving penetration rates ranging from two to four times faster than current conventional methods in hard rock conditions similar to our target market. Our target markets are drilling intervals where hard and/or abrasive formations result in penetration rates averaging ten feet per hour or less.

Recent Testing of the PID System

Testing of the PID Systems was conducted at TerraTek in March and June of this year. In March 2005, we conducted a series of 11 full scale tests on two versions of the PID bit designed with four jetting nozzles: (1) a high volume PID bit and (2) a low volume PID bit. The high volume PID bit is designed to operate with 600 or more gallons per minute (“GPM”) of total fluid, including up to 16.5 GPM of shot. The low volume PID bit is aimed at reducing horsepower requirements during drilling operations, and is designed to operate with 400 to 450 GPM of total fluid, including up to 16.5 GPM of shot. Test results of the high volume PID bit during March performed in-line with our expectations. In particular, this PID bit demonstrated improved rate of penetration performance and bit/cutter durability versus the previously tested 3-nozzle PID bit. Tests of the low volume PID bit indicated that the center nozzle of the bit was undersized. This resulted in lack of shot to the center hole and large-sized cuttings from the rock ring which caused the testing to end prematurely.

In June 2005, we conducted another series of 11 full scale tests at TerraTek on three versions of the PID bit: (1) a modified version of the high volume PID bit, (2) a modified version of the low volume PID bit, and (3) a next generation high volume PID bit. Design changes were made based on data collected during the March tests in order to improve shot distribution by modifying nozzle diameters and placement. All three bits exhibited consistent drilling performance throughout a number of separate tests, including shot rates of 12, 14 and 16.5 GPM, with bit weights varying at 5,000, 10,000 and 15,000 pounds. During this testing phase, we were able to determine that overall penetration rates for all three bits met or exceeded our expectations. In general, penetration rates for the modified high volume PID bit and the next generation high volume PID bit demonstrated a greater than 10% improvement over the high volume PID bit we tested in March. Further, we tested the modified low volume PID bit that we were unable to test reliably in March. The penetration rate of the modified low volume PID bit consistently performed as well as or better than the next generation high volume PID bit, and consistently exceeded performance of the original high volume PID bit and the modified high volume PID bit.

In July 2005, we completed a two week test program at the Gas Technology Institute’s Catoosa test drilling facility (“Catoosa”) near Tulsa, Oklahoma. At Catoosa, we were able to adapt the PID System to an actual well, run the system under full operating conditions and further test and refine procedures and processes for operating the PID System. During this test sequence, we observed drilling penetration rates at or above expected rates through very hard limestone intervals, but also through softer sandstones and shale formations. We also identified areas for improvement including the shot injector system, maintenance of desired mud properties and system procedures to improve connection time, shot handling at surface and some test site related improvements related to the test well surface casing and rig flow line. Modifications and improvements were made in order to continue testing and to log more hours on the PID system at Catoosa in October and November 2005.

In November 2005, we completed another three weeks of testing at Catoosa and were able to log more continuous hours on the PID System under various operating conditions. The various operating conditions tested include two PID bit designs; two PID bit sizes; both low and high flow rates of drilling fluid ranging from 425 to over 600 GPM, and different shot injection rates. All conditions tested were effective at delivering target level rates of penetration through very hard and abrasive intervals. We also developed and tested procedures for items that did not perform satisfactorily in our prior tests at Catoosa in July of this year, including enhancing the shot injection system, reducing the connection time and developing improvements in the handling of shot in the wellbore and at the surface. The shot injection system was improved, and it functioned and performed reliably during this test. Based on this test, some additional improvements will be made to the PID bit and also the shot recovery system at surface. We believe these improvements are rather straightforward and will not necessitate a return trip to Catoosa or TerraTek prior to deploying the PID system on a commercial trial.

Our primary products still need to demonstrate satisfactory performance in the commercial market. Our operations plan calls for further research and development, including the development of different bit sizes and a newer and more efficient injector system. Poor performance of the PID bit or other components of the PID System while conducting commercial trials could further extend the shop and laboratory testing phase, which would delay the full commercialization of the PID System and increase the funds needed to complete our research and development. This would have the effect of slowing our advancement as funds otherwise intended to build new PID Systems and expand our operations may be needed to conduct additional research.

Competition

Based on the experience of our management team in the oilfield services industry and the exploration and production industry, we believe that currently no other company attempts to deliver a comparable drilling service utilizing technology that is similar to the PID System and that is targeted to serve the hard rock drilling market. The oilfield services industry in which we compete, however, is highly competitive, and most of our potential competitors will have greater financial resources than we do. Many of our potential competitors have been in the oilfield drilling business for many years and have well-established business contacts with exploration and production companies. Competitors may enter markets served or proposed to be served by us, and we may not be able to compete successfully against such companies or have adequate funds to compete effectively. Recent developments in PDC bits have made them more durable and capable of drilling in certain hard rock environments; however, many customers operating in our target markets continue to utilize roller cone rock bits.

Patents

Acquisition of Patents and Licenses.   Our predecessor company acquired the intellectual property and certain assets and assumed certain liabilities underlying the PID technology in January 2004 pursuant to certain acquisition agreements in which we agreed to (1) purchase certain of the assets and assume certain of the liabilities of ProDril Services Inc. (“PSI”) and ProDril Services International, Ltd. (“PSIL”) related to the PID technology, (2) purchase certain patents related to the PID technology from Curlett Family Limited Partnership, Ltd. (“CFLP”), (3) acquire certain technology licenses from CCORE Technology and Licensing, Ltd. (“CTL”), (4) continue the funding of initial research and development expenses with respect to the technology acquired, and (5) take steps towards the commercialization of the PID technology.

Pursuant to such acquisition agreements with CFLP, we acquired from CFLP their entire right, title and interest throughout the world in and to patents related to the PID technology, including all CFLP inventions and the following patents:

•       U.S. Patent No. 6,386,300, issued May 14, 2002, entitled “Formation cutting method and system.”

•       U.S. Patent No. 6,581,700, issued June 24, 2003, entitled “Formation cutting method and system.”

In addition to the inventions embodied in the CFLP patents described above, we also acquired from CFLP, among other things, other patent applications that are pending and certain proprietary know-how pertaining specifically to the PID technology.

The patent assignment from CFLP is subject to an exclusive license to CFLP to make and sell or otherwise commercially exploit, for non-oil and gas industry applications, products developed by CFLP that embody the patents or inventions assigned to us by CFLP, or our improvements thereto.

In connection with the acquisition of such technology, we are required to pay to certain of the aforementioned entities a royalty equal to, in the aggregate, four percent of our quarterly gross revenue received as a result of the patents, inventions and know-how received from CFLP.

Acquisition of Patents and Licenses

We have continued to enhance and improve upon the PID technology and to develop additional technology and know-how in the application of the PID technology. The PID technology and related technologies remain core to our business, and we have continued to seek patent protection in the United States and other countries in which we expect there to be a significant market for application of our technology.

Research and Development

We are in the development stage focused primarily on research and development. We maintain an active research and development program. The program improves existing products and processes, develops new products and processes, and improves engineering standards and practices that will serve the changing needs of our customers. Our expenditures for research and development activities were $2,802,155 in 2005, $621,752 in 2004, and $39,626 from June 9, 2003 (date of inception) to September 30, 2003.

In our continuing effort to enhance the PID technology, we have retained Beeken TechQuest, Ltd. to develop a more efficient and cost effective shot injector system. Beeken TechQuest is led by Dr. B.N. Murali, formerly the Vice President of Technology for Halliburton Energy Services. During his last nine years at Halliburton, Dr. Murali was in charge of developing new technology for all product service lines. Beeken is designing a system to replace the existing shot injection system with a simpler, less expensive approach. This system has the potential to reduce the cost of the PID System while providing redundant injection capability.

Environmental Regulations

We are subject to numerous and changing local, state, and federal laws and regulations concerning the use, storage, treatment, disposal and general handling of materials, some of which may be considered to be hazardous substances and wastes, and restrictions concerning the release of pollutants and contaminants into the environment. These laws and regulations may require us to obtain and maintain certain permits and other authorizations mandating procedures under which we must operate and restrict emissions and discharges. Many of these laws and regulations provide for strict joint and several liabilities for the costs of cleaning up contamination resulting from releases of regulated materials, substances and wastes into the environment. Violation of these laws and regulations as well as terms and conditions of operating permits issued to us may result in the imposition of administrative, civil, and criminal penalties and fines, remedial actions or, in more serious situations, shutdowns or revocation of permits or authorizations. We believe that future compliance by our operating businesses with existing laws and regulations will not have a material adverse effect on us and that future capital expenditures for environmental remediation will not be material.

We regularly monitor and review our operations, procedures and policies for compliance with environmental laws and regulations and our operating permits. There can be no assurance that a review of our past, present or future operations by courts or federal, state, local or foreign regulatory authorities will not result in determinations that could have a material adverse effect on us. In addition, the revocation of any of our material operating permits, the denial of any material permit application or the failure to renew any interim permit, could have a material adverse effect on us. In addition, compliance with more stringent environmental laws and regulations, more vigorous enforcement policies, or stricter interpretations of current laws and regulations, or the occurrence of an industrial accident, could have a material adverse effect us.

Employees

As of December 31, 2005, we had 14 employees. None of our employees are covered by collective bargaining agreements. We believe that relationships with our employees are satisfactory.

Website

Our website is located at www.particledrilling.com. The filings we make with the SEC, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports, are available free of charge through our website as soon as reasonably practicable after they have been filed with or furnished to the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934. Forms 3, 4 and 5 filed with respect to equity securities under Section 16(a) of the Securities Exchange Act of 1934 are also available on the website. All of these materials are located at the “Investor Relations” link.

Our website also includes the following corporate governance materials, at the link “Corporate Governance:” the Code of Business Conduct & Ethics, and charters of each Board committee, including the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. You may also obtain a printed copy of any of the materials referenced above by contacting us through the website or at the following address: Particle Drilling Technologies, Inc., 1021 Main Street, Suite 2650, Houston, Texas 77002.

Description of Property

Our principal executive and administrative office facility is leased in downtown Houston, Texas at One City Centre, 1021 Main Street, Suite 2650, Houston, Texas 77002. We also lease an 11,000 square foot operating facility at 7407 Wright Road, Houston, Texas 77041.

We believe that our properties are generally in good condition, are well maintained, and are generally suitable and adequate to carry on our business.

Litigation

PDTI filed a lawsuit in District Court in Harris County, Texas in November 2004 styled Particle Drilling Technologies, Inc. vs. PSI Distribution Incorporated, Harry B. Curlett, Curlett Family Limited Partnership, Ltd., CCore Technology and Licensing, Ltd., Deep Heat Energy Corporation, and Energeo, LP to recover certain tangible and intangible assets that PDTI believes should have been transferred as part of the Acquisition Agreement among PSI, the Curlett Group (as defined below) and the predecessor company of PDTI. It was pursuant to this acquisition that PDTI acquired its intellectual property rights to the PID technology. In January 2005, PDTI reached a settlement with one of the defendants, PSID, whereby PDTI agreed to hold PSID harmless with regard to this lawsuit in exchange for PSID’s agreement to re-affirm and ratify the Acquisition Agreement. Further, PDTI obtained in this settlement any rights, claims and causes of action that PSID may have to pursue damages or to recover assets from the other parties named in the lawsuit.

On December 6, 2004 and December 30, 2005, PDTI received responses to the above-referenced lawsuit from certain of the defendants, namely Harry B. Curlett, CFLP, CTL and Deep Heat Energy Corporation, which we refer to as the “Curlett Group,” in which the Curlett Group asserted a counterclaim against PDTI claiming, among other things, that PDTI (1) owes Mr. Curlett $40,000 plus default interest at 18% per annum under a promissory note and certain fees incurred in connection with collection under the note; (2) committed a breach of contract in connection with the Acquisition Agreement referenced in the preceding paragraph and the closing of that agreement in January 2004; (3) engaged in economic duress and fraud in the inducement in connection with the negotiation and closing of the Acquisition Agreement; (4) committed fraud in connection with that transaction; and (5) interfered with alleged prospective business relationships of CFLP. The counterclaim requests damages of, among other things, judgment on the $40,000 principal amount of the promissory note plus accrued default interest and costs of collection, actual damages of not less than $100 million for breach of contract, fraud and interference, exemplary damages of not less than $200 million, specific performance of the license agreement for non-oil and gas applications of the PID technology and a declaratory judgment rescinding the Acquisition Agreement.

By filing this lawsuit, we seek to recover the intellectual property related to the PID technology as it applies to non-oil and gas applications. We believe the counterclaim made by the Curlett Group is without merit. We intend to vigorously pursue our claims in this case and shall vigorously defend the alleged counterclaims by the Curlett Group. Discovery in this litigation is ongoing, however, and our position with regard to the merits of the various claims and defenses may change as additional information is adduced through the discovery process. The outcome of all litigation is inherently uncertain; as a result, we do not know at this time whether or not we will recover any of the intellectual property that we seek to recover in our original petition or if any or all of the remedies requested by the Curlett Group in their counterclaim will be awarded. If the monetary damages requested in this counterclaim were granted in a judgment against us, such damages would severely impair our ability to continue as a going concern. Furthermore, if the request for rescission of the Acquisition Agreement that closed in January 2004 is granted as requested by the counterclaim, such a judgment could have the effect of causing us to lose all intellectual property ownership rights to the PID technology.

MANAGEMENT

Directors and Executive Officers

The following table sets forth the names, ages and positions of our executive officers and directors as of January 24, 2006. All of the persons named below other than Messrs. Terry and Weyel became officers and/or directors of our company in January 2005, following our acquisition of PDTI. Mr. Terry became our President and Chief Executive Officer on January 23, 2006. Mr. Weyel became a director of our company in May 2005.

Our Board of Directors has nominated Messrs. LeSuer, Terry, Schiller, Mathews, Menown and Weyel for election as directors at our 2006 Annual Meeting of Stockholders to be held on March 3, 2006.  If such nominees are elected, Messrs. Boswell and Hardisty will not serve as members of our Board of Directors after the 2006 Annual Meeting of Stockholders.

Name	Age	Position
Kenneth R. LeSuer	70	Chairman of the Board and Director
Jim B. Terry	52	President and Chief Executive Officer
J. Chris Boswell	44	Director, Senior Vice President, Chief Financial Officer and Treasurer
Thomas E. Hardisty	44	Director, Senior Vice President, Corporate Development, and Corporate Secretary
Gordon Tibbitts	59	Vice President of Technology
John D. Schiller, Jr.	46	Director
Michael S. Mathews	65	Director
Hugh A. Menown	47	Director
Steve A. Weyel	51	Director

Ken R. LeSuer, Chairman of the Board and Director

Ken R. LeSuer was elected Chairman of PDTI in December 2004 after serving as Vice Chairman of PDTI since June 2004. Mr. LeSuer retired in 1999 as Vice Chairman of Halliburton Company. Since his retirement from Halliburton in 1999, Mr. LeSuer has been a private investor. Prior to becoming the Vice Chairman of Halliburton in May 1997, Mr. LeSuer served as both the President and CEO of Halliburton Energy Services from March 1994 to September 1996 and as President and CEO of Halliburton Energy Group from September 1996 to May 1997. He also served as President and CEO of three Halliburton units during his tenure. Mr. LeSuer began his career with Halliburton as an engineer-in-training in 1959. From 1965 through 1982, he served in managerial positions in Asia Pacific and Europe/Africa and was serving as vice president of Europe/Africa before returning to Duncan, Oklahoma to assume the position of vice president of International Operations in 1982.

Mr. LeSuer is a member of the Texas A&M University Petroleum Engineering Industry Board, as well as the TAMU Dwight Look College of Engineering External Advisory and Development Council. He has served as Vice President Services Division of the International Association of Drilling Contractors, and is or at one time was a member of numerous petroleum and geological engineering societies, including Society of Petroleum Engineers, the American Petroleum Institute, the National Ocean Industries Association, and the Petroleum Equipment Suppliers Association. Mr. LeSuer received his bachelor’s degree in petroleum engineering from Texas A&M University in 1959. Mr. LeSuer is also a director of Horizon Offshore, Inc. (NNM: HOFF).

Jim B. Terry, President and Chief Executive Officer

Jim B. Terry was hired as our President and Chief Executive Officer effective as of January 23, 2006.  From January 2003 until September 2005, Mr. Terry served as Vice President, Drilling Services for Weatherford International, one of the largest global providers of innovative mechanical solutions, technology and services for the drilling and production sectors of the oil and gas industry, where he led the effort to consolidate, develop and improve the performance of well construction products and services by strategically aligning synergistic product lines in order to improve both their financial and operational performance.  His duties at Weatherford included responsibility for all phases of new product and service development from inception through commercialization, which in some cases included securing project funding from customers.  From September 2005 until January 2006, Mr. Terry served as a consultant to the oil and gas drilling services industry.

From March 1994 until January 2003, Mr. Terry was employed by Halliburton Company, the last three of those years as Director—Advanced Well Construction Systems where he was the lead inventor of a step change advanced well construction system.  During this time, he was responsible for all phases of this project which included research and development, engineering, prototyping, field trials and commercialization.  During his first six years at Halliburton, he served in various management capacities ranging from new product introduction to regional operations management.  During this time he was responsible for, among other things, much of Halliburton’s consolidation effort following its acquisition of Smith International’s Drilling Services Division.

Prior to joining Halliburton in March 1994, Mr. Terry served as Regional Vice President for Smith International in Singapore.  He was responsible for all of Smith’s activities in the Asia Pacific, Middle East and East Africa regions.

Mr. Terry began his career at Eastman Whipstock, which was acquired by Baker Hughes in 1990.  Following Baker Hughes’ acquisition of Eastman Whipstock in 1990, Mr. Terry joined Smith International.

Mr. Terry graduated in 1978 from San Francisco State University with a BA in Business.

J. Chris Boswell, Director, Senior Vice President, Chief Financial Officer and Treasurer

Mr. Boswell has served as a Director and Senior Vice President and Chief Financial Officer of PDTI since June 2004. Mr. Boswell also served as our interim President and Chief Executive Officer from November 15, 2005 until January 23, 2006. Mr. Boswell had previously served as Director and Senior Vice President and Chief Financial Officer of Particle Drilling, Inc. from August 2003 until it was merged into PDTI in June 2004. From October 2002 until August 2003, Mr. Boswell was a private investor. Mr. Boswell has over 20 years of experience in financial management focused in the energy industry and began his career as a Certified Public Accountant at Arthur Andersen & Co. and later served in management positions with Price Waterhouse in Houston, Texas. He served as Senior Vice President and Chief Financial Officer of Petroleum Geo-Services ASA (“PGS”) from December 1995 until October 2002. PGS grew from a small enterprise in 1994 when Mr. Boswell joined the company to a $1 billion annual revenue enterprise with a peak enterprise value of $6 billion. Subsequent to Mr. Boswell’s departure and following a change of control within PGS, the new management of PGS filed for bankruptcy protection in July 2003 in order to restructure PGS’s debt portfolio. The restructuring was successfully completed and PGS emerged from bankruptcy in October 2003. In all, during his tenure as CFO at PGS, Mr. Boswell directed financings for over $3 billion of capital expenditures to facilitate PGS’ growth. Additionally during 1995, Mr. Boswell and other senior executives at PGS developed the concept to create a unique oil and gas company using a non-exclusive license in PGS’ seismic data library as seed capital. This company became Spinnaker Exploration company (NYSE: SKE), which was recently sold to Norsk Hydro ASA (NYSE: NHY) for approximately $2.45 billion. Mr. Boswell is a 1984 graduate of the University of Texas at Austin.

Thomas E. Hardisty, Director and Senior Vice President, Corporate Development and Corporate Secretary

Mr. Hardisty has served as Director and Senior Vice President, Corporate Development of PDTI since June 2004. Mr. Hardisty had previously served as Director and Senior Vice President, Corporate Development of Particle Drilling, Inc. from June 2003 until it was merged into PDTI in June 2004. Mr. Hardisty has over 21 years of experience in the oil and gas industry, primarily in the area of land management, contracts and corporate development, and is co-founder of the company. From January 2001 until June 2003, Mr. Hardisty was Vice President, Land of Shoreline Partners LLC, an independent exploration company and from January 2000 until January 2001, Vice President, Land of Benz Resources LLC, a consulting firm charged with managing certain exploration properties acquired by Harken Energy Corporation. From May 1999 until January 2000, Mr. Hardisty was a Land Manager for Texstar Energy Inc. responsible for divesting certain of the company’s exploration projects in the Texas Gulf Coast and Mississippi areas. From 1994 until May 1999, Mr. Hardisty was Division Landman for PetroCorp Inc. responsible for company land positions, contract negotiations and partner relations in exploration and development projects in PetroCorp’s Gulf Coast, Rockies and Canada Division. From 1984 until 1994, Mr. Hardisty was a land consultant and later Senior Project Manager for Roger A. Soape Inc. in Houston, Texas. Mr. Hardisty graduated from the University of Texas at Austin in 1984 with a BBA in Petroleum Land Management. He is a member of the American Association of Drilling Engineers (AADE), the American Association of Professional Landmen (AAPL) and the Houston Association of Professional Landmen (HAPL). Mr. Hardisty recently served as a Director of HAPL and is past Chairman of the HAPL Ethics Committee and past Chairman of HAPL Membership Committee.

Gordon Tibbitts, Vice President of Technology

Mr. Tibbitts has served as Vice President of Technology of PDTI since June 2004, and served as Vice President of Technology of Particle Drilling, Inc. from June 2003 until it was merged into PDTI in June 2004. Prior to joining Particle Drilling, Inc., Mr. Tibbitts was Vice President of Technology for ProDril Services Inc. from October 2002 until June 2003. From April 2000 until October 2002, Mr. Tibbitts was an in-house engineering consultant on drilling and coring activities for TerraTek Drilling & Completions Research Laboratory. Mr. Tibbitts was employed from May 1999 until April 2000 by Pro Steel Inc as Chief Operating Officer. Prior to that time and for the majority of his career, Mr. Tibbitts worked for Hughes Christensen, one of the world’s largest makers of oil and gas drilling bits. While at Hughes Christensen, Mr. Tibbitts held the title of Director of Research and Development from 1987 until October 1998 and was responsible for managing and directing world-wide research, development, and technical support through research groups in Houston, Salt Lake City and Tulsa. He directed and managed the building of a world-class drilling research laboratory in Houston and a drilling operation in Oklahoma dedicated to field-testing and development of downhole tools. Mr. Tibbitts has over 30 years of experience in the upstream oil and gas industry, including 17 years in engineering, research, and development management. Mr. Tibbitts holds over 70 patents related to drilling, coring, and diamond cutting tools. His work has been published by the Society of Petroleum Engineers, International Association of Drilling Contractors, Society of Core Analysts, and the Journal of Petroleum Technology. Mr. Tibbitts graduated from the University of Utah with a Bachelors degree in Mechanical Engineering.

John D. Schiller, Jr., Director

Mr. Schiller has served as a Director of PDTI since June 2004. He served as interim President and Chief Executive Officer of PDTI from December 2004 to November 15, 2005. Mr. Schiller is currently Chairman and CEO of Energy XXI Acquisition Corporation (Bermuda) Limited, a Special Purpose Acquisition Corporation has been formed to make investments in the energy industry by acquiring producing oil and gas reserves via asset or company acquisitions with a focus on short-life reserves. Prior to his current job he was President and CEO of Energy XXI, Panama, a private E&P company involved in worldwide acquisition & exploitation of oil and gas properties. In addition, he is majority owner of The Exploitation Company, LLP, a petroleum consulting firm established in October 2004 that provides assistance in locating and acquiring oil and gas properties. From December 2003 until June 2004, Mr. Schiller was a private investor. Mr. Schiller resigned from Devon Energy in December 2003 where he was Vice President, Exploration & Production with responsibility for Devon’s domestic & international activities. Before joining Devon Energy he was Executive Vice President, Exploration & Production for Ocean Energy, Inc. until Ocean was acquired by Devon in April 2003. While at Ocean, he was responsible for Ocean’s worldwide exploration, production and drilling activities.

Mr. Schiller joined Ocean Energy from Seagull Energy, where he served as Senior Vice President of Operations before the two companies merged in March of 1999. He joined Seagull Energy from Burlington Resources, where he served in a variety of operational and management positions over a period of 14 years, including Production Manager and Engineering Manager for the Gulf of Mexico Division. Prior to this assignment, he managed the corporate acquisition group for Burlington Resources. Mr. Schiller began his career with Superior Oil in 1981. He spent five years as a staff engineer working properties in the Gulf of Mexico and south Louisiana.

Mr. Schiller graduated with honors from Texas A&M University with a Bachelor of Science in Petroleum Engineering and now serves as Chairman of the Texas A&M Petroleum Engineering Industry Board. He is a member of the Society of Petroleum Engineers, independent Petroleum Association of America, American Petroleum Institute, American Association of Drilling Engineers and on the board of Houston Producers Forum.

Michael S. Mathews, Director

Michael Mathews has served on the board of directors of PDTI since June 2004. Mr. Mathews is managing director of Westgate Capital Co., a firm he founded in 1993 to identify and structure investment opportunities on behalf of private investors. Mr. Mathews served on the Board of Petroleum Geo-Services (PGS) from 1993 until September 2002. From 1998 to 2002, he served as Vice Chairman of PGS and held the position as Chairman of the Compensation Committee and was a member of the Audit Committee. From 1989 to 1992, Mr. Mathews served as managing director of Bradford Ventures Ltd., a private investment firm involved in equity investments, including acquisitions. Prior to 1989, he was president of DNC Capital Corporation and senior vice president and director of its parent, DNC America Banking Corp., the US subsidiary of Den Norske Credit Bank Group, where he directed merchant banking and investment activity in North America and founded and acted as senior advisor to Nordic Investors Limited, N.V., a private venture capital fund. Previously, Mr. Mathews was a Vice President in Corporate Finance at Smith Barney and prior to that he was an associate with the New York law firm of White & Case. Mr. Mathews received an A.B. from Princeton University in 1962 and received a J.D. from the University of Michigan Law School in 1965. Mr. Mathews is also a Director and serves on the Audit Committee and as Chairman of the Governance Committee of Interpool Inc. (NYSE: IPX), and a Director and Vice Chairman of Apptix ASA (OSE: APP).

Hugh A. Menown, Director

Mr. Menown has served as a Director of PDTI since June 2004. Mr. Menown has over 25 years of experience in mergers & acquisitions, auditing and managerial finance and is currently an independent consultant. From June 1999 through December 2005, Mr. Menown worked with Quanta Services, Inc. (“Quanta”) (NYSE: PWR) as a financial consultant. Mr. Menown performed due diligence on a number of Quanta’s acquisitions and has served as Chief Financial Officer for two of their operating companies, most recently North Houston Pole Line, L.P. located in Houston, Texas. Prior to serving as a financial consultant to Quanta, Mr. Menown was a Partner in the Houston office of PricewaterhouseCoopers, LLP where he led the Transaction Services Practice providing due diligence, mergers & acquisition advisory and strategic consulting to numerous clients in various industries. Mr. Menown also worked in the Business Assurance Practice providing audit and related services to clients. Mr. Menown is a Certified Public Accountant.

Steve A. Weyel, Director

Mr. Weyel has been President and Chief Operating Officer of Energy XXI Acquisition Corporation (Bermuda) Limited since July 2005. From 2001 until September 2005, Mr. Weyel was a co-founder, principal, and President and Chief Operating Officer of EnerVen LLC, a privately-held company with strategic ventures in the energy industry. EnerVen’s businesses include the start-up of WesCo LLC, a gas compression services company, and EnerVen Compression Services, a joint venture company with Enogex Inc., an unregulated subsidiary of OGE Energy Corp. (NYSE: OGE), providing compression asset rentals. Mr. Weyel was a principal of EnerVen LLC commencing in 2001 and sold his membership interests in EnerVen in September 2005 and resigned as an officer and director of EnerVen at that time.

From 1999 until he co-founded EnerVen in 2001, Mr. Weyel was President of InterGen North America, a Shell—Bechtel joint venture in the gas and power business. While President of InterGen, Mr. Weyel was responsible for the acquisition and management of gas assets, including gas storage, mid-stream gas assets and over 15,000 miles of regulated pipelines, development of greenfield merchant power projects, and board-level oversight of InterGen’s equity ownership in Coral Marketing and Trading.

Mr. Weyel was employed by Dynegy Corporation (previously known as Natural Gas Clearinghouse and then NGC Corporation) from 1994 to 1999. While at Dynegy, he served in several senior executive leadership roles, including Senior Vice President—Power Development from 1998 to 1999. Mr. Weyel began his career with Baker Hughes in 1976 and rotated through a variety of assignments, including responsibility for Baker Production Service’s operations in North and South America. In 1985 he formed a start-up technology and engineering driven oilfield services company, Resource Technology Corporation (“RTC”), evaluating oil and gas reserves around the world. RTC’s assets and ongoing operations were later sold to John Wood Group PLC in 1993.

Mr. Weyel is a 1976 graduate of Texas A&M University and received his MBA from the University of Texas at Austin in 1989.

Board of Directors Meetings and Committees

Audit Committee.   This committee currently has three members, Hugh Menown (Chairman), Michael Mathews and Steve Weyel. Our Audit Committee reviews, acts on and reports to the Board of Directors with respect to various auditing and accounting matters, including the selection of our independent auditors, the scope of the annual audits, fees to be paid to the auditors, the performance of our independent auditors and our accounting practices. The Audit Committee operates pursuant to a written charter, which was adopted February 3, 2005 and amended on May 31, 2005.

All of the current members of the Audit Committee are non-employee directors who: (1) meet the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934; (2) have not participated in the preparation of our financial statements or the financial statements of PDTI; and (3) are able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement.

Compensation Committee.   This committee currently is comprised of Ken LeSuer (Chairman), Michael Mathews and Hugh Menown. Our Compensation Committee is authorized to make recommendations concerning salaries and incentive compensation for our employees and consultants, establish and approve salaries and incentive compensation for certain of our executive officers and administer our employee benefit and stock option plans. The members of our Compensation Committee are independent directors as defined in the applicable rules and regulations promulgated by the SEC, and are neither an officer nor employee of us or our subsidiary. The Compensation Committee operates pursuant to a written charter, which was adopted February 3, 2005.

Nominating and Corporate Governance Committee.   Our Nominating and Corporate Governance Committee was formed on February 3, 2005 and is comprised of Michael Mathews (Chairman), Ken LeSuer and Hugh Menown, all of whom have been found by the Board of Directors to be an “independent director” pursuant to the applicable rules and regulations promulgated by the SEC. This committee operates pursuant to a written charter adopted on February 3, 2005.

The Nominating and Corporate Governance Committee is responsible for (1) reviewing the appropriate size, function and needs of the Board of Directors, (2) developing the Board’s policy regarding tenure and retirement of directors, (3) establishing criteria for evaluating and selecting new members of the Board, subject to Board approval thereof, (4) identifying and recommending to the Board for approval individuals qualified to become members of the Board of Directors, consistent with criteria established by the Committee and the Board, (5) overseeing the evaluation of management and the Board, and (6) monitoring and making recommendations to the Board on matters relating to corporate governance.

Compensation Committee Interlocks and Insider Participation.   During the year ended September 30, 2004, we did not have a Compensation Committee because Dean Becker served as our sole officer and director. Following our acquisition of PDTI in January 2005 and the appointment of our current Board of Directors, our Board of Directors formed a Compensation Committee originally comprised of Ken LeSuer and Michael Mathews. Our Board of Directors appointed Hugh Menown to the Compensation Committee on March 30, 2005. None of Messrs. LeSuer, Mathews or Menown has ever been an employee of Particle Drilling Technologies, Inc. None of our executive officers serve as a member of the Board of Directors or compensation committee of any entity that has any executive officer serving as a member of our Board of Directors or Compensation Committee.

Compensation of Directors

Certain of our directors, who are also officers (including Mr. Schiller while he served as our interim President and Chief Executive Officer), do not receive any compensation for their services as members of our Board of Directors. We reimburse our directors for travel and lodging expenses in connection with their attendance at board and committee meetings.

Our Board of Directors adopted our current Board Compensation Package effective as of June 1, 2005. Under the Board Compensation Package, our non-employee directors will receive an annual retainer of $20,000 and $1,500 for each formal Board meeting attended. In addition, each non-employee director who is also a committee member will receive an annual committee retainer fee of $2,500 and $750 for each formal committee meeting attended. Each non-employee director who is also a committee chair will receive an additional annual retainer of $2,500. The Board Compensation Package also provides for annual equity compensation for each non-employee director consisting of 5,000 shares of our restricted common stock and an option for 15,000 shares of our common stock. In addition, any new non-employee directors will be granted an option for 25,000 shares of our common stock as a one time award upon joining the Board of Directors. In addition to receiving the compensation described above as a director, the Chairman of the Board will receive an annual retainer of $2,500, as well as an annual award of 5,000 shares of our restricted common stock and an option for 15,000 shares of our common stock. All option awards will be non-qualified stock options and, together will all awards of restricted stock, will be issued pursuant to our equity compensation plans in effect at the time of the award and will be exercisable for a ten-year period from the date of grant of the award. The restricted stock and option awards will vest in 50% installments on each anniversary of the date of grant of the award.

Executive Compensation and Other Information

The following summary compensation table sets forth information concerning compensation earned in the fiscal year ended September 30, 2005 by our chief executive officer and our three other executive officers. During the fiscal years ended September 30, 2004 and 2003 and from October 1, 2004 until January 14, 2005, our sole executive officer and director was Dean Becker. During that time, Mr. Becker did not receive any compensation from our company. In addition, prior to our acquisition of PDTI in January 2005, none of our current officers and directors received any compensation from our company. In connection with our acquisition of PDTI in January 2005, the officers and directors of PDTI became the officers and directors of our company.

Summary Compensation Table

				Long-Term Compensation
		Annual		Awards
		Compensation		Restricted		Securities	All Other
	Fiscal		Bonus	Stock		Underlying	Compensation
Name and Principal Position	Year	Salary ($)	($)	Awards ($)		Options (#)	($)
Dean Becker(1) Chief Executive Officer	2005	$—	—	$—		—	$—
	2004	$—	—	$—		—	$—
	2003	$—	—	$—		—	$—
John D. Schiller, Jr.(2) interim President and Chief Executive Officer	2005	$—	—	$294,000	(6)	250,000	$—
J. Chris Boswell(3) Senior Vice President, Chief Financial Officer and Treasurer	2005	$130,313	—	$147,000	(7)	160,000	$1,762	(8)
Thomas E. Hardisty(4) Senior Vice President of Corporate Development and Secretary	2005	$108,594	—	$147,000	(7)	160,000	$1,949	(8)
Gordon Tibbitts(5) Vice President of Technology	2005	$94,115	—	—		—	$1,221	(8)

(1)          Mr. Becker served as Chief Executive Officer of our company until January 14, 2005.

(2)          Assumed position with our company in January 2005. Prior to our acquisition of PDTI, Mr. Schiller served as interim President and Chief Executive Officer of PDTI commencing on December 2, 2004. Mr. Schiller did not receive a salary while he served as interim Chief Executive Officer of PDTI or our company.

(3)          Assumed position with our company in January 2005. Mr. Boswell served as Senior Vice President and Chief Financial Officer of PDTI prior to our acquisition of PDTI on January 14, 2005. Mr. Boswell received a salary from PDTI of $0 and $90,000 during fiscal 2003 and 2004, respectively, and $52,500 from October 1, 2004 to January 14, 2005 while serving as Chief Financial Officer of PDTI.

(4)          Assumed position with our company in January 2005. Mr. Hardisty served as Senior Vice President of Corporate Development of PDTI prior to our acquisition of PDTI on January 14, 2005. Mr. Hardisty received a salary from PDTI of $0 and $103,500 during fiscal 2003 and 2004, respectively, and $40,250 from October 1, 2004 to January 14, 2005 while serving as Senior Vice President of Corporate Development of PDTI.

(5)          Assumed position with our company in January 2005. Mr. Tibbitts served as Vice President of Technology of PDTI prior to our acquisition of PDTI on January 14, 2005. Mr. Tibbitts received a salary from PDTI of $22,564 and $130,000 during fiscal 2003 and 2004, respectively, and $37,917 from October 1, 2004 to January 14, 2005 while serving as Senior Vice President of Technology of PDTI. During fiscal 2004, Mr. Tibbitts also received a retention bonus from PDTI of $65,000.

(6)          Represents 60,000 shares of restricted stock valued at $5.00 per share, the closing price of our common stock on the OTC Bulletin Board on May 20, 2005, the day of the grant. On September 30, 2005, the restricted stock held by Mr. Schiller had a value of $264,000 based on the last trading price of our common stock of $4.40 per share on the NASDAQ Capital Market® . The restricted stock granted to Mr. Schiller vests 33% on each anniversary of the date of grant. We do not currently pay dividends on our common stock; however, we would pay dividends on the restricted stock should our dividend policy change.

(7)          Represents 30,000 shares of restricted stock valued at $5.00 per share, the closing price of our common stock on the OTC Bulletin Board on May 20, 2005, the day of the grant. On September 30, 2005, the restricted stock held by each of Messrs. Boswell and Hardisty had a value of $132,000 based on the last trading price of our common stock of $4.40 per share on the NASDAQ Capital Market® . The restricted stock granted to Messrs. Boswell and Hardisty vests 33% on each anniversary of the date of grant. We do not currently pay dividends on our common stock; however, we would pay dividends on the restricted stock should our dividend policy change.

(8)          Company matching contributions pursuant to our 401(k) plan and the dollar value of insurance premiums paid by the Company with respect to term life insurance for the benefit of the named executive officer.

Stock Options Granted During Fiscal 2005

	Individual Grants
		% of Total			Potential Realizable
	Number of	Options			Value at Assumed
	Securities	Granted to			Annual Rates of Stock
	Underlying	Employees	Exercise		Price Appreciation for
	Options	in Fiscal	Price Per	Expiration	Option Terms(4)
Name	Granted(2)	2005(3)	Share	Date	5%	10%
Dean Becker	—	—	—	—	—	—
John D. Schiller, Jr.(1)	250,000	39.4%	$4.90	May 20, 2008	$770,396	$1,952,335
J. Chris Boswell	160,000	25.2%	$4.90	May 20, 2008	$493,053	$1,249,494
Thomas E. Hardisty	160,000	25.2%	$4.90	May 20, 2008	$493,053	$1,249,494

(1)          In December 2004, Mr. Schiller received options to purchase 500,000 of PDTI’s common stock that are not reflected in the table above. The options were fully vested on the grant date, December 2, 2004, and have an exercise price of $1.75 per share and a maximum term of ten years from the date granted. These options were assumed by our company in connection with our acquisition of PDTI.

(2)          Options vest in one-third increments on each anniversary of May 20, 2005, the grant date.

(3)          We granted options to purchase 635,000 shares of our common stock in the aggregate during fiscal 2005.

(4)          Calculated based upon the indicated rates of appreciation, compounded annually, from the date of grant to the end of each option term. Actual gains, if any, on stock option exercises and common stock holdings are dependent upon the future performance of our common stock and overall market conditions. There can be no assurance that the amounts reflected in this table will be achieved. The calculation does not take into account the effects, if any, of provisions of our option plans governing termination of options upon employment termination, transferability or vesting.

Aggregated Option Exercises During Fiscal 2005 and Fiscal Year-End Option Values

			Number of Securities
			Underlying Unexercised		Value of Unexercised In-the-
	Shares		Options at		Money Options at
	Acquired on	Value	September 30, 2005 (#)		September 30, 2005 ($)(1)
Name	Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Dean Becker	—	—	—	—	—	—
John D. Schiller, Jr.	—	—	525,000	275,000	1,432,000	107,000
J. Chris Boswell	—	—	400,000	520,000	1,712,000	1,540,800
Thomas E. Hardisty	—	—	375,000	385,000	1,605,000	963,000
Gordon Tibbitts	—	—	162,500	187,500	695,500	802,500

(1)          The value of each unexercised in-the-money stock option is equal to the difference between the last trading price of our common stock as reported on the NASDAQ Capital Market® on September 30, 2005 of $4.40 per share and the exercise price of the option.

Employment Agreements

Set forth below is a brief description of the terms and conditions of the compensation and employment agreements between our company and our executive officers.

John D. Schiller, Jr.   John D. Schiller served on an interim basis as Chief Executive Officer from December 2, 2004 until November 15, 2005. Upon agreeing to serve as interim Chief Executive Officer, Mr. Schiller was granted a net profits interest in Particle Drilling Partners L.L.C. by the members of Particle Drilling Partners L.L.C. (which members were Mr. Prentis Tomlinson and Mr. Chris Boswell) and was allocated by PDTI 500,000 fully vested stock options at an exercise price of $1.75 per share. Particle Drilling Partners, L.L.C. was dissolved in November 2005 and distributed 1,250,000 shares of our common stock to Mr. Schiller as a result of his ownership interest in that entity. In addition, Mr. Schiller received 50,000 stock options in connection with his service as a director of PDTI during 2004. These stock options were priced at $0.12 per share and will vest in one-half increments over a two year period beginning one year from the date of grant, May 20, 2004. We assumed these stock options in connection with our acquisition of PDTI in January 2005. During fiscal 2005, Mr. Schiller received no salary and we do not have an employment contract with Mr. Schiller.

Jim B. Terry.   Mr. Terry entered into an employment agreement effective as of January 23, 2006. This agreement has a three-year term that is automatically extended for successive one-year periods following the end of the initial three-year term unless otherwise terminated by delivery of written notice by either party no less than 90 days prior to the first day of any one-year extension period. The agreement provides that Mr. Terry will serve as our Chief Executive Officer and President. Under the terms of the agreement, Mr. Terry will receive an annual base salary of $240,000, which may be further increased at the sole discretion of the Compensation Committee. We may decrease Mr. Terry’s base salary only with the prior written consent of Mr. Terry. Mr. Terry is also eligible to participate in our annual bonus incentive plan as approved by the Compensation Committee or the Board of Directors in amounts approved by and based on criteria established by the Compensation Committee. Mr. Terry will also be eligible to participate, in the sole discretion of the Compensation Committee, in any long-term incentive arrangements we make available to our executive officers from time to time. Finally, Mr. Terry will receive certain perquisites, including reimbursement in accordance with our standard policies and procedures of business and business-related business expenses and dues and fees to industry and professional organizations, four weeks of paid vacation each calendar year, and participation by Mr. Terry and his spouse and dependents in all benefits, plans and programs available to our executive employees. We have also agreed to use reasonable efforts to obtain life insurance for Mr. Terry in the amount of $500,000.

During the term of the agreement, we may terminate Mr. Terry’s employment at any time upon his (1) death, (2) disability, (3) for cause, or (4) for any other reason whatsoever in the sole discretion of the Board of Directors. If we desire to terminate Mr. Terry’s employment at any time prior to expiration of the term of his employment, we must provide written notice to Mr. Terry indicating that we have elected to terminate his employment and stating the effective date of termination and the reason for such termination. Mr. Terry may terminate his employment (1) as a result of a change in duties (as such term is defined in the employment agreement) after first giving us written notice of the specific occurrence that resulted in the change in duties and if such occurrence remains uncorrected for 10 days following delivery of such notice, or (2) at any time for any reason whatsoever. If Mr. Terry desires to terminate his employment at any time prior to expiration of the term of his employment, he must provide 30-days written notice to us indicating that he has elected to terminate his employment and stating the effective date of termination and the reason for such termination.

In the event Mr. Terry’s employment terminates upon expiration of the term of the employment agreement or if Mr. Terry’s employment is terminated by either Mr. Terry or our company for any reason other than an Involuntary Termination (as defined below), all compensation and benefits to Mr. Terry under the agreement will terminate contemporaneously with the termination of his employment. For purposes of the agreement, an “Involuntary Termination” means any termination of Mr. Terry’s employment with our company which:

•  does not result from an expiration of the term of the employment agreement;

•  does not result from a resignation by Mr. Terry (except as otherwise provided below);

•  does not result from a termination for cause of Mr. Terry;

•  does not result from Mr. Terry’s death or disability; or

•  results from a resignation by Mr. Terry on or before the date which is 60 days after the date upon which Mr. Terry receives notice of a change of duties (as defined in the agreement);

Except as provided in the following sentence, in the event Mr. Terry’s employment is subject to an Involuntary Termination, we shall pay to Mr. Terry a lump sum cash payment within 30 days of termination equal to two times his annual base salary in effect at the time of termination. If Mr. Terry’s employment is subject to an Involuntary Termination that occurs at any time during the period beginning 60 days prior to the date a definitive agreement concerning a Change of Control (as defined below) is executed and ending on the one-year anniversary of the consummation of such Change of Control (such period being a “Change of Control Period”), Mr. Terry will be entitled to receive a lump sum cash payment within 30 days of termination equal to two times the sum of his annual base salary in effect at the time of termination and the average of the bonuses he received in the two preceding fiscal years (as calculated in accordance with the agreement). If Mr. Terry’s employment is subject to an Involuntary Termination during a Change of Control Period or as a result of his death or disability, we have also agreed to accelerate the vesting of all options to purchase common stock granted to Mr. Terry and to remove the restrictions on vesting or forfeiture of all restricted stock and all other accrued benefits under any nonqualified deferred compensation plans granted to Mr. Terry. Finally, Mr. Terry and his dependents will be eligible to receive COBRA continuation coverage under our group health plans for a period of up to two years following any Involuntary Termination of his employment, in accordance with and to the extent provided by COBRA.

For purposes of the agreement, a “Change of Control” means:

•  a merger of our company with another entity, a consolidation involving our company or the sale of all or substantially all of our assets to another entity if, in any such case, (A) the holders of our equity securities immediately prior to such transaction do not beneficially own after such transaction 50% or more of the votes to elect directors generally in substantially the same proportions that they owned securities of our company prior to such transaction, or (B) the persons who were members of our Board of Directors immediately prior to such transaction do not constitute at least a majority of the board of directors of the resulting entity after such transaction;

•  a dissolution or liquidation of our company;

•  when any person or entity acquires or gains ownership or control of more than 50% of the combined voting power of the outstanding securities of our company; or

•  as a result of or in connection with a contested election of directors, the persons who were members of our Board of Directors immediately before such election cease to constitute a majority of our Board of Directors.

In the event Mr. Terry is a “disqualified individual” (as defined in Section 280G(c) of the Internal Revenue Code) and the payments and benefits that Mr. Terry has the right to receive would constitute a “parachute payment” (as defined in Section 280G(b)(2) of the Internal Revenue Code), then the benefits provided under the agreement will be either (1) reduced to an amount so that no portion of such amounts and benefits received by Mr. Terry will be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code or (2) paid in full, whichever produces the better net after-tax position to Mr. Terry.

The agreement also contains customary confidentiality, nondisclosure and proprietary rights provisions. In addition, during his employment and for a period of two years following the termination of Mr. Terry’s employment for any reason, Mr. Terry is prohibited from participating in the ownership, management, operation or control in any business that conducts a business similar to that conducted by us or provides or sells a service or product that is the same, substantially similar to or otherwise competitive with the products and services provided or sold by our company in any of the business territories that we conduct business from time to time, subject to certain limited exceptions. During that same period, Mr. Terry may not solicit, among others, customers, suppliers and employees of our company.

In connection with the commencement of Mr. Terry’s employment as our President and Chief Executive Officer on January 23, 2006, we granted to Mr. Terry (1) options to purchase 150,000 shares of common stock at $6.73 per share, which options vest in one-third increments on an annual basis beginning on January 23, 2007, and (2) 150,000 shares of restricted common stock, the forfeiture restrictions of which lapse in one-third increments on an annual basis beginning on January 23, 2007.

J. Chris Boswell.   Mr. Boswell entered into an employment agreement that will be effective as of February 1, 2006. This agreement, which will replace his previous employment agreement, has a three-year term that is automatically extended for successive one-year periods following the end of the initial three-year term unless otherwise terminated by delivery of written notice by either party no less than 90 days prior to the first day of any one-year extension period. The agreement provides that Mr. Boswell will serve as Chief Financial Officer and Senior Vice President. Under the terms of the agreement, Mr. Boswell will receive an annual base salary of $220,000, which may be further increased at the sole discretion of the Compensation Committee. We may decrease Mr. Boswell’s base salary only with the prior written consent of Mr. Boswell. Mr. Boswell is also eligible to participate in our annual bonus incentive plan as approved by the Compensation Committee or the Board of Directors in amounts approved by and based on criteria established by the Compensation Committee. Mr. Boswell will also be eligible to participate, in the sole discretion of the Compensation Committee, in any long-term incentive arrangements we make available to our executive officers from time to time. Finally, Mr. Boswell will receive certain perquisites, including reimbursement in accordance with our standard policies and procedures of business and business-related business expenses and dues and fees to industry and professional organizations, four weeks of paid vacation each calendar year, and participation by Mr. Boswell and his spouse and dependents in all benefits, plans and programs available to our executive employees. We have also agreed to use reasonable efforts to obtain life insurance for Mr. Boswell in the amount of $500,000.

During the term of the agreement, we may terminate Mr. Boswell’s employment at any time upon his (1) death, (2) disability, (3) for cause, or (4) for any other reason whatsoever in the sole discretion of the Board of Directors. If we desire to terminate Mr. Boswell’s employment at any time prior to expiration of the term of his employment, we must provide written notice to Mr. Boswell indicating that we have elected to terminate his employment and stating the effective date of termination and the reason for such termination. Mr. Boswell may terminate his employment (1) as a result of a change in duties (as such term is defined in the employment agreement) after first giving us written notice of the specific occurrence that resulted in the change in duties and if such occurrence remains uncorrected for 10 days following delivery of such notice, or (2) at any time for any reason whatsoever. If Mr. Boswell desires to terminate his employment at any time prior to expiration of the term of his employment, he must provide 30-days written notice to us indicating that he has elected to terminate his employment and stating the effective date of termination and the reason for such termination.

In the event Mr. Boswell’s employment terminates upon expiration of the term of the employment agreement or if Mr. Boswell’s employment is terminated by either Mr. Boswell or our company for any reason other than an Involuntary Termination (as defined below), all compensation and benefits to

Mr. Boswell under the agreement will terminate contemporaneously with the termination of his employment. For purposes of the agreement, an “Involuntary Termination” means any termination of Mr. Boswell’s employment with our company which:

•  does not result from an expiration of the term of the employment agreement;

•  does not result from a resignation by Mr. Boswell (except as otherwise provided below);

•  does not result from a termination for cause of Mr. Boswell;

•  does not result from Mr. Boswell’s death or disability; or

•  results from a resignation by Mr. Boswell on or before the date which is 60 days after the date upon which Mr. Boswell receives notice of a change of duties (as defined in the agreement);

Except as provided in the following sentence, in the event Mr. Boswell’s employment is subject to an Involuntary Termination, we shall pay to Mr. Boswell a lump sum cash payment within 30 days of termination equal to the greater of (1) two times his annual base salary in effect at the time of termination, or (2) $600,000. If Mr. Boswell’s employment is subject to an Involuntary Termination that occurs at any time during the period beginning 60 days prior to the date a definitive agreement concerning a Change of Control (as defined below) is executed and ending on the one-year anniversary of the consummation of such Change of Control (such period being a “Change of Control Period”), Mr. Boswell will be entitled to receive a lump sum cash payment within 30 days of termination equal to the greater of (1) two times the sum of his annual base salary in effect at the time of termination and the average of the bonuses he received in the two preceding fiscal years (as calculated in accordance with the agreement), or (2) $600,000, which amount will be increased to $950,000 if Mr. Boswell is not provided with an opportunity to sell the shares of our common stock then held by Mr. Boswell at a purchase price of $4.00 or more per share in connection with a Change of Control transaction. If Mr. Boswell’s employment is subject to an Involuntary Termination during a Change of Control Period or as a result of his death or disability, we have also agreed to accelerate the vesting of all options to purchase common stock granted to Mr. Boswell and to remove the restrictions on vesting or forfeiture of all restricted stock and all other accrued benefits under any nonqualified deferred compensation plans granted to Mr. Boswell. Finally, Mr. Boswell and his dependents will be eligible to receive COBRA continuation coverage under our group health plans for a period of up to two years following any Involuntary Termination of his employment, in accordance with and to the extent provided by COBRA.

For purposes of the agreement, a “Change of Control” has the same meaning as set forth in Mr. Terry’s employment agreement.

In the event that any payment or distribution to Mr. Boswell is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code or any interest or penalties with respect to such excise tax, we have agreed to make an additional payment to Mr. Boswell in an amount such that after payment by Mr. Boswell of all taxes (including such excise tax imposed on such additional payment), Mr. Boswell will retain an amount of such payment equal to the amount of the excise tax imposed upon such payment.

The agreement also contains customary confidentiality, nondisclosure and proprietary rights provisions. In addition, during his employment and for a period of two years following the termination of Mr. Boswell’s employment for any reason, Mr. Boswell is prohibited from participating in the ownership, management, operation or control in any business that either (1) conducts a business similar to the particle impact drilling system business conducted by us (or any other line of business involving technological processes that we have either developed or acquired) or (2) provides or sells a service or product that is the same, substantially similar to or otherwise competitive with the products and services related to the particle impact drilling system business conducted by us (or any other line of business involving technological processes that we have either developed or acquired) in any of the business territories that we conduct business from time to time, subject to certain limited exceptions. During that same period, Mr. Boswell may not solicit, among others, customers, suppliers and employees of our company.

Thomas E. Hardisty.   Mr. Hardisty entered into an employment agreement that will be effective as of February 1, 2006. This agreement, which will replace his previous employment agreement, has a three-year term that is automatically extended for successive one-year periods following the end of the initial three-year term unless otherwise terminated by delivery of written notice by either party no less than 90 days prior to the first day of any one-year extension period. The agreement provides that Mr. Hardisty will serve as a Senior Vice President. Under the terms of the agreement, Mr. Hardisty will receive an annual base salary of $180,000, which may be further increased at the sole discretion of the Compensation Committee. We may decrease Mr. Hardisty’s base salary only with the prior written consent of Mr. Hardisty. Mr. Hardisty is also eligible to participate in our annual bonus incentive plan as approved by the Compensation Committee or the Board of Directors in amounts approved by and based on criteria established by the Compensation Committee. Mr. Hardisty will also be eligible to participate, in the sole discretion of the Compensation Committee, in any long-term incentive arrangements we make available to our executive officers from time to time. Finally, Mr. Hardisty will receive certain perquisites, including reimbursement in accordance with our standard policies and procedures of business and business-related business expenses and dues and fees to industry and professional organizations, four weeks of paid vacation each calendar year, and participation by Mr. Hardisty and his spouse and dependents in all benefits, plans and programs available to our executive employees. We have also agreed to use reasonable efforts to obtain life insurance for Mr. Hardisty in the amount of $500,000.

During the term of the agreement, we may terminate Mr. Hardisty’s employment at any time upon his (1) death, (2) disability, (3) for cause, or (4) for any other reason whatsoever in the sole discretion of the Board of Directors. If we desire to terminate Mr. Hardisty’s employment at any time prior to expiration of the term of his employment, we must provide written notice to Mr. Hardisty indicating that we have elected to terminate his employment and stating the effective date of termination and the reason for such termination. Mr. Hardisty may terminate his employment (1) as a result of a change in duties (as such term is defined in the employment agreement) after first giving us written notice of the specific occurrence that resulted in the change in duties and if such occurrence remains uncorrected for 10 days following delivery of such notice, or (2) at any time for any reason whatsoever. If Mr. Hardisty desires to terminate his employment at any time prior to expiration of the term of his employment, he must provide 30-days written notice to us indicating that he has elected to terminate his employment and stating the effective date of termination and the reason for such termination.

In the event Mr. Hardisty’s employment terminates upon expiration of the term of the employment agreement or if Mr. Hardisty’s employment is terminated by either Mr. Hardisty or our company for any reason other than an Involuntary Termination (as defined below), all compensation and benefits to Mr. Hardisty under the agreement will terminate contemporaneously with the termination of his employment. For purposes of the agreement, an “Involuntary Termination” means any termination of Mr. Hardisty’s employment with our company which:

•  does not result from an expiration of the term of the employment agreement;

•  does not result from a resignation by Mr. Hardisty (except as otherwise provided below);

•  does not result from a termination for cause of Mr. Hardisty;

•  does not result from Mr. Hardisty’s death or disability; or

•  results from a resignation by Mr. Hardisty on or before the date which is 60 days after the date upon which Mr. Hardisty receives notice of a change of duties (as defined in the agreement);

Except as provided in the following sentence, in the event Mr. Hardisty’s employment is subject to an Involuntary Termination, we shall pay to Mr. Hardisty a lump sum cash payment within 30 days of termination equal to the greater of (1) two times his annual base salary in effect at the time of termination, or (2) $450,000. If Mr. Hardisty’s employment is subject to an Involuntary Termination that occurs at any time during the period beginning 60 days prior to the date a definitive agreement concerning a Change of Control (as defined below) is executed and ending on the one-year anniversary of the consummation of such Change of Control (such period being a “Change of Control Period”), Mr. Hardisty will be entitled to receive a lump sum cash payment within 30 days of termination equal to the greater of (1) two times the sum of his annual base salary in effect at the time of termination and the average of the bonuses he received in the two preceding fiscal years (as calculated in accordance with the agreement), or (2) $450,000, which amount will be increased to $650,000 if Mr. Hardisty is not provided with an opportunity to sell the shares of our common stock then held by Mr. Hardisty at a purchase price of $4.00 or more per share in connection with a Change of Control transaction. If Mr. Hardisty’s employment is subject to an Involuntary Termination during a Change of Control Period or as a result of his death or disability, we have also agreed to accelerate the vesting of all options to purchase common stock granted to Mr. Hardisty and to remove the restrictions on vesting or forfeiture of all restricted stock and all other accrued benefits under any nonqualified deferred compensation plans granted to Mr. Hardisty. Finally, Mr. Hardisty and his dependents will be eligible to receive COBRA continuation coverage under our group health plans for a period of up to two years following any Involuntary Termination of his employment, in accordance with and to the extent provided by COBRA.

For purposes of the agreement, a “Change of Control” has the same meaning as set forth in Mr. Terry’s employment agreement.

In the event that any payment or distribution to Mr. Hardisty is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code or any interest or penalties with respect to such excise tax, we have agreed to make an additional payment to Mr. Hardisty in an amount such that after payment by Mr. Hardisty of all taxes (including such excise tax imposed on such additional payment), Mr. Hardisty will retain an amount of such payment equal to the amount of the excise tax imposed upon such payment.

The agreement also contains customary confidentiality, nondisclosure and proprietary rights provisions. In addition, during his employment and for a period of two years following the termination of Mr. Hardisty’s employment for any reason, Mr. Hardisty is prohibited from participating in the ownership, management, operation or control in any business that conducts a business similar to that conducted by us or provides or sells a service or product that is the same, substantially similar to or otherwise competitive with the products and services provided or sold by our company in any of the business territories that we conduct business from time to time, subject to certain limited exceptions. During that same period, Mr. Hardisty may not solicit, among others, customers, suppliers and employees of our company.

Gordon Tibbitts   Mr. Tibbitts entered into an employment agreement effective as of August 1, 2003. The agreement has an initial term of one year and automatically renews each August 1st for an addition twelve month period. The agreement provides that Mr. Tibbitts will serve as Vice President—Technology. Mr. Tibbitts receives an annual base salary of $130,000 and is eligible to participate in company benefits and insurance packages. We also agreed to provide Mr. Tibbitts with the use of office and communication equipment normal for the operation of a satellite office in Salt Lake City, Utah. Mr. Tibbitts also was entitled to receive a retention bonus of $65,000 in 2004 in connection with the closing of PDI’s acquisition of the PID technology. This retention bonus was paid in February 2005. Mr. Tibbitts will also be eligible to receive a bonus at such time and in such amount as determined by the Board of Directors of the company.

During the term of the agreement, we may terminate Mr. Tibbitts’ employment at any time for cause, and Mr. Tibbitts may terminate the agreement for any reason upon written notice delivered no less than 15 days and no more than 60 days prior to the date of termination. The employment agreement with Mr. Tibbitts also contains customary nondisclosure and proprietary rights provisions.

2004 Stock Incentive Plan

In connection with our acquisition of PDTI, we assumed the 2004 Stock Incentive Plan that had previously been adopted by the Board of Directors and shareholders of Particle Drilling, Inc., a Texas corporation, and subsequently assumed by PDTI in connection with the merger of Particle Drilling, Inc. into PDTI. The plan permits grants of options or restricted stock to employees, board members, officers or consultants. The plan is administered by the Compensation Committee of our Board of Directors. The committee has the authority to determine the persons to whom awards are to be granted, the time at which awards will be granted, the number of shares to be represented by each award, and the consideration to be received, if any. The committee also has the power to interpret the plan and to create or amend its rules.

Reservation of Shares.   Grants of stock options and restricted stock may be made pursuant to the plan. The number of shares of common stock issued under the plan may not exceed 3,500,000 shares. Shares shall be deemed to have been issued under the plan only to the extent actually issued and delivered pursuant to an award. To the extent that an award lapses or the rights of its holder terminate, any shares of common stock subject to the award will again be available for the grant of an award under the plan. The maximum number of shares that may be issued under the plan, as well as the number and price of shares of common stock or other consideration subject to an award under the plan, will be appropriately adjusted by the committee in the event of changes in the outstanding common stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, split-ups, split-offs, spin-offs, exchanges or other relevant changes in capitalization or distributions to the holders of common stock occurring after an award is granted.

Stock Options.   The plan provides for granting (1) “incentive” stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and (2) stock options that do not constitute incentive stock options (“non-statutory” stock options). The exercise price for an option granted under the plan is determined by the committee but will be no less than the fair market value of our common stock on the date the option is granted. The option price upon exercise shall be paid in the manner prescribed by the committee. Additionally, stock appreciation rights may be granted in conjunction with incentive stock options or non-statutory stock options. Stock appreciation rights give the holder, among other things, the right to a payment in cash, common stock, or a combination thereof, in an amount equal to the difference between the fair market value of our common stock at the date of exercise and the option exercise price. The options granted under the plan are not assignable or transferable, except on the death of a participant, pursuant to a qualified domestic relations order or unless the committee gives its approval. In the event that incentive stock option grants are made under the plan, such options will be subject to more stringent restrictions on transfer.

Restricted Stock.   The plan permits the committee to grant restricted stock awards. Shares of common stock will be issued or delivered to the employee, consultant or director at the time the award is made without any payment to us (other than for any payment amount determined by the committee in its discretion), but such shares will be subject to certain restrictions on the disposition thereof and certain obligations to forfeit and surrender such shares to us as may be determined in the discretion of the committee. The committee may provide that the restrictions on disposition and the obligations to forfeit the shares will lapse based on (1) the attainment of one or more performance measures established by the committee, (2) the holder’s continued employment or continued service as a consultant or director for a specified period, (3) the occurrence of any event or the satisfaction of any other condition specified by the committee in its sole discretion or (4) a combination of any of these factors. Upon the issuance of shares of common stock pursuant to a restricted stock award, except for the foregoing restrictions and unless otherwise provided, the recipient of the award will have all the rights of our stockholders with respect to such shares, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares. The committee may, in its discretion, fully vest any outstanding restricted stock award as of a date determined by the committee.

Change of Control.   The plan provides that, upon a Corporate Change (as hereinafter defined), the committee may accelerate the vesting of options, cancel options and make payments in respect thereof in cash, or adjust the outstanding options as appropriate to reflect such Corporate Change (including, without limitation, adjusting an option to provide that the number and class of shares of common stock covered by such option will be adjusted so that the option will thereafter cover securities of the surviving or acquiring corporation or other property (including cash) as determined by the committee). The plan provides that a Corporate Change occurs if (1) we are not be the surviving entity in any merger or consolidation (or we survive only as a subsidiary of an entity), (2) we sell, lease or exchange or agree to sell, lease or exchange all or substantially all of our assets to any other person or entity, (3) we are to be dissolved and liquidated, (4) any person or entity, including a “group” as contemplated by Section 13(d)(3) of the Securities Exchange Act of 1934 acquires or gains ownership or control (including, without limitation, power to vote) of more than 50% of the outstanding shares of our voting stock (based upon voting power), or (5) as a result of or in connection with a contested election of directors, the persons who were our directors before such election shall cease to constitute a majority of our Board of Directors. No changes were made to outstanding awards under the plan in connection with our acquisition of PDTI other than all options to purchase common stock became options to purchase an equivalent number of shares of our common stock at the same exercise price.

Term and Amendment.   Our Board of Directors may terminate the plan at any time with respect to any shares of common stock for which awards have not been granted. Our Board of Directors has the right to alter or amend the plan at any time, provided that no change in the plan may be made that would impair the rights of a participant in the plan with respect to an award previously granted without the consent of the participant. In addition, our Board of Directors may not, without the consent of our stockholders, amend the plan to (1) increase the maximum aggregate number of shares that may be issued under the plan or (2) change the class of individuals eligible to receive awards under the plan.

Outstanding Awards.   As of January 24, 2006, the outstanding options to purchase common stock under the plan consisted of: (1) options to purchase 2,601,250 shares of common stock in the aggregate at $0.12 per share, (2) options to purchase 550,000 shares of common stock in the aggregate at $1.75 per share, (3) options to purchase 10,000 shares of common stock in the aggregate at $6.20 per share, (4) options to purchase 35,000 shares of common stock in the aggregate at $6.10 per share, and (5) options to purchase 10,000 shares of common stock in the aggregate at $6.65 per share. The options are all exercisable for ten years from the date of issuance and may be exercised on a net cashless basis. As of January 24, 2006, we had not issued any restricted stock or stock appreciate rights under the plan.

2005 Stock Incentive Plan

On March 30, 2005, our Board of Directors adopted the Particle Drilling Technologies, Inc. 2005 Stock Incentive Plan. The plan allows us to grant options or restricted stock to employees, board members, officers or consultants. The plan is administered by the Compensation Committee of our Board of Directors. The committee has the authority to determine the persons to whom awards are to be granted, the time at which awards will be granted, the number of shares to be represented by each award, and the consideration to be received, if any. The committee also has the power to interpret the plan and to create or amend its rules.

Reservation of Shares.   Grants of stock options and restricted stock may be made pursuant to the plan. The number of shares of common stock issued under the plan may not exceed 2,000,000 shares. Shares shall be deemed to have been issued under the plan only to the extent actually issued and delivered pursuant to an award. To the extent that an award lapses or the rights of its holder terminate, any shares of common stock subject to the award will again be available for the grant of an award under the plan. In addition, shares issued under the plan and forfeited back to the plan, shares surrendered in payment of the exercise price or purchase price of an award, and shares withheld for payment of applicable employment taxes and/or withholding obligations associated with an award will again be available for the grant of an award under the plan. The maximum number of shares that may be issued under the plan, as well as the number and price of shares of common stock or other consideration subject to an award under the plan, will be appropriately adjusted by the committee in the event of changes in the outstanding common stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, split-ups, split-offs, spin-offs, exchanges or other relevant changes in capitalization or distributions to the holders of common stock occurring after an award is granted.

Stock Options.   The plan provides for granting (1) “incentive” stock options as defined in Section 422 of the Code, and (2) non-statutory stock options. Options granted under the plan will not qualify as incentive stock options under Section 422 of the Code unless the plan is approved by our stockholders by March 29, 2006. In the event that our stockholders do not approve the plan by March 29, 2006, all options that may have been granted and that were intended to qualify as incentive stock options shall automatically convert into non-statutory stock options. Currently we do not intend to seek stockholder approval of the plan and therefore do not currently intend to award incentive stock options under the plan. The exercise price for an option granted under the plan will be determined by the committee but will be no less than the fair market value of our common stock on the date the option is granted. The option price upon exercise shall be paid in the manner prescribed by the committee. Additionally, stock appreciation rights may be granted in conjunction with incentive stock options or non-statutory stock options. Stock appreciation rights give the holder, among other things, the right to a payment in cash, common stock, or a combination thereof, in an amount equal to the difference between the fair market value of the common stock at the date of exercise and the option exercise price. The options granted under the plan are not assignable or transferable, except on the death of a participant, pursuant to a qualified domestic relations order or unless the committee gives its approval. In the event that incentive stock option grants are made under the plan, such options will be subject to more stringent restrictions on transfer.

Restricted Stock.   The plan permits the committee to grant restricted stock awards. Shares of common stock will be issued or delivered to the employee, consultant or director at the time the award is made without any payment to us (other than for any payment amount determined by the committee in its discretion), but such shares will be subject to certain restrictions on the disposition thereof and certain obligations to forfeit and surrender such shares to us as may be determined in the discretion of the committee. The committee may provide that the restrictions on disposition and the obligations to forfeit the shares will lapse based on (1) the attainment of one or more performance measures established by the committee, (2) the holder’s continued employment or continued service as a consultant or director for a specified period, (3) the occurrence of any event or the satisfaction of any other condition specified by the committee in its sole discretion or (4) a combination of any of these factors. Upon the issuance of shares of common stock pursuant to a restricted stock award, except for the foregoing restrictions and unless otherwise provided, the recipient of the award will have all the rights of our stockholders with respect to such shares, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares. The committee may, in its discretion, fully vest any outstanding restricted stock award as of a date determined by the committee.

Change of Control.   The plan contains the same provisions with respect to a Corporate Change as the 2004 plan described above.

Term and Amendment.   Our Board of Directors may terminate the plan at any time with respect to any shares of common stock for which awards have not been granted. Our Board of Directors has the right to alter or amend the plan at any time, provided that no change in the plan may be made that would impair the rights of a participant in the plan with respect to an award previously granted without the consent of the participant.

Outstanding Awards.   As of January 24, 2006, we had granted awards of options to purchase 655,000, 256,500 and 150,000 shares of common stock at $4.90, $4.50 and $6.73 per share, respectively, and 295,000 shares of restricted stock. The options are all exercisable for ten years from the date of issuance and may be exercised on a net cashless basis. As of January 24, 2006, we had not issued any stock appreciation rights under the plan.

Federal Income Tax Aspects of the Stock Incentive Plans

Non-Statutory Stock Options and Stock Appreciation Rights.As a general rule, no federal income tax is imposed on the optionee upon the grant of a non-statutory stock option such as those under the plans (whether or not including a stock appreciation right) and we are not entitled to a tax deduction by reason of such a grant. Generally, upon the exercise of a non-statutory stock option, the optionee will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option price paid for such shares. In the case of the exercise of a stock appreciation right, the optionee will be treated as receiving compensation taxable as ordinary income in the year of exercise in an amount equal to the cash received plus the fair market value of the shares distributed to the optionee. Upon the exercise of a non-statutory stock option or a stock appreciation right, and subject to the application of Section 162(m) of the Code as discussed below, we may claim a deduction for compensation paid at the same time and in the same amount as compensation income is recognized to the optionee assuming any federal income tax reporting requirements are satisfied.

Upon a subsequent disposition of the shares received upon exercise of a non-statutory stock option or a stock appreciation right, any appreciation after the date of exercise should qualify as capital gain. If the shares received upon the exercise of an option or a stock appreciation right are transferred to the optionee subject to certain restrictions, then the taxable income realized by the optionee, unless the optionee elects otherwise, and our tax deduction (assuming any federal income tax reporting requirements are satisfied) should be deferred and should be measured at the fair market value of the shares at the time the restrictions lapse. The restrictions imposed on officers, directors and 10% shareholders by Section 16(b) of the Securities Exchange Act of 1934 is such a restriction during the period prescribed thereby if other shares have been purchased by such an individual within six months of the exercise of a non-statutory stock option or stock appreciation right.

Incentive Stock Options.   Incentive stock options under the plans are intended to constitute “incentive stock options” within the meaning of Section 422 of the Code. Incentive stock options are subject to special federal income tax treatment. No federal income tax is imposed on the optionee upon the grant or the exercise of an incentive stock option if the optionee does not dispose of shares acquired pursuant to the exercise within the two-year period beginning on the date the option was granted or within the one-year period beginning on the date the option was exercised (collectively, the “holding period”). In such event, we would not be entitled to any deduction for federal income tax purposes in connection with the grant or exercise of the option or the disposition of the shares so acquired. With respect to an incentive stock option, the difference between the fair market value of the stock on the date of exercise and the exercise price must generally be included in the optionee’s alternative minimum taxable income. However, if the optionee exercises an incentive stock option and disposes of the shares received in the same year and the amount realized is less than the fair market value of the shares on the date of exercise, the amount included in alternative minimum taxable income will not exceed the amount realized over the adjusted basis of the shares.

Upon disposition of the shares received upon exercise of an incentive stock option after the holding period, any appreciation of the shares above the exercise price should constitute capital gain. If an optionee disposes of shares acquired pursuant to his or her exercise of an incentive stock option prior to the end of the holding period, the optionee will be treated as having received, at the time of disposition, compensation taxable as ordinary income. In such event, and subject to the application of Section 162(m) of the Code as discussed below, we may claim a deduction for compensation paid at the same time and in the same amount as compensation is treated as received by the optionee. The amount treated as compensation is the excess of the fair market value of the shares at the time of exercise (or in the case of a sale in which a loss would be recognized, the amount realized on the sale if less) over the exercise price; any amount realized in excess of the fair market value of the shares at the time of exercise would be treated as short-term or long-term capital gain, depending on the holding period of the shares.

Restricted Stock.   The recipient of a restricted stock award will not realize taxable income at the time of grant, and we will not be entitled to a deduction at that time, assuming that the restrictions constitute a substantial risk of forfeiture for federal income tax purposes. When the risk of forfeiture with respect to the stock subject to the award lapses, the holder will realize ordinary income in an amount equal to the fair market value of the shares of common stock at such time, and, subject to Section 162(m) of the Code, we will be entitled to a corresponding deduction. All dividends and distributions (or the cash equivalent thereof) with respect to a restricted stock award paid to the holder before the risk of forfeiture lapses will also be compensation income to the holder when paid and, subject to Section 162(m) of the Code, deductible as such by us. Notwithstanding the foregoing, the holder of a restricted stock award may elect under Section 83(b) of the Code to be taxed at the time of grant of the restricted stock award based on the fair market value of the shares of common stock on the date of the award, in which case (1) subject to Section 162(m) of the Code, we will be entitled to a deduction at the same time and in the same amount, (2) dividends paid to the recipient during the period the forfeiture restrictions apply will be taxable as dividends and will not be deductible by us, and (3) there will be no further federal income tax consequences when the risk of forfeiture lapses. Such election must be made not later than 30 days after the grant of the restricted stock award and is irrevocable.

Section 162(m) of the Code.   Subject to certain exceptions, Section 162(m) of the Code precludes a “publicly held corporation” from taking a deduction for compensation in excess of $1 million paid to its chief executive officer or any of its four other highest-paid officers. Currently we do not qualify as a “publicly held corporation” under Section 162(m) of the Code. Compensation arising from awards granted prior to our becoming such a “publicly held corporation” will be exempt from the Section 162(m) deduction limit. Further, since the plans were adopted prior to our becoming such a “publicly held corporation,” compensation arising from award grants under the plan made after we become such a “publicly held corporation” but prior to the end of a special transition period will not be subject to the Section 162(m) deduction limitation. This transition period as to each plan will last until the earliest of (1) the expiration of a plan, (2) the material modification of a plan, (3) the issuance of all common stock under a plan or (4) the first meeting of stockholders at which directors are to be elected that occurs after the close of the first calendar year following the calendar year in which we become such a “publicly held corporation.”

The plans do not qualified under section 401(a) of the Code.

The comments set forth in the above paragraphs are only a summary of certain of the Federal income tax consequences relating to the plans. No consideration has been given to the effects of state, local, or other tax laws on the plans or on participants.

Inapplicability of ERISA

Based upon current law and published interpretations, we do not believe the plans are subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In connection with the capitalization and formation of PDTI, Cagan McAfee Capital Partners, LLC, which we refer to as “CMCP,” formed and capitalized PDTI and acted as a promoter. PDTI agreed to pay CMCP a monthly advisory fee of $9,500 for management work commencing on July 14, 2004 until January 2007. PDTI also agreed to reimburse actual legal fees incurred by CMCP up to $20,000 in connection with services provided by CMCP. PDTI also issued shares of its common stock to the persons identified in the table below who are associated with CMCP, and which table shows ownership of our common stock by these persons who are associated with CMCP:

Stockholder	No. of Shares
Liviakis Financial Communications, Inc.	664,105
W. Keith Webb & Company	666,444
Laird Q. Cagan	796,159
KQC Trust	41,507
KRC Trust	41,507
P2 Capital, LLC	249,039
Park Capital V, LP	351,026
Cagan McAfee Capital Partners, LLC	16,507
John Pimentel	249,039
Thomas Caleel	41,507
Clyde Berg	107,917
McAfee Capital, LLC	556,188
Jerry Haslin	5,000
Frank Seifert	10,000
Mark Bernhard	25,000

These shares of common stock of PDTI were converted into shares of our common stock upon completion of our acquisition of PDTI.

In March 2005, we entered into a five year sublease agreement with Energy XXI, an affiliate of John D. Schiller, our former interim President and Chief Executive Officer until November 15, 2005, and currently one of our directors pursuant to which Energy XXI subleased from us approximately 5,200 square feet of our corporate office space, beginning in June 2005. In July 2005, Mr. Steve Weyel, one of our directors, became an executive officer of Energy XXI. Future annual minimum rental income associated with the sublease is $93,128. Total future minimum rental income associated with the sublease for the full term of the lease is $442,358.

We believe that the transactions described above were negotiated on an arm’s length basis and that the terms of the transactions were at least as favorable to us as those that could have been obtained from an unaffiliated third party.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number of shares of common stock of the company beneficially owned as of January 24, 2006 by (1) those persons or groups expected to beneficially own more than 5% of the common stock, (2) each executive officer and director of the company, and (3) all directors and executive officers of the company as a group. For purposes of this table, beneficial ownership is determined in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934. The following table includes shares of restricted stock of the company held by our executive officers and directors over which they have voting power but no investment power. The following percentage information is calculated based on 24,651,530 shares of common stock that were outstanding as of January 24, 2006. Except as indicated below, the stockholders listed possess sole voting and investment power with respect to the shares beneficially owned by that person.

	Amount and
	Nature of		Percent
Name and Address of Beneficial Owner	Beneficial Owner		of Class
Prentis B. Tomlinson, Jr.(2)	3,458,237	(4)	13.7%
LC Capital Master Fund Ltd.(3)	1,500,000		6.1%
John D. Schiller, Jr.(1)	1,835,000	(5)	7.3%
Jim B. Terry(1)	150,000	(6)	*
Thomas E. Hardisty(1)	1,267,000	(7)	5.1%
J. Chris Boswell(1)	1,489,140	(8)	5.9%
Gordon Tibbitts	162,500	(9)	*
Ken R. LeSuer	60,000	(10)	*
Michael S. Mathews	30,000	(11)	*
Hugh A. Menown	30,000	(11)	*
Steve Weyel	5,000	(12)	*
Directors and executive officers as a group (9 persons)	5,028,640	(5)-(12)	19.2%

    *       Less than 1%

(1)       Address: c/o Particle Drilling Technologies, Inc., One City Centre, 1021 Main Street, Suite 2650, Houston, Texas 77002.

(2)       Address: 1825 I Street, NW, Suite 400, Washington, D.C. 20006.

(3)       Address: c/o Lampe Conway, 680 Fifth Avenue, Suite 1202, New York, New York 10019. Richard F. Conway has sole voting and investment power with respect to the shares of common stock held by LC Capital Master Fund Ltd.

(4)       Includes 600,000 shares of common stock that Mr. Tomlinson may purchase upon exercise of stock options that are currently vested or will become vested within 60 days of the date of this prospectus.

(5)       Includes 60,000 shares of restricted stock and 525,000 shares of common stock that Mr. Schiller may purchase upon exercise of stock options that are currently vested or will become vested within 60 days of the date of this prospecutus.

(6)       Consists of 150,000 shares of restricted stock.

(7)       Includes 30,000 shares of restricted stock and 375,000 shares of common stock that Mr. Hardisty may purchase upon exercise of stock options that are currently vested or will become vested within 60 days of the date of this prospectus.

(8)       Includes 30,000 shares of restricted stock and 400,000 shares of common stock that Mr. Boswell may purchase upon exercise of stock options that are currently vested or will become vested within 60 days of the date of this prospectus.

(9)       Includes 162,500 shares of common stock that Mr. Tibbitts may purchase upon exercise of stock options that are currently vested or will become vested within 60 days of this prospectus.

(10)   Includes 10,000 shares of restricted stock and 50,000 shares of common stock that Mr. LeSuer may purchase upon exercise of stock options that are currently vested or will become vested within 60 days of this prospectus.

(11)   Includes 5,000 shares of restricted stock and 25,000 shares of common stock that each of Messrs. Mathews and Menown may purchase upon exercise of stock options that are currently vested or will become vested within 60 days of this prospectus.

(12)   Consists of 5,000 shares of restricted stock.

SELLING SHAREHOLDERS

No stockholder may offer or sell shares of our common stock under this prospectus unless such stockholder has notified us of his or her intention to sell shares of our common stock and this prospectus remain effective at the time such selling stockholder offers or sells such shares. We are required to amend or supplement this prospectus to reflect material developments in our business, financial position and results of operations. Each time we file an amendment to this prospectus with the SEC, it must first be declared effective prior to the offer or sale of shares of our common stock by the selling stockholders.

The common stock covered by this prospectus is to be offered for the account of the selling stockholders in the following table. The selling stockholders may from time to time sell all, some or none of the shares of common stock offered by this prospectus.

This table, which we have prepared based on information provided to us by the applicable selling stockholder, sets forth the name, the number of shares of common stock beneficially owned by the selling stockholders intending to sell our common stock and the number of shares of common stock to be offered. Unless set forth below, none of the selling stockholders selling in connection with this prospectus has held any position or office with, been employed by, or otherwise has had a material relationship with us or any of our affiliates during the three years prior to the date of this prospectus.

Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned	Number of Shares of Common Stock Offered Hereunder	Number and % of Outstanding Shares of Common Stock Owned After Completion of Offering(1)
Allene Anderson Trust(2)	2,750	2,750	-0-
Dalton E. Allen	5,000	5,000	-0-
Jerry W. Nichter	5,000	5,000	-0-
John D. Smith	5,000	5,000	-0-
Bernard Davis	6,500	6,500	-0-
David M. McGrew, MD	7,000	7,000	-0-
Daniel C. Nichter	7,500	7,500	-0-
James & Nancy Stratmen	7,500	7,500	-0-
Terry R. Balo	10,000	10,000	-0-
Trevor and Susan Miller	10,000	10,000	-0-
Nicolas Pommier	10,000	10,000	-0-
Van S. Bohne	12,500	12,500	-0-
Henry W. Emrick	12,500	12,500	-0-
Brook A. Niemi	12,500	12,500	-0-
Parker Smith	12,500	12,500	-0-
Brandon Sparks	12,500	12,500	-0-
Rose M. Spohn	12,500	12,500	-0-
Berniece M. Edwards	12,500	12,500	-0-
James L. Birch	12,500	12,500	-0-
Thomas DeKezel	12,500	12,500	-0-
L. Michael Johnson	12,500	12,500	-0-
Gerry M. Kamilos, LLC(3)	12,500	12,500	-0-
Paul Gunderson	13,000	13,000	-0-
Kressin Family Trust dated 10/12/1989(4)	15,000	15,000	-0-
Eichi Higashi	15,000	15,000	-0-
J. Michael Meyer	16,667	16,667	-0-
Joseph B. Childrey	20,000	20,000	-0-
Gregor K. Emmert Sr.	23,500	23,500	-0-

Julie G. Borden	25,000	25,000	-0-
R Borden & T Wen & M Spivey TTEE Texas Radiology Assoc 401K PSP FBO Richard Dean Borden(5)	25,000	25,000	-0-
Constantino Galaxidas	25,000	25,000	-0-
Richard B. and Sherryl L. Payne	25,000	25,000	-0-
Pfeffer Family Limited Partnership(6)	25,000	25,000	-0-
Randall R. Spohn	25,000	25,000	-0-
Brent V. and Ashley H. Kelton	25,000	25,000	-0-
Charles & Rose Marie Otey Family Trust(7)	25,000	25,000	-0-
Sterling Trust Company A/C #67639(8)	25,500	25,500	-0-
Lance Gunderson	27,000	27,000	-0-
Wayne Shortridge	33,333	33,333	-0-
Gregor K. Emmert, Jr.	35,000	35,000	-0-
Larry W. Asbury	37,500	37,500	-0-
Charles G. Hodge III & Linda G. Hodge Living Trust(9)	50,000	50,000	-0-
Nelson R. Sharp	50,000	50,000	-0-
Red Eagle LLC(10)	69,508	69,508	-0-
William John Reininger	70,000	70,000	-0-
Lester E. and Terri A. Hazel	72,000	72,000	-0-
Michael C. Brown Trust dated 06/30/2000(11)	100,000	100,000	-0-
Bradley N. Rotter Self Employed Pension Plan & Trust(12)	100,000	100,000	-0-
Sterling Trust Company FBO John Dempsey, Roth IRA A/C #65798(13)	100,000	100,000	-0-
Semoc Revocable Trust(14)	125,000	125,000	-0-
Berg McAfee Companies, LLC(15)	140,000	140,000	-0-
Michael L. Peterson	166,667	166,667	-0-
David L. Hollinger	250,000	250,000	-0-
Deborah J. Hollinger	250,000	250,000	-0-
Tejas Securities, Inc. 401K Plan & Trust FBO John J. Gorman(16)	500,000	500,000	-0-
Tamarind Global Assets Ltd.(17)	100,000	100,000	-0-
Sterling Trust Company A/C #067430(18)	50,000	50,000	-0-
Richard, Wayne & Roberts Inc.(19)	27,000	27,000	-0-
Union Bank of CA TTEE FBO Brian Callahan A/C #1050015356(20)	25,000	25,000	-0-
Linden Growth Partners(21)	133,333	133,333	-0-
Harlan A. Flatjord	12,500	12,500	-0-
Cliff Groombridge	15,480	15,480	-0-
Paul W. Heisey Trust(22)	12,500	12,500	-0-
Ken Hendricks	10,000	10,000	-0-
James R. Henson	22,500	22,500	-0-
James M. Isaacson	15,000	15,000	-0-
John A. Lund	2,300	2,300	-0-

Trust Company of America fbo Bernard J. Meyerring A/C #29323(23)	12,500	12,500	-0-
William M. Morse	12,500	12,500	-0-
E. L. Moses	75,000	75,000	-0-
Gordon S. Murray	5,000	5,000	-0-
Porter Family Trust(24)	40,000	40,000	-0-
Jack Sioukas Investments(25)	12,500	12,500	-0-
Pensco Trust Company A/C #ST246(26)	17,500	17,500	-0-
Bert W. Wallace	12,500	12,500	-0-
Nelson Irrevocable Trust(27)	50,000	50,000	-0-
Rita Barr(28)	80,000	80,000	-0-
Strome Alpha Fund, LP(29)	200,000	200,000	-0-
Strome Offshore Ltd(29)	300,000	300,000	-0-
William C. Montgomery	50,000	50,000	-0-
Sound Energy Capital Offshore Fund, Ltd.(30)	45,200	45,200	-0-
Southport Energy Plus Offshore Fund, Inc.(30)	121,400	121,400	-0-
Southport Energy Plus Partners, L.P.(30)	333,400	333,400	-0-
Niskayuna Development LLC(31)	260,000	260,000	-0-
Ivy MA Holdings Cayman 8, Ltd.(32)	90,000	90,000	-0-
Cadence Master, Ltd.(32)	810,002	160,000	650,002; 2.6%
Ore Hill Hub Fund Ltd.(33)	1,000,000	1,000,000	-0-
Phoenix Partners, L.P.(34)	333,000	333,000	-0-
Phoenix Partners II, L.P.(34)	102,000	102,000	-0-
Phaeton International (BVI) Ltd.(34)	315,000	315,000	-0-
Greywolf Capital Partners II LP(35)	360,000	360,000	-0-
Greywolf Capital Overseas Fund(35)	640,000	640,000	-0-
Milfam I, LP(36)	125,000	125,000	-0-
Schottenfeld Qualified Associates, LP(37)	350,000	350,000	-0-
LC Capital Master Fund Ltd.(38)	1,900,000	1,900,000	-0-
Millennium Partners, L.P.(39)	1,000,000	1,000,000	-0-
Xerion Partners I LLC(40)	125,000	125,000	-0-
Xerion Partners II Master Fund Limited(41)	125,000	125,000	-0-
SF Capital Partners Ltd.(42)	500,000	500,000	-0-
The IBS Turnaround Fund, L.P.(43)	210,000	210,000	-0-
The IBS Turnaround Fund (QP), L.P.(43)	480,000	480,000	-0-
The IBS Opportunity Fund, Ltd.(43)	110,000	110,000	-0-
Karen Singer	250,000	250,000	-0-
W. Keith Webb & Company(44)	666,444	250,000	416,444 shares; 1.7%
Tejas Incorporated(45)	400,000	400,000	-0-
John J. Gorman(16)	360,000	360,000	-0-
TJD, LLC(46)	135,000	135,000	-0-
Morris D. Weiss(47)	25,000	25,000	-0-
Igor Volshteyn(48)	15,000	15,000	-0-
Total	14,547,982	14,131,538	1,066,446; 4.3%

(1)       Calculated based on 24,651,530 shares of common stock outstanding as of January 24, 2006.

(2)       Don C. Anderson, as trustee, has sole voting and investment power with respect to the shares of common stock held by the Allene Anderson Trust.

(3)       Gerry N. Kamilos has sole voting and investment power with respect to the shares of common stock held by Gerry M. Kamilos, LLC.

(4)       James R. Kressin, as trustee, has sole voting and investment power with respect to the shares of common stock held by the Kressin Family Trust dated 10/12/1989.

(5)       Richard Dean Borden has sole voting and investment power with respect to the shares of common stock held by R Borden & T Wen & M Spivey TTEE Texas Radiology Assoc 401K PSP FBO Richard Dean Borden.

(6)       Adolph A. Pfeffer, Jr., as general partner, has sole voting and investment power with respect to the shares of common stock held by the Pfeffer Family Limited Partnership.

(7)       Charles Otey, as trustee, has sole voting and investment power with respect to the shares of common stock held by the Charles & Rose Marie Otey Family Trust.

(8)       William P. Knox has sole voting and investment power with respect to the shares of common stock held by Sterling Trust Company A/C #67639.

(9)       Charles G. Hodge, III, as trustee, has sole voting and investment power with respect to the shares of common stock held by the Charles G. Hodge III & Linda G. Hodge Living Trust.

(10)   Each of the following persons shares voting and investment power with respect to the shares of common stock held by Red Eagle LLC: Dale Hinze, Judith Hinze, Scott Hinze, Bryan Hinze and Brad Hinze.

(11)   Michael C. Brown, as trustee, has sole voting and investment power with respect to the shares of common stock held by the Michael C. Brown Trust dated 06/30/2000.

(12)   Bradley Rotter, as trustee, has sole voting and investment power with respect to the shares of common stock held by the Bradley N. Rotter Self Employed Pension Plan & Trust.

(13)   John P. Dempsey has sole voting and investment power with respect to the shares of common stock held by the Sterling Trust Company FBO John Dempsey, Roth IRA A/C #65798.

(14)   Robert Covnet, as trustee, has sole voting and investment power with respect to the shares of common stock held by the Semoc Revocable Trust.

(15)   Eric McAfee and Clyde Berg share voting and investment power with respect to the shares of common stock held by Berg McAfee Companies, LLC. Berg McAfee Companies, LLC is associated with Cagan McAfee Capital Partners, LLC, which served as placement agent for PDTI in connection with its private placement offering of 3,381,538 shares of its Series A Convertible Preferred Stock. See “Certain Relationships and Related Party Transactions.”

(16)   John J. Gorman, as trustee, has sole voting and investment power with respect to the shares of common stock held by the Tejas Securities, Inc. 401K Plan & Trust FBO John J. Gorman. Mr. Gorman is Chairman of Tejas Securities Group, Inc., which served as placement agent for our company in connection with our private placement offering of 9,000,000 shares of our common stock. The 360,000 shares of common stock held by Mr. Gorman directly are issuable upon exercise of outstanding warrants to purchase shares of common stock at $2.00 per share.

(17)   Arif Bhalwani has sole voting and investment power with respect to the shares of common stock held by Tamarind Global Assets Ltd.

(18)   Charles E. Blair, M.D. has sole voting and investment power with respect to the shares of common stock held by Sterling Trust Company A/C #067430.

(19)   Joseph R. Weiss and Neal Hirsch share voting and investment power with respect to the shares of common stock held by Richard, Wayne & Roberts Inc.

(20)   Brian Callahan has sole voting and investment power with respect to the shares of common stock held by Union Bank of CA TTEE FBO Brian Callahan A/C #1050015356.

(21)   Linden Capital Management, LLC, as general partner, has sole voting and investment power with respect to the shares of common stock held by Linden Growth Partners. Paul J. Coviello, as President of Linden Capital Management, LLC, has sole voting and investment control over the investments under the management of Linden Capital Management, LLC.

(22)   Paul W. Heisey, as trustee, has sole voting and investment power with respect to the shares of common stock held by the Paul W. Heisey Trust.

(23)   Bernard J. Meyerring has sole voting and investment power with respect to the shares of common stock held by Trust Company of America fbo Bernard J. Meyerring A/C #29323.

(24)   Sanford Porter, as trustee, has sole voting and investment power with respect to the shares of common stock held by the Porter Family Trust.

(25)   Jack Sioukas has sole voting and investment power with respect to the shares of common stock held by Jack Sioukas Investments.

(26)   Each of the following officers of PENSCO Trust Company: Tom Anderson, President and CEO, John Beater, Vice President, Special Assets, Denise Broussard, Vice President, Customer Service, Laura Castellanos, Vice President, Marketing, David Dean, Vice President, Operations, Jeanny Lo, Vice President, Real Estate Investments, Chris Radich, Vice President, CFO, Secretary, Treasurer and Clerk, and Belinda Savage, Vice President, Compliance, shares voting and investment power with respect to the shares of common stock held by Pensco Trust Company A/C #ST246 for the benefit of Bernice M. Starrett.

(27)   Barbara J. Wammer, as trustee, has sole voting and investment power with respect to the shares of common stock held by Nelson Irrevocable Trust.

(28)   30,000 of the shares of common stock held by Rita Barr are issuable upon exercise of outstanding warrants to purchase shares of common stock at $2.00 per share.

(29)   Strome Investment Management, L.P. (“SIM”) is a Delaware limited partnership and a registered investment advisor. It is the sole investment advisor to Strome Offshore Ltd., an offshore investment corporation. SIM is also the sole general partner and investment advisor to Strome Alpha Fund, L.P. SSCO, Inc. is the general partner of SIM. The Mark E. Strome Living Trust is the controlling shareholder of SSCO, Inc. Mark E. Strome is the settler and a trustee of the trust. SIM’s beneficial ownership of the common stock is direct because of its general partnership interest in the limited partnership that directly owns shares of the common stock. SIM also has direct beneficial ownership of the common stock as a result of its discretionary authority to buy, sell and vote shares of such common stock for its advisory clients. SSCO, Inc.’s, the Mark E. Strome Living Trust’s, and Mark Strome’s ownership of the common stock are indirect as a result of their interest in SIM.

(30)   Sound Energy Capital Management, L.P. is the investment advisor having voting and dispositive powers in Sound Energy Capital Offshore Fund, Ltd. The Managing Partner of Sound Energy Capital Management, L.P. is Anthony Giammalva. Sound Energy Partners, Inc. is the investment manager having voting and dispositive powers in Southport Energy Capital Plus Offshore Fund, Ltd. and

Southport Energy Plus Partners, L.P. The executive officer of Sound Energy Partners, Inc. is Anthony Giammalva.

(31)   Jared E. Abbruzzese, Sr. and Sherrie G. Abruzzese share voting and investment power with respect to the shares of common stock held by Niskayuna Development LLC. 135,000 of the shares of common stock held by Niskayuna Development LLC are issuable upon exercise of outstanding warrants to purchase shares of common stock at $2.00 per share.

(32)   Cadence Master, Ltd. is a private investment fund formed in the British Virgin Islands.  It is open to investments from two feeder funds, Cadence Onshore LP and Cadence Offshore Ltd. (the “Feeder Funds”) on a private basis.  Investors in the two Feeder Funds consist of both entities and individuals and acquire interests on a private placement basis.  Sole voting and investment powers are held by Cadence Investment Management, LLC, of which Philip R. Broenniman is the Managing Member.

(33)   Ore Hill Partners LLC, a Delaware limited liability company, is the investment manager partner of Ore Hill Hub Fund Ltd., a Cayman Islands limited company, and, consequently, may be deemed to have or share voting control and investment discretion over securities owned by Ore Hill Hub Fund Ltd. Benjamin Nickoll and Frederick Wahl are the managing members of Ore Hill Partners LLC. As a result, Mr. Nickoll and Mr. Wahl may be considered as having or sharing voting control and investment discretion over such securities as well. The foregoing should not as an admission by any of Ore Hill Partners LLC, Mr. Nickoll or Mr. Wahl that they are beneficial owners of any of the shares of the Company’s common stock held by Ore Hill Hub Fund Ltd.

(34)   Phoenix Partners, L.P. is a New York limited partnership formed for the purpose of investing. Phoenix Partners II, L.P. is a Delaware limited partnership formed for the purpose of investing. All voting and investment decisions for ach of Phoenix Partners, L.P. and Phoenix Partners II, L.P. are made by their general partner, MW Management, LLC, a Delaware limited liability company. The Managing Members of MW Management, LLC are Edwin H. Morgens and John C. “Bruce” Waterfall. Phaeton International (BVI) Ltd. is a British Virgin Island corporation formed for the purpose of investing. All investment decisions are made by its investment advisor, Morgens Waterfall Vintiadis & Company, Inc., a New York corporation (“MWV”). MWV is owned 50% by Edwin H. Morgens and 50% by John C. “Bruce” Waterfall.

(35)   Greywolf Capital Management LP, a Delaware limited partnership (“GCM”), acts as investment manager for Greywolf Capital Partners II LP and Greywolf Capital Overseas Fund, and in such capacity has certain voting and/or investment power over the holdings of Greywolf Capital Partners II LP and Greywolf Capital Overseas Fund, as set forth under the terms of an investment management agreement between GCM and each of Greywolf Capital Partners II LP and Greywolf Capital Overseas Fund. Greywolf Advisors LLC, a Delaware limited liability company, is the general partner of Greywolf Capital Management LP, and in such capacity has certain voting and/or investment power over Greywolf Capital Management LP, as set forth under the terms of the limited partnership agreement of Greywolf Capital Management LP. Mr. Jonathan Savitz is the Senior Managing Member of Greywolf Advisors LLC. Greywolf GP LLC, a Delaware limited liability company, is the general partner of GCM. Mr. Jonathan Savitz is the Managing Member of Greywolf GP LLC.

(36)   Lloyd I. Miller, as general partner, has sole voting and investment power with respect to the shares of common stock held by Milfam I, LP.

(37)   Richard Schottenfeld, as Managing Member of the general partner of Schottenfeld Qualified Associates, LP, has sole voting and investment power with respect to the shares of common stock held by Schottenfeld Qualified Associates, LP.

(38)   Richard F. Conway has sole voting and investment power with respect to the shares of common stock held by LC Capital Master Fund Ltd. The 1,900,000 shares includes 400,000 shares of common stock issuable upon the exercise of outstanding warrants to purchase shares of common stock at $2.00 per share.

(39)   Millennium Management, L.L.C., a Delaware limited liability company, is the managing partner of Millennium Partners, L.P., a Cayman Islands exempted limited partnership, and, consequently, may be deemed to have voting control and investment discretion over securities owned by Millennium Partners, L.P. Israel A. Englander is the managing member of Millennium Management, L.L.C. As a result, Mr. Englander may be considered the beneficial owner of any shares deemed to be beneficially owned by Millennium Management, L.L.C. The foregoing should not be construed in and of itself as an admission by either Millennium Management, L.L.C. or Mr. Englander as to beneficial ownership of the shares of the company’s common stock owned by Millennium Partners, L.P.

(40)   S. Donald Sussman, as the owner of Xerion Partners I LLC’s manager, has sole voting and investment power with respect to the shares of common stock held by Xerion Partners I LLC.

(41)   Daniel H. Arbess controls Xerion Partners Equity LLC (“XPE”), which is the investment manager of Xerion Partners II Master Fund Limited (“XP-II”) and has voting and investment discretion over securities held by XP-II. XPE and Mr. Arbess thus may be deemed to be beneficial owners of the shares of common stock held by XP-II. XPE and Mr. Arbess disclaim beneficial ownership of the shares held by XP-II.

(42)   Michael A. Roth and Brian J. Stark shares voting and investment power with respect to the shares of common stock held by SF Capital Partners Ltd.

(43)   IBS Capital Corporation is the general partner of The IBS Turnaround Fund, L.P. and The IBS Turnaround Fund (QP), L.P. and is the Investment Manager of The IBS Opportunity Fund, Ltd. As a result, IBS Capital Corporation has sole voting and investment power with respect to the shares of common stock held by The IBS Turnaround Fund, L.P., The IBS Turnaround Fund (QP), L.P. and The IBS Opportunity Fund, Ltd. Mr. David Taft is the President of IBS Capital Corporation and the portfolio manager of each of The IBS Turnaround Fund, L.P., The IBS Turnaround Fund (QP), L.P. and The IBS Opportunity Fund, Ltd., and, therefore, Mr. Taft makes all decisions with regard to the shares of common stock held by each of The IBS Turnaround Fund, L.P., The IBS Turnaround Fund (QP), L.P. and The IBS Opportunity Fund, Ltd.

(44)   W. Keith Webb, as President, has sole voting and investment power with respect to the shares of common stock held by W. Keith Webb & Company.

(45)   The officers of Tejas Incorporated and its wholly-owned subsidiary, Tejas Securities Group, Inc., are: John Gorman—Chairman, Mark Salter—CEO, Kurt Rechner—President and COO and John Garber—CFO. John Gorman beneficially owns 40.9% of Tejas Incorporated. Mark Salter, Kurt Rechner and John Garber beneficially own less than 10% of Tejas Incorporated combined. Each of the officers share voting and investment power with respect to the shares of common stock held by Tejas Incorporated. The 400,000 shares of common stock held by Tejas Incorporated are issuable upon exercise of outstanding warrants to purchase shares of common stock at $2.00 per share.

(46)   Karen Singer has sole voting and investment power with respect to the shares of common stock held by TJD, LLC. The 135,000 shares of common stock held by TJD, LLC are issuable upon exercise of outstanding warrants to purchase shares of common stock at $2.00 per share.

(47)   The 25,000 shares of common stock held by Morris D. Weiss are issuable upon exercise of outstanding warrants to purchase shares of common stock at $2.00 per share.

(48)   The 15,000 shares of common stock held by Igor Volshteyn are issuable upon exercise of outstanding warrants to purchase shares of common stock at $2.00 per share.

We prepared this table based on the information supplied to us by the selling stockholders named in the table, and we have not sought to verify such information.

The selling stockholders listed in the above table may have sold or transferred, in transactions exempt from the registration requirements of the Securities Act, some or all of the shares of our common stock since the date on which the information in the above table was provided to us. Information about the selling stockholders may change over time.

Because the selling stockholders may offer all or some of their shares of our common stock from time to time, we cannot estimate the number of shares of our common stock that will be held by the selling stockholders upon the termination of any particular offering by such selling stockholder. Please refer to “Plan of Distribution” in the accompanying prospectus.

DESCRIPTION OF CAPITAL STOCK

We are authorized to issue 100,000,000 shares of common stock, par value $0.001 per share. We are not authorized to issue preferred stock under our Articles of Incorporation. As of January 24, 2006, there were 24,651,530 shares of our common stock issued and outstanding, including 295,000 shares of restricted stock issued in May 2005 and January 2006 under our 2005 Stock Incentive Plan. Each share of common stock is entitled to one vote per share for the election of directors and on all other matters submitted to a vote of stockholders. There are no cumulative voting rights. Common stockholders do not have preemptive rights or other rights to subscribe for additional shares under Nevada law, and the common stock is not subject to conversion or redemption.

The investors who purchased 9,000,000 shares of our common stock in the February 2005 private placement received a contractual preemptive right to purchase on a pro rata basis up to 50% of certain new securities we may issue at any time until June 29, 2006. This preemptive right does not apply to: (1) securities issuable upon exercise or conversion of securities that were outstanding as of February 9, 2005, (2) securities issuable pursuant to stock incentive plans or arrangements that are approved by our Board of Directors, (3) securities that may be issued in connection with acquisitions, partnering agreements, joint ventures or other strategic relationships, stock splits or other recapitalizations, lease lines or bank loans, or (4) securities that may be issued to all of our shareholders on a pro rata basis.

In the event of liquidation, the holders of common stock will share equally in any balance of corporate assets available for distribution to them. Subject to the rights of holders of any other securities subsequently issued, holders of the common stock are entitled to receive dividends when, as and if declared by our Board of Directors out of funds legally available. We have not paid any dividends since our inception and have no intention to pay any dividends in the foreseeable future. Any future dividends would be subject to the discretion of our Board of Directors and would depend on, among other things, future earnings, the operating and financial condition of our company, our capital requirements, and general business conditions.

Warrants and Options

In connection with our acquisition of PDTI in January 2005, we assumed certain warrants to purchase 228,000 shares of common stock that had previously been issued by PDTI and all options to purchase common stock that were outstanding under PDTI’s 2004 Stock Incentive Plan.

The warrants to purchase common stock that we assumed in connection with the acquisition of PDTI are all exercisable for five years from the date of issuance and may be exercised on a net cashless basis. The warrants to purchase common stock consist of (1) warrants to purchase 150,000 shares of common stock in the aggregate at $0.12 per share, (2) warrants to purchase 65,500 shares of common stock in the aggregate at $2.00 per share, and (3) warrants to purchase 12,500 shares of common stock in the aggregate at $3.00 per share.

The options we assumed in connection with our acquisition of PDTI were all issued under PDTI’s 2004 Stock Incentive Plan, which we also assumed in connection with our acquisition of PDTI. The options are all exercisable for ten years from the date of issuance and may be exercised on a net cashless basis. The options to purchase common stock that we assumed consist of (1) options to purchase 2,655,000 shares of common stock in the aggregate at $0.12 per share and (2) options to purchase 550,000 shares of common stock in the aggregate at $1.75 per share. Since our acquisition of PDTI, we have issued additional options under our equity incentive plans consisting of (1) options to purchase 10,000 shares of common stock in the aggregate at $6.20 per share, (2) options to purchase 35,000 shares of common stock in the aggregate at $6.10 per share, (3) options to purchase 10,000 shares of common stock in the aggregate at $6.65 per share, (4) options to purchase 665,000 shares of common stock in the aggregate at $4.90 per share, and (5) options to purchase 256,500 share of common stock in aggregate at $4.50 per share. In connection with our private placement offering of shares of our common stock in February 2005, we issued to persons associated with the placement agent with respect to the private placement, warrants to purchase 1,500,000 shares of our common stock at an exercise price of $2.00 per share. These warrants are exercisable until February 9, 2015 and may be exercised on a net cashless basis. We are obligated to register for resale the shares of common stock issuable upon exercise of these warrants. In the event that the registration of these warrants lapses for any reason, the exercise period for such warrants shall be automatically extended based upon the amount of time such registration statement is not available.

PLAN OF DISTRIBUTION

We are registering shares of our common stock on behalf of the selling shareholders. As used in this prospectus, “selling shareholders” includes donees, transferees, pledgees and other successors in interest (other than purchasers pursuant to this prospectus) selling shares received from a named selling shareholders after the date of this prospectus. We will pay for all costs, expenses and fees in connection with the registration of the shares. The selling shareholders will pay for all selling discounts and commissions, if any. The selling shareholders may offer and sell their shares from time to time in one or more of the following types of transactions (including block transactions):

•       on any national exchange on which the shares are listed or any automatic quotation system through which the shares are quoted,

•       in the over-the-counter market,

•       in privately negotiated transactions,

•       through put and call transactions,

•       through short sales, and

•       a combination of such methods of sale.

The selling shareholders may sell their shares at prevailing market prices or at privately negotiated prices. The selling shareholders may use brokers, dealers or agents to sell their shares. The persons acting as agents may receive compensation in the form of commissions, discounts or concessions. This compensation may be paid by the selling shareholders or the purchasers of the shares for whom such persons may act as agent, or to whom they may sell as a principal, or both.

The selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with these transactions, broker-dealers or other financial institutions may engage in short sales of the shares in the course of hedging positions they assume with selling shareholders. The selling shareholders may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to these broker-dealers or other financial institutions of shares, which such broker-dealer or other financial institution may resell pursuant to this prospectus (as amended or supplemented to reflect such transaction). The selling shareholders may also engage in short sales of shares and, in those instances, this prospectus may be delivered in connection with the short sales and the shares offered under this prospectus may be used to cover the short sales.

The selling shareholders and any agents or broker-dealers that participate with the selling shareholders in the offer and sale of the shares may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act of 1933. Any commissions they receive and any profit they realize on the resale of the shares by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. Neither we nor any selling shareholder can presently estimate the amount of such compensation. Because a selling shareholder may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, the selling shareholders will be subject to the prospectus delivery requirements of the Securities Act of 1933, which may include delivery through the facilities of the applicable exchange or automated quotation system pursuant to Rule 153 under the Securities Act of 1933. The selling shareholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving shares against certain liabilities, including liabilities arising under the Securities Act of 1933.

The selling shareholders and any other person participating in a distribution of the securities covered by this prospectus will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations under the Securities Exchange Act of 1934, including Regulation M, which may limit the timing of purchases and sales of any of the securities by the selling shareholders and any other such person. Furthermore, under Regulation M, any person engaged in the distribution of the securities may not simultaneously engage in market-making activities with respect to the particular securities being distributed for certain periods prior to the commencement of or during such distribution. Regulation M’s prohibition on purchases may include purchases to cover short positions by the selling shareholders, and a selling shareholder’s failure to cover a short position at a lender’s request and subsequent purchases by the lender in the open market of shares to cover such short positions, may be deemed to constitute an inducement to buy shares, which is prohibited by Regulation M. All of the above may effect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

We are not aware of whether the selling shareholders have entered into any agreements, understanding or arrangements with any broker-dealers regarding the sale of their shares, nor as we aware that there is an underwriter or coordinating broker acting in connection with the proposed sale of shares by the selling shareholders.

Selling shareholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided they meet the criteria and conform to the requirements of that rule.

Following notification by a selling shareholder that it has entered into any material arrangement with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act of 1933, disclosing:

•       the name of each such selling shareholder and of the participating broker-dealer(s);

•       the number of shares involved;

•       the initial price at which these shares were sold;

•       the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable;

•       that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

•       any other facts material to the transactions.

In addition, following notification by a selling shareholder that a donee, pledgee, transferee or other successor-in-interest of such selling shareholder intends to sell more than 500 shares, we will file a supplement to this prospectus.

LEGAL MATTERS

The validity of the common stock offered by this prospectus was passed upon for us by Woodburn and Wedge, Reno, Nevada.

EXPERTS

The consolidated financial statements as of September 30, 2005 and 2004, and for the years ended September 30, 2005 and 2004, and for the periods from June 9, 2003 (date of inception) to September 30, 2003 and June 9, 2003 (date of inception) to September 30, 2005 included in this prospectus have been audited by UHY Mann Frankfort Stein & Lipp CPAs, LLP, independent registered public accounting firm, as stated in their report therein included herein. Such consolidated financial statements are included herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we file with the Securities and Exchange Commission. This prospectus does not contain all of the information contained in the registration statement and all of the exhibits and schedules thereto. For further information about Particle Drilling Technologies, Inc., please see the complete registration statement. Please refer to the exhibits to the registration statement for complete copies of certain of the agreements or other documents that are summarized in this prospectus.

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission under the Securities Exchange Act of 1934. You may read and copy the registration statement, including exhibits and schedules filed with it, at the SEC’s public reference facilities at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the public reference room in Washington, D.C. by calling the Securities and Exchange Commission at 1-800-SEC-0330.

We file information electronically with the Securities and Exchange Commission. Our Securities and Exchange Commission filings also are available from the Securities and Exchange Commission’s Internet site at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically.

PARTICLE DRILLING TECHNOLOGIES, INC.
(a development stage enterprise)

Index to Consolidated Financial Statements

Management’s Report on Internal Control over Financial Reporting	F-2
Reports of Independent Registered Public Accounting Firm	F-3
Consolidated Balance Sheets as of September 30, 2005 and 2004	F-5

Consolidated Statements of Operations for the years ended September 30, 2005 and 2004, and for the periods from June 9, 2003 (date of inception) to September 30, 2003 and June 9, 2003 (date of inception) to September 30, 2005

F-6

Consolidated Statements of Stockholders’ Equity for the years ended September 30, 2005 and 2004, and for the periods from June 9, 2003 (date of inception) to September 30, 2003 and June 9, 2003
(date of inception) to September 30, 2005

F-7

Consolidated Statements of Cash Flows for the years ended September 30, 2005 and 2004, and for the periods from June 9, 2003 (date of inception) to September 30, 2003 and June 9, 2003 (date of inception) to September 30, 2005

F-9
Notes to Consolidated Financial Statements	F-10

MANAGEMENT’S REPORT ON INTERNAL CONTROL OVER FINANCIAL REPORTING

Our company’s management is responsible for establishing and maintaining adequate internal control over financial reporting, as such term is defined in Exchange Act Rule 13a-15(f). Internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of our consolidated financial statements for external purposes in accordance with generally accepted accounting principles. Under the supervision and with the participation of our company’s management, including the Chief Executive Officer and the Chief Financial Officer, we conducted an evaluation of the effectiveness of our internal control over financial reporting based on the framework in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission.

Our internal control over financial reporting includes those policies and procedures that: (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of our assets; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of our consolidated financial statements in accordance with generally accepted accounting principles, and that our receipts and expenditures are being made only in accordance with authorizations of our management and directors; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of our assets that could have a material effect on our consolidated financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Based on our evaluation under the framework in Internal Control—Integrated Framework, the management of our company concluded that our internal control over financial reporting was effective as of September 30, 2005.

The assessment by the management of our company of the effectiveness of our internal control over financial reporting as of September 30, 2005 has been audited by UHY Mann Frankfort Stein & Lipp CPAs, LLP, an independent registered public accounting firm, as stated in their report that follows.

/s/ J. CHRIS BOSWELL
Interim Chief Executive Officer and
Chief Financial Officer

Houston, Texas
December 14, 2005

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and
Stockholders of Particle Drilling Technologies, Inc.:

We have audited management’s assessment, included in the accompanying Management’s Report on Internal Control Over Financial Reporting appearing on page 20, that Particle Drilling Technologies, Inc. and subsidiaries (the “Company”) maintained effective internal control over financial reporting as of September 30, 2005, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). The Company’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting. Our responsibility is to express an opinion on management’s assessment and an opinion on the effectiveness of the Company’s internal control over financial reporting based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, evaluating management’s assessment, testing and evaluating the design and operating effectiveness of internal control, and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of consolidated financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of consolidated financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the consolidated financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, management’s assessment that Particle Drilling Technologies, Inc. and subsidiaries maintained effective internal control over financial reporting as of September 30, 2005, is fairly stated, in all material respects, based on criteria established in Internal Control—Integrated Framework issued by COSO. Also, in our opinion, Particle Drilling Technologies, Inc. and subsidiaries maintained, in all material respects, effective internal control over financial reporting as of September 30, 2005, based on criteria established in Internal Control—Integrated Framework issued by COSO. We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheets of Particle Drilling Technologies, Inc. as of September 30, 2005 and 2004, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years ended September 30, 2005 and 2004, and periods from June 9, 2003 (date of inception) to September 30, 2003 and June 9, 2003 (date of inception) to September 30, 2005, and our report dated December 14, 2005 expressed an unqualified opinion on those consolidated financial statements.

/s/ UHY MANN FRANKFORT STEIN & LIPP CPAs, LLP
Houston, Texas
December 14, 2005

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Particle Drilling Technologies, Inc.
Houston, Texas

We have audited the accompanying consolidated balance sheets of Particle Drilling Technologies, Inc. and subsidiaries (the “Company”) (a development stage company) as of September 30, 2005 and 2004, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years ended September 30, 2005 and 2004, and for the periods from June 9, 2003 (date of inception) to September 30, 2003 and June 9, 2003 (date of inception) to September 30, 2005. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Particle Drilling Technologies, Inc. as of September 30, 2005 and 2004, and the consolidated results of their operations and their cash flows for the years ended September 30, 2005 and 2004, and for the periods from June 9, 2003 (date of inception) to September 30, 2003 and June 9, 2003 (date of inception) to September 30, 2005, in conformity with accounting principles generally accepted in the United States of America.

We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the effectiveness of the Company’s internal control over financial reporting as of September 30, 2005, based on the criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated December 14, 2005 expressed an unqualified opinion on management’s assessment of the effectiveness of the Company’s internal control over financial reporting and an unqualified opinion on the effectiveness of the Company’s internal control over financial reporting.

/s/ UHY MANN FRANKFORT STEIN & LIPP CPAS, LLP
Houston, Texas
December 14, 2005

PARTICLE DRILLING TECHNOLOGIES, INC.
(a development stage enterprise)

CONSOLIDATED BALANCE SHEETS

	September 30, 2005	September 30, 2004
ASSETS
Current assets:
Cash and cash equivalents	$10,504,646	$20,363
Accounts receivable—related party	42,330	—
Prepaid expenses	229,963	110,535
Total current assets	10,776,939	130,898
Property, plant & equipment, net	1,277,982	451,825
Intangibles, net	1,102,403	982,612
Other assets	391,089	5,250
Total assets	$13,548,413	$1,570,585
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,056,733	$864,177
Short-term notes payable	79,880	340,304
Current portion of long-term debt	11,597	10,891
Accrued liabilities	242,633	216,553
Total current liabilities	1,390,843	1,431,925
Long-term debt	9,463	20,201
Commitments and Contingencies—See Note 15
Stockholders’ equity:
Common stock, $.001 par value, 100,000,000 shares authorized, 27,441,472 shares issued and 24,441,472 shares outstanding at September 30, 2005, and 18,095,447 shares issued and outstanding at September 30, 2004	27,441	18,095
Additional paid-in capital	22,781,518	3,974,148
Treasury stock at cost, 3,000,000 shares and -0- shares at September 30, 2005 and September 30, 2004, respectively	(1,500,000)	—
Deficit accumulated during the development stage	(9,160,852)	(3,873,784)
Total stockholders’ equity	12,148,107	118,459
Total liabilities and stockholders’ equity	$13,548,413	$1,570,585

The accompanying notes are an integral part of these statements.

PARTICLE DRILLING TECHNOLOGIES, INC.
(a development stage enterprise)

CONSOLIDATED STATEMENTS OF OPERATIONS

			Period from June 9, 2003 (date of inception) to	Period from June 9, 2003 (date of inception) to
	Year Ended September 30,		September 30,	September 30,
	2005	2004	2003	2005
Revenues	$—	$—	$—	$—
Operating expenses:
Research and development	2,802,155	621,752	39,626	3,463,533
General and administrative	2,744,963	2,683,024	503,158	5,931,145
Total operating expenses	5,547,118	3,304,776	542,784	9,394,678
Loss from operations	(5,547,118)	(3,304,776)	(542,784)	(9,394,678)
Other income (expenses)
Interest income	209,305	—	—	209,305
Rental income—related party	27,162	—	—	27,162
Gain on debt extinguishment	35,283	—	—	35,283
Interest expense	(11,700)	(26,224)	—	(37,924)
Total other income (expenses)	260,050	(26,224)	—	233,826
Net loss	$(5,287,068)	$(3,331,000)	$(542,784)	$(9,160,852)
Net loss per common share, basic and diluted	$(0.24)	$(0.25)	$(0.07)	$(0.56)
Weighted average number of common shares outstanding—basic and diluted	22,150,365	13,364,183	7,741,646	16,408,395

The accompanying notes are an integral part of these statements.

PARTICLE DRILLING TECHNOLOGIES, INC.

(a development stage enterprise)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
For the Period from June 9, 2003 (date of inception)

to September 30, 2005

	Common Stock		Treasury Stock		Additional Paid-in	Deficit Accumulated During Development	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount	Capital	Stage	(Deficit)
Retroactive restatement of stockholders’ equity prior to merger for recapitalization	1,550,000	$1,550	—	$—	$(1,550)	$—	$—
Common stock issued to founders at $0.001 per share in June 2003	9,000,000	9,000	—	—	—	—	9,000
Common stock issued in private placement for cash at $2.00 per share from June 2003 to September 2003, less offering expense of $436,096	504,500	505	—	—	572,399	—	572,904
Common stock issued for services provided at $2.00 per share in July 2003	15,000	15	—	—	29,985	—	30,000
Net loss	—	—	—	—	—	(542,784)	(542,784)
Balance, September 30, 2003	11,069,500	11,070	—	—	600,834	(542,784)	69,120
Common stock issued in private placement for cash at $2.00 per share from October 2003 to February 2004, less offering expense of $166,322	196,800	197	—	—	227,080	—	227,277
Common stock issued for services provided at $2.00 per share in October 2003	27,000	27	—	—	53,973	—	54,000
Common stock issued for cash at $2.00 per share from October 2003 to March 2004	325,000	325	—	—	649,675	—	650,000
Common stock issued for cash at $1.82 per share in October 2003	2,750	2	—	—	4,998	—	5,000
Common stock issued in exchange for note payable at $2.00 per share in January 2004	25,000	25	—	—	49,975	—	50,000
Common stock issued for services provided at $2.00 per share in January 2004	12,000	12	—	—	23,988	—	24,000
Common stock issued for cash at $0.72 per share in March 2004	69,508	70	—	—	49,930	—	50,000
Common stock issued for cash at $0.97 per share in March 2004	15,480	15	—	—	14,985	—	15,000
Common stock issued for cash at $0.75 per share in March 2004	35,000	35	—	—	26,215	—	26,250
Common stock issued for services provided at $2.00 per share in March 2004	70,000	70	—	—	139,930	—	140,000
Common stock issued for services provided at $2.00 per share in March 2004	75,000	75	—	—	149,925	—	150,000
Common stock issued for cash at $0.74 per share in April 2004	23,500	23	—	—	17,477	—	17,500
Common stock issued in exchange of accounts payable at $0.12 per share upon exercise of warrants in April 2004	50,000	50	—	—	6,850	—	6,900
Common stock issued for cash at $0.12 per share upon exercise of warrants from April 2004 to June 2004	113,909	114	—	—	15,605	—	15,719
Common stock issued for cash at $0.12 per share upon exercise of employee stock options in June 2004	200,000	200	—	—	32,062	—	32,262

PARTICLE DRILLING TECHNOLOGIES, INC.

(a development stage enterprise)

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (Continued)
For the Period from June 9, 2003 (date of inception)

to September 30, 2005

Common stock issued in connection with advisory agreement at $0.12 per share in June 2004	5,000,000	5,000	—	—	595,000	—	600,000
Common stock issued at $1.50 per share upon conversion of note payable in June 2004, less offering expense	410,000	410	—	—	553,090	—	553,500
Common stock issued in private placement for cash at $2.00 per share from July 2004 to September 2004, less offering expense	375,000	375	—	—	717,125	—	717,500
Fair value of common stock warrants issued for services	—	—	—	—	2,880	—	2,880
Stock-based employee compensation	—	—	—	—	42,551	—	42,551
Net loss	—	—	—	—	—	(3,331,000)	(3,331,000)
Balance, September 30, 2004	18,095,447	18,095	—	—	3,974,148	(3,873,784)	118,459
Common stock issued in private placement for cash at $2.00 per share from October 2004 to February 2005, less offering expense	850,000	850	—	—	1,581,585	—	1,582,435
Common stock issued for services provided at $1.75 per share in October 2004	10,000	10	—	—	17,490	—	17,500
Common stock issued upon cashless exercise of warrants at $0.12 per share in December 2004	9,314	10	—	—	(10)	—	—
Common stock issued for cash at $0.01 per share upon exercise of warrants in December 2004	33,333	33	—	—	302	—	335
Common stock cancelled at $0.12 per share in January 2005	(700,000)	(700)	—	—	(83,300)	—	(84,000)
Common stock cancelled at $0.001 per share in January 2005	(50,000)	(50)	—	—	50	—	—
Common stock issued in private placement for cash at $2.00 per share in February 2005, less offering expense	9,000,000	9,000	—	—	14,605,332	—	14,614,332
Repurchase of common stock at $0.50 per share in February 2005	—	—	(3,000,000)	(1,500,000)	—	—	(1,500,000)
Restricted stock issued to employees at $4.90 per share in May 2005	140,000	140	—	—	(140)	—	—
Restricted stock issued to employees at $5.45 per share in May 2005	5,000	5	—	—	(5)	—	—
Common stock issued upon cashless exercise of warrants at $0.12 per share in August 2005	48,378	48	—	—	(48)	—	—
Fair value of common stock warrants issued for services	—	—	—	—	2,508,564		2,508,564
Stock-based employee compensation	—	—	—	—	177,550		177,550
Net loss	—	—	—	—	—	(5,287,068)	(5,287,068)
Balance, September 30, 2005	27,441,472	$27,441	(3,000,000)	$(1,500,000)	$22,781,518	$(9,160,852)	$12,148,107

The accompanying notes are an integral part of these statements.

PARTICLE DRILLING TECHNOLOGIES, INC.
(a development stage enterprise)

CONSOLIDATED STATEMENTS OF CASH FLOWS

			Period from June 9, 2003 (date of inception) to	Period from June 9, 2003 (date of inception) to
	Year Ended September 30,		June 30,	June 30,
	2005	2004	2003	2005
Cash flows from operating activities:
Net loss	$(5,287,068)	$(3,331,000)	$(542,784)	$(9,160,852)
Adjustments to reconcile net loss to net cash used in operating activities:
Gain on debt extinguishment	(35,283)	—	—	(35,283)
Depreciation and amortization expense	391,467	147,409	—	538,876
Short-term note issued for services	—	44,000	—	44,000
Common stock issued for services	(66,500)	968,000	30,000	931,500
Warrants issued for services	57,999	5,830	—	63,829
Stock-based employee compensation	177,550	50,814	—	228,364
Changes in operating assets and liabilities:
Increase in accounts receivable—related party	(42,330)	—	—	(42,330)
Increase in prepaid expenses	(68,428)	(49,545)	—	(117,973)
(Increase) decrease in other current assets	—	7,500	(7,500)	—
Increase in accounts payable	221,329	362,527	132,939	716,795
Increase in accrued liabilities	26,080	79,774	136,779	242,633
Net cash used in operating activities	(4,625,184)	(1,714,691)	(250,566)	(6,590,441)
Cash flows from investing activities:
Payments to purchase property and equipment	(1,167,134)	(16,555)	—	(1,183,689)
Proceeds from sale of property and equipment	—	20,957	—	20,957
Payments to purchase intangibles	(170,281)	(185,468)	(74,695)	(430,444)
Payments to purchase other assets	(385,839)	(5,250)	—	(391,089)
Payments issued for note receivable	—	(24,447)	(276,336)	(300,783)
Payments issued for note receivable—related party	—	(56,783)	—	(56,783)
Net cash used in investing activities	(1,723,254)	(267,546)	(351,031)	(2,341,831)
Cash flows from financing activities:
Proceeds from issuance of common stock	18,647,666	1,746,196	581,904	20,975,766
Repurchase of common stock	(1,500,000)	—	—	(1,500,000)
Proceeds from issuance of convertible notes	—	553,500	—	553,500
Repayments of notes payable	(314,945)	(277,403)	—	(592,348)
Proceeds from borrowings under loan agreements—related parties	—	—	23,195	23,195
Repayment of borrowings under loan agreements—related parties	—	(23,195)	—	(23,195)
Net cash provided by financing activities	16,832,721	1,999,098	605,099	19,436,918
Net increase in cash and cash equivalents	10,484,283	16,861	3,502	10,504,646
Cash and cash equivalents—beginning of period	20,363	3,502	—	—
Cash and cash equivalents—end of period	$10,504,646	$20,363	$3,502	$10,504,646
Supplemental disclosures of cash flow information:
Cash paid for interest	$14,004	$24,697	$—	$38,701
Non-cash investing and financing activities:
Prepaid insurance acquired with note payable	$51,000	$60,990	—	$111,990
Common stock issued as consideration for account payable	—	6,000	—	6,000
Common stock issued as consideration for note payable	—	50,000	—	50,000
Related party note receivable exchanged for property and equipment	—	56,783	—	56,783
Note payable converted into common stock	—	553,500	—	553,500
Property and equipment acquired with assumed liabilities	—	479,610	—	479,610
Intangibles acquired with assumed liabilities	—	757,792	—	757,792

The accompanying notes are an integral part of these statements.

PARTICLE DRILLING TECHNOLOGIES, INC.
(a development stage enterprise)

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1.   ORGANIZATION AND NATURE OF BUSINESS

Particle Drilling Technologies, Inc. (“PDTI”or the “Company”) is a Nevada corporation, formerly named MedXLink, Corp. (“MXLK”). On January 14, 2005, Particle Drilling Technologies, Inc., a Delaware corporation (“PDTI-DE”) merged with a subsidiary of MXLK in a stock-for-stock transaction as a result of a merger and plan of reorganization agreement between MXLK and PDTI-DE. Pursuant to the above merger, MXLK assumed PDTI-DE’s operations and business plan and changed its name to Particle Drilling Technologies, Inc.

PDTI is a development stage company engaged in the development of a proprietary drilling system technology (“Particle Impact Drilling” or “PID”). The PID technology is designed to increase the rate-of-penetration in the drilling process, particularly in hard rock drilling environments. PDTI intends to develop and exploit this technology by commercializing the PID system in the oil and gas industry.

PDTI is devoting substantially all of its efforts to product development, commercializing the technology and recruiting personnel. PDTI has substantially funded its operations with proceeds from the issuance of common stock. In the course of the development activities, PDTI has sustained operating losses and expects such losses to continue into fiscal 2006. PDTI will finance its operations primarily through cash and cash equivalents on hand, future financing from the issuance of debt or equity instruments and through the generation of revenues once commercial operations get underway. However, the Company has yet to generate any revenues, and has no assurance of future revenues. To management’s knowledge, no company has yet marketed a salable product using the technology that is being developed by the Company. Even if marketing efforts are successful, substantial time may pass before revenues are realized. In management’s opinion, based on available cash and cash equivalents on hand, PDTI has sufficient liquidity to meet its working capital and capital expenditure requirements for at least the next twelve months.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. Certain reclassifications have been made to conform prior period amounts to the current period presentation. These reclassifications had no effect on net loss, net loss per share or stockholders’ equity.

Reverse Acquisition

For the purposes of these consolidated financial statements, the merger of PDTI-DE into MXLK was treated as a reverse acquisition. Pursuant to the guidance in Appendix B of SEC Accounting Disclosure Rules and Practices Official Text, the merger of a private operating company into a non-operating public shell corporation with nominal net assets typically results in the owners and management of the private company having actual or effective operating control of the combined company after the transaction, with the shareholders of the former public shell continuing only as passive investors. These transactions are considered by the staff of the Securities and Exchange Commission to be capital transactions in substance, rather than business combinations. That is, the transaction is equivalent to the issuance of stock by the private company for the net monetary assets of the shell corporation, accompanied by a recapitalization.

Accordingly, the reverse acquisition has been accounted for as a recapitalization. For accounting purposes, PDTI is considered the acquirer in the reverse acquisition. The historical consolidated financial statements are those of PDTI. Net loss per share for periods prior to the merger are restated to reflect the number of equivalent shares received by the acquiring company.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its subsidiary. All significant intercompany balances and transactions have been eliminated.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from these estimates.

Cash Equivalents

Cash equivalents include highly liquid investments with a maturity of three months or less when acquired.

Fair Value of Financial Instruments

We invest cash in excess of operating requirements in U.S. Money Market Funds. The carrying amounts reported in the consolidated balance sheets for current assets and current liabilities approximate fair value due to the short maturity of these items.

Concentration of Credit Risk

Financial instruments that potentially subject PDTI to a concentration of credit risk consist of cash and cash equivalents. Cash and cash equivalents are deposited in demand in one financial institution in the United States. Deposits held with financial institutions may exceed the amount of insurance provided on such deposits. PDTI has not experienced any material losses on its deposits of cash and cash equivalents.

Property and Equipment

Property and equipment are stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets, which ranges from three to five years. Leasehold improvements are amortized using the straight-line method over the estimated useful lives of the assets or the term of the lease, whichever is shorter. Whenever assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is recognized in income for the period. The cost of maintenance and repairs is expensed as incurred and any significant improvements that extend the useful life of the assets are capitalized.

Intangible Assets

An intangible asset that is acquired either individually or with a group of other assets (but not those acquired in a business combination) is initially recognized and measured based on its fair value. The costs of a group of assets acquired in a transaction other than a business combination are allocated to the individual assets acquired based on their relative fair values and are not considered goodwill. The cost is measured based on the fair value of the consideration given or the fair value of the net assets acquired, whichever is more reliably measurable. Intangible assets are amortized on a straight-line basis over the best estimate of their useful lives. The amortization period and amortization method are reviewed annually at each financial year-end. Additional patent and application costs are capitalized, and amortized over their useful lives once the patents are issued.

Impairment of Long-Lived Assets

PDTI evaluates its long-lived assets for indicators of possible impairment by comparison of the carrying amounts to future net undiscounted cash flows expected to be generated by such assets when events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Should an impairment exist, the impairment loss would be measured based on the excess carrying value of the asset over the asset’s fair value or discounted estimates of future cash flows. PDTI also evaluates the capitalized costs for patents and patent applications filed but not issued for possible impairments. PDTI has not identified any such impairment losses to date.

Offering Expense

Offering expenses consist primarily of placement fees and expenses, professional fees and printing costs. These expenses are charged against the related proceeds from the sale of Company stock in the periods in which they occur or charged to expense in the event of a terminated offering.

Income Taxes

The Company follows Statements of Financial Accounting Standards (“SFAS”) No. 109 Accounting for Income Taxes. This statement requires an asset and liability approach for financial accounting and reporting for income tax purposes. This statement recognizes the amount of taxes payable or refundable for the current year and deferred tax liabilities and assets for future tax consequences of events that have been recognized in the consolidated financial statements or tax returns. Provisions (benefits) for income taxes result from permanent and temporary differences in the recognition of accounting transactions for tax and financial reporting purposes. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Stock-Based Compensation

The Company follows SFAS No. 123(R), Share-Based Payment. This statement establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entities equity instruments or that may be settled by the issuance of those equity instruments. This statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. This statement does not change the accounting guidance for share-based payment transactions with parties other than employees provided in SFAS No. 123 as originally issued.

Research and Development

The costs of materials and equipment or facilities that are acquired or constructed for research and development activities and that have alternative future uses are capitalized as tangible assets when acquired or constructed. The cost of such materials consumed in research and development activities and the depreciation of such equipment or facilities used in those activities are research and development costs. However, the costs of materials, equipment, or facilities acquired or constructed for research and development activities that have no alternative future uses are considered research and development costs and are expensed at the time the costs are incurred.

Net Loss Per Share

The Company has presented basic and diluted net loss per share pursuant SFAS No. 128, Earnings Per Share. In accordance with SFAS No. 128, basic and diluted net loss per share has been computed using the weighted-average number of shares of common stock outstanding during the period. Dilutive net loss per share would give affect to the dilutive effect of common stock equivalents consisting of options and warrants. Potentially dilutive securities have been excluded from the net loss per common share calculation as the effects would be antidilutive. Potentially dilutive securities for the years ended September 30, 2005 and 2004 and for the period from June 9, 2003 (date of inception) to September 30, 2003 that have been excluded are 934,835, 98,771 and 0 respectively.

The following is the calculation of basic and diluted weighted average shares outstanding and net loss per share for each of the years and periods ending September 30:

			Period from	Period from
			June 9, 2003	June 9, 2003
			(date of	(date of
			inception) to	inception) to
	Year Ended September 30,		September 30,	September 30,
	2005	2004	2003	2005
Net loss (numerator):
Net loss—basic and diluted	$(5,287,068)	$(3,331,000)	$(542,784)	$(9,160,852)
Weighted average shares (denominator):
Weighted average shares—basic and diluted	22,150,365	13,364,183	7,741,646	16,408,395
Net loss per share:
Basic and diluted	$(0.24)	$(0.25)	$(0.07)	$(0.56)

Recent Accounting Pronouncements

In May 2005, the Financial Accounting Standards Board issued SFAS No. 154, Accounting Changes and Error Corrections. This new standard replaces Accounting Principals Board Opinion (“APB”) No. 20, Accounting Changes, and SFAS No. 3, Reporting Accounting Changes in Interim Financial Statements. This statement changes the requirements for the accounting for and reporting of a change in accounting principle and applies to all voluntary changes in accounting principle. It also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. When a pronouncement includes specific transition provisions, those provisions should be followed. APB No. 20 required that most voluntary changes in accounting principle be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle. This statement requires retrospective application to prior period financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. The provisions of SFAS No. 154 are effective for fiscal years beginning after December 15, 2005. As such we are required to adopt SFAS No. 154 by October 1, 2006. We do not expect this statement to have a material impact on our consolidated financial statements.

3.   PROPERTY AND EQUIPMENT

The following is a summary of property and equipment, at cost less accumulated depreciation, at September 30:

	2005	2004
Office furniture and equipment	$200,360	$66,070
Machines and equipment	1,530,665	497,821
Total cost of property and equipment	1,731,025	563,891
Less: accumulated depreciation	453,043	112,066
Total property and equipment, net	$1,277,982	$451,825

For the years ended September 30, 2005 and 2004 and the period from June 9, 2003 (date of inception) to September 30, 2003, depreciation expense totaled $340,977, $112,066 and $0, respectively.

4.   INTANGIBLE ASSETS

The following is a summary of intangibles, at cost less accumulated amortization, at September 30:

	2005	2004
Intangibles, at cost	$1,188,236	$1,017,955
Less: accumulated amortization	85,833	35,343
Total intangibles, net	$1,102,403	$982,612

During fiscal years 2005 and 2004, the Company incurred direct cost of $170,281 and $88,192, respectively, for patents filed but not issued.

The estimated amortization expense for each of the five succeeding years following September 30, 2005 is $50,500.

In January 2004, PDTI assumed liabilities and exchanged a note receivable from ProDril Services Inc. (“PSI”) of $945,980 and $300,783, respectively, as consideration for equipment with a fair value of $479,610 and all intellectual property associated with PSI’s PID technology. The Company recorded an intangible asset of $767,153 for the difference in the fair value of consideration given and the fair value of the net assets acquired. In connection with the acquisition, the Company incurred direct legal fees of $87,915 and $74,695 during the fiscal year ended September 30, 2004 and the period ending September 30, 2003, respectively. The intangible assets acquired were related to the patents of the PID technology; therefore, PDTI determined the useful life of the intangibles to be 18.3 years at the date of acquisition.

For the years ended September 30, 2005 and 2004 and the period from June 9, 2003 (date of inception) to September 30, 2003, amortization expense totaled $50,490, $35,343 and $0, respectively.

5.   SHORT-TERM NOTES

The following is a table of PDTI’s short-term obligations at September 30:

	2005	2004
Short-term note payable at prime plus 2% interest, secured by a certain license agreement related to the Dual Jet Technology. The Company was in default on this note agreement as of September 30, 2004. PDTI was also in default on the first payment which caused the interest rate to increase from 2% to 18% as of February 21, 2004. During fiscal year 2005 the principal and accrued interest was settled for $95,000	$—	$114,778
Short-term note at prime plus 5% imputed interest, unsecured with monthly principal and interest payments of $10,000	—	74,878
Short-term note at 5.5% interest, unsecured with monthly principal and interest payments of $6,933	—	47,436
Short-term note at prime plus 2% interest, unsecured with monthly principal payments of $5,000 plus interest. As of September 30, 2005, the amount due on this note is in dispute pending a lawsuit that was filed in November 2004	40,000	40,000
Short-term note, unsecured with quarterly principal payments of $5,000, or due on demand with receipt of net $5,000,000 from sale of securities	—	29,782
Short-term note, unsecured due December 31, 2004, or upon receipt of net $5,000,000 from sale of securities	—	21,030
Short-term note, unsecured with principal payments of $3,667 per month	—	11,000
Short-term note at 6.5% interest, unsecured with monthly principal and interest payments of $5,821	39,880	—
Other	—	1,400
Total short-term notes payable	$79,880	$340,304

6.   ACCRUED LIABILITIES

Accrued liabilities consist of the following at September 30:

	2005	2004
Payroll and related expenses	$4,449	$132,067
General and administrative	21,846	—
Rent	57,450	—
Professional fees	2,154	80,000
Audit fees	112,000	—
Research and development expense	33,243	—
Accrued capital costs	11,491	—
Accrued interest	—	4,486
Total accrued liabilities	$242,633	$216,553

7.   LONG-TERM DEBT

Long-term debt consists of the following at September 30:

	2005	2004
Note payable to a bank in monthly installments of $927, including interest at 6.25%, due in July 2007, secured by a vehicle	$21,060	$31,092
Less: current portion classified as current on the balance sheet	11,597	10,891
Total long-term debt	$9,463	$20,201

8.   COMMON STOCK

All common stock sold or issued in exchange for services included an anti-dilution provision with the exception of the founders’ shares, the 5,000,000 shares of common stock issued in June 2004 to PDTI’s financial advisors, and shares of common stock issued in exchange for warrants. In June 2004, all shareholders whose shares included an anti-dilution provision agreed to exchange the anti-dilution provision for registration rights, thereby eliminating the anti-dilution provision.

At September 30, 2005 and 2004, the Company had 24,441,472 and 18,095,447 shares of common stock outstanding, respectively. Common stock reserved for issuance consists of the following at September 30:

	2005	2004
Exercise of stock options	3,915,000	2,655,000
Exercise of warrants	1,678,000	160,000
Future grants of stock options and restricted stock	1,230,000	645,000
Total common stock reserved for issuance	6,823,000	3,460,000

9.    TREASURY STOCK

In February 2005, the Board of Directors authorized the repurchase of 3,000,000 shares of the Company’s common stock at $0.50 per share from Prentis B. Tomlinson, PDTI’s former President and Chief Executive Officer and a director of PDTI until December 2, 2004. In February 2005, PDTI used $1.5 million of the $18 million gross proceeds received from the February 9, 2005 private placement to repurchase 3,000,000 shares at $0.50 per share from Mr. Tomlinson.

10.   STOCK OPTIONS AND WARRANTS

Stock Options

In March 2005, the Board of Directors adopted the 2005 Stock Incentive Plan (the “2005 Plan”). The 2005 Plan provides the issuance of incentive stock options, non-statutory stock options and restricted stock grants to directors, employees and consultants of PDTI. Provisions under the 2005 Plan allow for the issuance of options and restricted stock awards to purchase or issue up to 2,000,000 shares of common stock. As of September 30, 2005, the Company had 1,200,000 shares of common stock available for issuance pursuant to awards under the 2005 Plan. Under the 2005 Plan, the exercise price of each option equals the market value of the Company’s common stock on the date of grant and the maximum term for the options is ten years. During fiscal year 2005, the Company did not record any compensation expense for awards issued under the 2005 Plan.

In April 2004, the Board of Directors adopted the 2004 Stock Incentive Plan (the “2004 Plan”). The 2004 Plan provides the issuance of incentive stock options, non-statutory stock options and restricted stock to directors, employees and consultants of PDTI. Provisions under the 2004 Plan allow for the issuance of up to 3,500,000 shares of common stock pursuant to awards under this plan. As of September 30, 2005, the Company had 30,000 awards available for grant under the 2004 Plan. Under the 2004 Plan, the exercise price of each option equals the market value of the Company’s common stock on the date of grant and the maximum term for the options is ten years. For the years ended September 30, 2005 and 2004, compensation expense recorded for these options was $177,550 and $50,814, respectively.

Warrants

In October 2004, PDTI issued warrants to purchase 33,333 shares of the Company’s common stock at $0.01 per share. The warrants were issued to a financial advisor for services provided. The Company recorded an expense of $58,000 using the Black-Scholes option pricing model.

In connection with a private placement that commenced in April 2004 and completed in January 2005, PDTI issued warrants, in January 2005, to purchase 65,500 shares of the Company’s common stock to certain persons associated with the Placement Agent of this private placement. Offering expense recorded for these warrants was $80,565. The related expense was a direct cost of the associated financing and was therefore charged directly to stockholders’ equity. Each warrant has an exercise price of $2.00 per share with a maximum term of five years. The fair value of each warrant granted is estimated as of the grant date using the Black-Scholes option pricing model.

In connection with a private placement that was completed February 9, 2005, PDTI issued warrants, in February 2005, to purchase 1,500,000 shares of the Company’s common stock to certain persons associated with the Placement Agent of this private placement. Offering expense recorded for these warrants was $2,370,000. The related expense was a direct cost of the associated financing and was therefore charged directly to stockholders’ equity. Each warrant has an exercise price of $2.00 per share with a maximum term of ten years. The fair value of each warrant granted is estimated as of the grant date using the Black-Scholes option pricing model.

During fiscal year 2004, PDTI issued warrants to purchase 323,909 of the Company’s common stock to consultants. The exercise price of each warrant equals the market value of the Company’s common stock on the date of grant and the maximum term for the warrants is five years. For the fiscal year ended September 30, 2004, compensation expense recorded for these warrants was $5,830.

The Company did not have any stock option or stock warrant activity for the period from June 9, 2003 (date of inception) to September 30, 2003; therefore, no compensation expense was recorded for this period.

Summarized Information for Stock Options and Warrants

The following is a summary of all stock option and warrant activity for fiscal years 2005 and 2004:

	Number of Shares Underlying Options	Weighted Average Exercise Price	Number of Shares Underlying Warrants	Weighted Average Exercise Price
Outstanding at October 1, 2003	—	$—	—	$—
Granted	2,855,000	0.12	323,909	0.12
Exercised	(200,000)	0.12	(163,909)	0.12
Forfeited	—	—	—	—
Outstanding at September 30, 2004	2,655,000	$0.12	160,000	$0.12
Granted	1,270,000	3.60	1,611,333	1.97
Exercised	—	—	(91,025)	0.08
Forfeited	(10,000)	4.90	(2,308)	0.12
Outstanding at September 30, 2005	3,915,000	$1.24	1,678,000	$1.90
Exercisable at September 30, 2005	2,211,250	$0.49	1,678,000	$1.90
Exercisable at September 30, 2004	1,030,000	$0.12	160,000	$0.12

The weighted average fair value of an option to purchase one share of common stock granted during fiscal years 2005 and 2004 was $2.37 and $0.04, respectively. The weighted average fair value of a warrant to purchase one share of common stock granted during fiscal years 2005 and 2004 was $1.56 and $0.02, respectively. The fair value of each stock option and warrant granted is estimated as of the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions:

	Weighted Average Assumption for Options Granted		Weighted Average Assumption for Warrants Granted
	2005	2004	2005	2004
Risk-free interest rate	4.0%	4.2%	3.9%	3.3%
Expected volatility	40.4%	None	69.8%	None
Dividend yield	None	None	None	None
Expected life	7.8 years	10 years	9.6 years	5 years

The following table summarizes information about stock options outstanding and exercisable at September 30, 2005:

Options Outstanding				Options Exercisable
Range of Exercise Price	Number of Shares Underlying Options	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number of Shares Underlying Options	Weighted Average Exercise Price
$0.12 to $1.75	3,205,000	8.6 years	$0.40	2,211,250	$0.49
$4.90 to $6.65	710,000	9.6 years	$5.02	—	—
	3,915,000	8.8 years	$1.24	2,211,250	$0.49

The following table summarizes information about warrants outstanding and exercisable at September 30, 2005:

Warrants Outstanding				Warrants Exercisable
Range of Exercise Price	Number of Shares Underlying Warrants	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number of Shares Underlying Warrants	Weighted Average Exercise Price
$0.12 to $3.00	1,678,000	8.8 years	$1.90	1,678,000	$1.90

The following table presents information about stock options and warrants granted during the year where the exercise price of some stock options and warrants differed from the market price of the Company’s stock on the grant date:

	Number of Shares Underlying Options	Weighted Average Exercise Price	Number of Shares Underlying Warrants	Weighted Average Exercise Price
Year ended September 30, 2005
Exercise price equals market value	1,270,000	$3.60	1,565,500	$2.00
Exercise price greater than market value	—	—	12,500	3.00
Exercise price less than market value	—	—	33,333	0.01
	1,270,000	$3.60	1,611,333	$1.97
Year ended September 30, 2004
Exercise price equals market value	2,855,000	$0.12	323,909	$0.12
Exercise price greater than market value	—	—	—	—
Exercise price less than market value	—	—	—	—
	2,855,000	$0.12	323,909	$0.12

11.   INCOME TAXES

For the period ended September 30, 2005, there were permanent and temporary differences of approximately $130,000 and $2,067,000, respectively, which decreased the tax loss for the current year.

At September 30, 2005, the Company has cumulative net operating loss carryforwards of approximately $7,001,000 which expire in years 2006 through 2024. No effect has been shown in the consolidated financial statements for the net operating loss carryforwards as the likelihood of future tax benefit from such net operating loss carryforwards is not determinable at this time. Accordingly, the potential tax benefits of the net operating loss carryforwards, estimated based upon current tax rates at September 30, 2005, have been offset by valuation reserves of the same amount. The valuation allowance increased $1,126,208 from September 30, 2004 to September 30, 2005.

Deferred tax assets consisted of the following at September 30:

	2005	2004	Total
Deferred tax asset:
Net operating loss carryforward	$1,753,236	$1,304,022	$3,057,258
Intangibles	—	31,296	31,296
Stock warrants exercised	834,807	—	834,807
Stock-based compensation	22,417	—	22,417
Deferred tax liability:
Intangibles	(55,002)	—	(55,002)
Property and equipment	(99,424)	(5,492)	(104,916)
Deferred tax asset	2,456,034	1,329,826	3,785,860
Valuation allowance	(2,456,034)	(1,329,826)	(3,785,860)
Net deferred tax asset	$—	$—	$—

Due to the losses that have occurred since the Company’s inception, and that the effect of any permanent or temporary differences on taxable income have been deemed immaterial, no statutory rate reconciliation of the Company’s tax rate is disclosed nor discussed within this footnote.

12.   RELATED PARTY TRANSACTIONS

In March 2005, the Company entered into a five year sublease agreement with an affiliate of John D. Schiller, PDTI’s interim President and Chief Executive Officer of PDTI until November 15, 2005, and currently one of PDTI’s directors pursuant to which PDTI will sublease approximately 50% of the Company’s 10,310 square foot new corporate office to the affiliate of Mr. Schiller, effective June 2005. Future annual minimum rental income associated with the sublease is $93,128.

In April 2004, the Company entered into an advisory agreement with Cagan McAfee Capital Partners, LLC (“CMCP”) to assist in providing investment banking and other financial advisory services. One of the principal’s of CMCP was a director of the Company until February 8, 2005. In connection with the advisory agreement, the Company issued 5,000,000 shares of its common stock to CMCP and various affiliates of CMCP. CMCP cancelled 700,000 of these shares in connection with the merger with MedXLink Corp. in January 2005. The Company is also required to pay CMCP a monthly advisory fee of $9,500 commencing on the date of signing a merger agreement with a public company and continuing for two years following the merger. The Company signed a merger agreement with MedXLink, Corp, a public company, on July 14, 2004 and merged with MedXLink, Corp on January 14, 2005.

In 2003, the Company entered into a revolving loan agreement with an affiliate of Prentis B. Tomlinson, PDTI’s former President and Chief Executive Officer and a director of PDTI until December 2, 2004. The agreement was created initially to provide PDTI access to funds to carry out daily management activities in the normal course of business and to provide financial support to PSI until such time as the acquisition of certain assets and liabilities of PSI could be completed (See Note 14 below for a complete description of the acquisition referred to above). The terms of the agreement allow for the right to offset. At September 30, 2003, the affiliate of Mr. Tomlinson owed PDTI $318,744 and PDTI owed the affiliate of Mr. Tomlinson $322,172 for a net amount due to the affiliate of $3,428. In July 2004, the affiliate of Mr. Tomlinson owed PDTI $381,789 and PDTI owed the affiliate of Mr. Tomlinson $325,006 for a net amount due from the affiliate of $56,783. During July 2004, PDTI purchased various office furniture, fixtures and equipment with a fair market value of $63,356 from the affiliate of Mr. Tomlinson by offsetting the balance owed to PDTI under this revolving loan agreement. In addition to the office furniture, fixtures and equipment, PDTI assumed the property tax liability of $6,573.

During the period from June 9, 2003 (date of inception) to September 30, 2003, Prentis B. Tomlinson advanced PDTI $19,767. During fiscal year 2004, the Company paid Mr. Tomlinson the entire balance owed.

13.   MERGERS

On July 14, 2004, MedXLink, Corp. (“MXLK”, or the “Parent”), a Nevada corporation and an inactive publicly-traded company, entered into an Agreement and Plan of Reorganization with Particle Drilling Technologies, Inc., a Delaware corporation (“PDTI-DE”), whereby MXLK agreed to acquire PDTI-DE through PDTI Acquisition Corp. (“Merger Sub”), a newly formed Delaware corporation and wholly owned subsidiary of MXLK, by issuing common stock in exchange for all the outstanding shares of PDTI-DE. On January 14, 2005, MXLK closed the merger with PDTI-DE and issued 16,698,094 shares of common stock (including 3,381,538 shares of common stock issued upon conversion of the same number of shares of Series A Convertible Preferred Stock of PDTI-DE) to holders of common stock of PDTI-DE and reserved for issuance (1) 228,000 shares of common stock pursuant to outstanding warrants to purchase common stock of PDTI-DE, and (2) 3,205,000 shares of common stock pursuant to outstanding options to purchase common stock of PDTI-DE. In addition, 1,342,404 issued and outstanding shares of common stock of PDTI-DE were cancelled for no consideration in connection with the merger. As a result of the merger, the Parent had 18,248,094 shares of common stock issued and outstanding (including 3,381,538 shares of common stock issued upon conversion of the same number of shares of Series A Convertible Preferred Stock of PDTI-DE) and an additional 3,433,000 shares of common stock reserved for issuance as described above. Following the merger, PDTI-DE continued as the surviving corporation under the name of Particle Drilling Technologies, Inc. as a subsidiary of Parent.

14.   ACQUISITIONS

In June 2003, PDTI entered into an Assignment and Assumption Agreement with the Curlett Family Limited Partnership, Ltd (“CFLP”) whereby PDTI acquired from CFLP its entire right, title and interest in the PID patent and patent application.

In June 2003, PDTI entered into an Exclusive License Agreement with CCORE Technology and Licensing, Ltd. (“CCORE”), PSI, Harry B. Curlett, Curlett Family Limited Partnership, Ltd., and ProDril Services International, Ltd. (“PSIL”) whereby PDTI was granted a worldwide and irrevocable exclusive license for the dual jet nozzle and its attendant system apparatus. This technology is a non-core asset with respect to PDTI’s business plan.

In September 2003, PDTI entered into an Acquisition Agreement with ProDril Partners, LLC, PSI, Mr. Harry B. Curlett, CCORE Technology and Licensing, Ltd., and CFLP whereby PDTI agreed to acquire substantially all of the assets of PSI and agreed to assume certain PSI liabilities. Also in September 2003, PDTI entered into a separate Acquisition Agreement with ProDril Partners, LLC, ProDril Services International, Ltd., Mr. Harry B. Curlett, CCORE Technology and Licensing, Ltd., and CFLP whereby PDTI acquired substantially all of the assets of PSIL and agreed to assume certain PSIL liabilities. The closing date of the two mentioned Acquisition Agreements was effective January 20, 2004.

15.   COMMITMENTS AND CONTINGENCIES

Lease Commitments

Rent expense with respect to our lease commitments for the years ended September 30, 2005, 2004 and period from June 9, 2003 (date of inception) to September 30, 2003 was $155,424, $63,999 and $18,658, respectively. The Company is obligated under non-cancellable operating leases for PDTI’s office space and commercial operating facility in Houston, Texas. Future minimum payments required under these leases as of September 30, 2005 are as follows:

Year Ending September 30:

2006	$248,214
2007	205,014
2008	205,014
2009	205,014
2010	150,690
Total minimum lease payments	$1,013,946

Royalty Agreements

In January 2004, PDTI entered into a Royalty Agreement with PSI whereby PDTI will be required to pay PSI a royalty on a quarterly basis equal to 18% of the earnings before interest, income taxes, depreciation and amortization (“EBITDA”) derived from the use of the PID technology, until an aggregate of $67,500,000 has been paid. PDTI also entered into a Royalty Agreement in January 2004 with PSIL whereby PDTI will be required to pay PSIL a royalty on a quarterly basis equal to 2% of EBITDA derived from the use of the PID technology, until an aggregate of $7,500,000 has been paid. In addition, PDTI will be required to pay CCORE, PSI and PSIL a royalty equal to 1.6%, 1.2% and 1.2%, respectively, of PDTI’s quarterly gross revenue derived from the use of the PID technology. PDTI has no revenues or EBITDA; therefore no royalties have been paid or accrued as of September 30, 2005.

Litigation

The Company is currently involved with litigation in the ordinary course of business. While the outcome of these lawsuits cannot be predicted with certainty, the Company does not expect these matters to have a material adverse effect on our financial position, cash flows or results of operations.

16.   SUBSEQUENT EVENTS

On November 15, 2005, John D. Schiller, PDTI’s former interim President and Chief Executive Officer, resigned as PDTI’s interim President and Chief Executive Officer and J. Chris Boswell, PDTI’s Senior Vice President and Chief Financial Officer, assumed the position as interim Chief Executive Officer. Mr. Boswell will remain PDTI’s Chief Financial Officer while assuming the interim Chief Executive Officer position with the Company.

PARTICLE DRILLING TECHNOLOGIES, INC.
(a development stage enterprise)

SUPPLEMENTAL INFORMATION TO CONSOLIDATED FINANCIAL STATEMENTS
SUMMARIZED QUARTERLY FINANCIAL DATA
(Unaudited)

	First Quarter	Second Quarter	Third Quarter	Forth Quarter	Year
Year ended September 30, 2005:
Revenues	$—	$—	$—	$—	$—
Gross profit	—	—	—	—	—
Loss from operations	(876,193)	(1,228,197)	(1,590,884)	(1,851,844)	(5,547,118)
Net loss	(882,745)	(1,159,730)	(1,506,640)	(1,737,953)	(5,287,068)
Net loss per share—basic and diluted	$(0.05)	$(0.05)	$(0.06)	$(0.07)	$(0.24)
Year ended September 30, 2004:
Revenues	$—	$—	$—	$—	$—
Gross profit	—	—	—	—	—
Loss from operations	(387,716)	(838,987)	(1,244,413)	(833,660)	(3,304,776)
Net loss	(387,716)	(846,449)	(1,254,643)	(842,192)	(3,331,000)
Net loss per share—basic and diluted	$(0.03)	$(0.07)	$(0.10)	$(0.05)	$(0.25)

Particle Drilling Technologies, Inc.

Common Stock

PROSPECTUS

                                           , 2006

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.                 Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses, other than the underwriting discounts and commissions, payable by the registrant in connection with the sale of the securities being registered. All amounts are estimates except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission Fee	$10,370
Printing Costs	$20,000
Legal Fees and Expenses	$25,000
Accounting Fees and Expenses	$15,000
Transfer Agent and Registrar Fees	$3,100
Miscellaneous	$5,000
Total	$78,470

We have agreed to pay all fees and expenses incident to the registration of the shares.

Item 14.                 Indemnification of Directors and Officers.

Chapter 78 of the Nevada General Corporation Law (“NGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he is not liable pursuant to NGCL Section 78.138 or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. NGCL Chapter 78 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he is not liable pursuant to NGCL Section 78.138 or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court or other court of competent jurisdiction in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court or other court of competent jurisdiction shall deem proper.

The company’s Articles of Incorporation and By-laws provide that the company may indemnify its officers, directors, agents and any other persons to the fullest extent permitted by the NGCL.

Additionally, under their employment agreements with PDTI (which agreements were assumed by the company in connection with the acquisition of PDTI), Messrs. Hardisty, Boswell and Tibbitts are entitled to indemnification in their capacity as officers of the company to the fullest extent permitted by the NGCL.

Item 15.                 Recent Sales of Unregistered Securities.

Transactions Prior to Acquisition of PDTI

During the Company’s 2002 fiscal year, the Company issued 6,594 shares of its common stock to its stockholders due to rounding resulting from the Company’s 100 to 1 reverse stock split that was effective as of July 10, 2002. On September 30, 2002, the Company issued 2,000,000 shares of its common stock to Mr. Dean Becker, the Company’s President, Chief Executive Officer and sole director, in exchange for his payment of a $2,000 legal fee on behalf of the Company. On June 30, 2003, the Company issued 215,200 shares of its common stock for cash and, on July 31, 2003, the Company issued 16,000 shares of its common stock for cash, in each case based upon a price per share of $0.0125, for gross proceeds of $2,890.

Prior to the end of fiscal 2004, the Company issued promissory notes to certain unrelated third parties in order to raise working capital. On June 28, 2004, the Company issued 389,610 shares of its common stock in order to extinguish $24,900 of these notes that were previously outstanding based upon a price per share of $0.064. On July 1, 2004, the Company issued 15,000 shares of its common stock in order to extinguish $960 of other outstanding indebtedness based upon a price per share of $0.064.

From time to time prior to the end of fiscal 2004, the Company issued promissory notes to a law firm as payment for services rendered on behalf of the Company. As of September 30, 2004, the total balance outstanding under these notes was $76,538. In connection with the Company’s acquisition of PDTI in January 2005, the entire balance of the promissory notes as well as all interest accrued thereunder was forgiven by the law firm.

Effective July 21, 2002, the Company entered into an agreement to acquire all of the equity of eHDL, Inc. (“eHDL”). In anticipation of the transaction, the Company sold approximately $195,000 in debentures and loaned the proceeds to eHDL. During the 2003 fiscal year, eHDL failed to meet their contractual agreement necessary to complete the acquisition. This led to the abandonment of the acquisition between the Company and eHDL. Since the abandonment, all purchasers of the debentures have agreed to convert their debentures into an investment directly in eHDL and to release the Company from all covenants and obligations under the debentures. eHDL agreed to assume responsibility for the debentures if the Company dismissed all claims against eHDL. Effective July 30, 2003, the purchasers of the debentures agreed that all related funds recorded as notes payable on the records of the Company would be recorded as investments into eHDL.

Acquisition of PDTI

In connection with the closing of the Company’s acquisition of Particle Drilling Technologies, Inc., a Delaware corporation (“PDTI”), on January 14, 2005, the Company issued 13,316,556 shares of its voting Common Stock, par value $0.001 per share (“Common Stock”), to the former holders of common stock of PDTI and reserved for issuance (1) 228,000 shares of Common Stock pursuant to outstanding warrants to purchase common stock of PDTI that were assumed by the Company, (2) 3,205,000 shares of Common Stock pursuant to outstanding options to purchase common stock of PDTI pursuant to PDTI’s 2004 Stock Incentive Plan that were assumed by the Company, and (3) 3,381,538 shares of Common Stock pursuant to outstanding shares of Series A Convertible Preferred Stock of PDTI that remained outstanding following the acquisition that have since been converted into Common Stock of the Company pursuant to the terms of the Certificate of Designation governing the Series A Convertible Preferred Stock as described below. All of the former holders of common stock of PDTI who received Common Stock in connection with the Company’s acquisition of PDTI were accredited investors. In addition, 1,342,404 issued and outstanding shares of Common Stock of the Company were cancelled for no consideration in connection with the acquisition.

The warrants to purchase Common Stock are all exercisable for five years from the date of issuance and may be exercised on a net cashless basis. The warrants to purchase Common Stock of the Company consist of (1) warrants to purchase 150,000 shares of Common Stock in the aggregate at $0.12 per share, (2) warrants to purchase 65,500 shares of Common Stock in the aggregate at $2.00 per share, and (3) warrants to purchase 12,500 shares of Common Stock in the aggregate at $3.00 per share.

The options to purchase Common Stock were all issued under the Particle Drilling Inc. 2004 Stock Incentive Plan, which was assumed by the Company in connection with its acquisition of PDTI. The options are all exercisable for ten years from the date of issuance and may be exercised on a net cashless basis. The options to purchase Common Stock of the Company consist of (1) options to purchase 2,655,000 shares of Common Stock in the aggregate at $0.12 per share and (2) options to purchase 550,000 shares of Common Stock in the aggregate at $1.75 per share.

February 2005 Private Placement Financing

On February 9, 2005, the Company completed a private placement (the “Private Placement”) of 9.0 million shares (the “Shares”) of its Common Stock to a group of institutional and other accredited investors (the “Purchasers”) at a per share price of $2.00, pursuant to the terms of a Securities Purchase Agreement dated February 9, 2005 by and among the Company and each of the Purchasers (the “Purchase Agreement”). In connection with the Private Placement, the Company entered into a Registration Rights Agreement dated February 9, 2005 with the Purchasers requiring that, among other things, the Company register the Shares for resale under the Securities Act of 1933, as amended (the “Securities Act”).

Each Purchaser of Shares in the Private Placement received warrants (the “Purchaser Warrants”) exercisable for that number of additional shares of Common Stock equal to the number of Shares purchased by such Purchaser in the Private Placement multiplied by 0.3, or 2.7 million shares of Common Stock in the aggregate. Each of these Purchaser Warrants is exercisable as follows: (i) with respect to 25%, on the 60th day following the closing date of the Private Placement if a registration statement covering the resale of the Shares has not been filed with the Securities and Exchange Commission (the “SEC”) by such date, (ii) with respect to an additional 25%, on the 90th day following the closing date of the Private Placement if a registration statement covering the resale of the Shares has not been filed with the SEC by such date, (iii) with respect to an additional 25%, on the 150th day following the closing date of the Private Placement if a registration statement covering the resale of the Shares has not been declared effective by the SEC by such date, and (iv) with respect to the remaining 25%, on the 180th day following the closing date of the Private Placement if a registration statement covering the resale of the Shares has not been declared effective by the SEC by such date. Any Purchaser Warrants that become exercisable may be exercised until February 9, 2015 and are exercisable on a net cashless basis. The Company is obligated to register for resale the shares of Common Stock issuable upon exercise of the Purchaser Warrants. In the event that the registration of these warrants lapses for any reason, the exercise period for such warrants shall be automatically extended based upon the amount of time such registration statement is not available.

In addition, the Company issued to persons associated with the placement agent with respect to the Private Placement, warrants (the “Placement Agent Warrants”) to purchase 1.5 million shares of Common Stock in the aggregate at an exercise price of $2.00 per share. The Placement Agent Warrants are exercisable until February 9, 2015 and may be exercised on a net cashless basis. The Company is obligated to register for resale the shares of Common Stock issuable upon exercise of the Placement Agent Warrants. In the event that the registration of these warrants lapses for any reason, the exercise period for such warrants shall be automatically extended based upon the amount of time such registration statement is not available.

Conversion of Series A Convertible Preferred Stock of PDTI

As described above, immediately prior to the Company’s acquisition of PDTI, PDTI had outstanding 3,381,538 shares of its Series A Convertible Preferred Stock. Each share of Series A Convertible Preferred Stock was convertible at the holder’s option into one share of common stock of PDTI. Under the terms of the Certificate of Designation of the Series A Convertible Preferred Stock, in the event of any merger involving PDTI, each share of Series A Convertible Preferred Stock then outstanding became convertible into the kind and amount of securities or other property receivable by a holder of shares of common stock of PDTI in connection with such merger. Therefore, because the holders of common stock of PDTI received one share of Common Stock for each share of common stock of PDTI held by such person in connection with the merger pursuant to which the Company acquired PDTI, the shares of Series A Convertible Preferred Stock automatically became convertible into shares of Common Stock based on the same conversion ratio.

The holders of all 3,381,538 shares of Series A Convertible Preferred Stock elected to convert into shares of Common Stock. As a result, on March 22, 2005, the Company issued 3,381,538 shares of Common Stock to such holders upon conversion of an equivalent number of shares of Series A Convertible Preferred Stock. All of the former holders of Series A Convertible Preferred Stock who received Common Stock in connection with such conversion were accredited investors. No other consideration was paid for the shares of Common Stock issued upon conversion of the Series A Convertible Preferred Stock.

The shares of common stock, notes, warrants and options described above were offered and sold pursuant to the exemption from registration afforded by Rule 506 under the Securities Act of 1933, as amended (the “Securities Act”), and/or Section 4(2) of the Securities Act. The shares of common stock, warrants and options described above (and any shares of common stock issuable upon exercise of such warrants and options) may not be offered or sold in the United States in the absence of an effective registration statement, or exemption from the registration requirements, under the Securities Act.

Shares Issued Upon Conversion of Outstanding Warrants

On January 6, 2006, two holders of outstanding warrants exercised their right to purchase 7,000 shares of Common Stock, in the aggregate, at $2.00 per share on a cashless exercise basis.  The fair market value of the Common Stock on the date of exercise was $6.37.  As a result of this cashless exercise, the Company issued, in the aggregate, 4,802 shares of Common Stock to the holders of the warrants and withheld issuing 2,198 shares of Common Stock in satisfaction of the exercise price under the warrants.

On January 18, 2006, a holder of an outstanding warrant exercised its right to purchase 2,192 shares of Common Stock at $2.00 per share on a cashless exercise basis.  The fair market value of the Common Stock on the date of exercise was $6.39.  As a result of this cashless exercise, the Company issued 1,506 shares of Common Stock to the holder of this warrant and withheld issuing 686 shares of Common Stock in satisfaction of the exercise price under the warrant.

On January 25, 2006, a holder of an outstanding warrant exercised its right to purchase 5,000 shares of Common Stock at $2.00 per share on a cashless exercise basis.  The fair market value of the Common Stock on the date of exercise was $6.30.  As a result of this cashless exercise, the Company issued 3,413 shares of Common Stock to the holder of this warrant and withheld issuing 1,587 shares of Common Stock in satisfaction of the exercise price under the warrant.

The shares of Common Stock issued upon exercise of the warrants described above were issued in an exchange between the Company and its existing security holders in which no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange.  As a result, the issuance of such shares of Common Stock was exempt from registration pursuant to Section 3(a)(9) under the Securities Act.

Item 16.                 Exhibits and Financial Statement Schedules.

(a)   Exhibits.

Exhibit No.	Description
2.1

Acquisition Agreement dated as of January 20, 2004 among Particle Drilling, Inc., ProDril Partners L.L.C., ProDril Services Incorporated, Mr. Harry B. Curlett, CCORE Technology and Licensing, Ltd. and Curlett Family Limited Partnership, Ltd. (Incorporated herein by reference to Exhibit 10.3 to our current report filed on Form 8-K dated January 20, 2005.)

2.2

Acquisition Agreement dated as of January 20, 2004 among Particle Drilling, Inc., ProDril Partners L.L.C., ProDril Services International Limited, Mr. Harry B. Curlett, CCORE Technology and Licensing, Ltd. and Curlett Family Limited Partnership, Ltd. (Incorporated herein by reference to Exhibit 10.4 to our current report on Form 8-K dated January 20, 2005).

2.3

Agreement and Plan of Reorganization dated July 14, 2004 by and among MedXLink Corp., a Nevada corporation, PDTI Acquisition Corp., a Delaware corporation, Dean Becker, Particle Drilling Technologies, Inc., a Delaware corporation, ProDril Partners L.L.C., a Texas limited liability company, and Thomas E. Hardisty. (Incorporated herein by reference to Exhibit 2.1 to our current report filed on Form 8-K dated July 14, 2004.)

2.4

Amendment No. 1 to the Agreement and Plan of Reorganization dated January 10, 2005 by and among MedXLink Corp., a Nevada corporation, PDTI Acquisition Corp., a Delaware corporation, Dean Becker, Particle Drilling Technologies, Inc., a Delaware corporation, ProDril Partners L.L.C., a Texas limited liability company, and Thomas E. Hardisty. (Incorporated herein by reference to Exhibit 99.1 to our current report filed on Form 8-K dated January 12, 2005.)

2.5

Plan of Merger and Merger Agreement, dated January 19, 2005, between Particle Drilling Technologies, Inc. and MedXLink Corp. (Incorporated herein by reference to Exhibit 2.3 to our current report filed on Form 8-K dated January 31, 2005.)

3.1	Articles of Incorporation of MedePort, Inc. (Incorporated herein by reference to Exhibit 3.1 to our current report filed on Form 8-K dated January 20, 2005.)
3.2	Articles of Amendment to the Articles of Incorporation of MedePort, Inc. (Incorporated herein by reference to Exhibit 3.2 to our current report filed on Form 8-K dated January 20, 2005.)
3.3

Articles of Merger dated January 25, 2005 changing the name of the Company to Particle Drilling Technologies, Inc. (Incorporated herein by reference to Exhibit 3.3 to our Registration Statement on Form S-1 (Registration No. 333-123925 filed on April 7, 2005.)

3.4	Bylaws of the Company (Incorporated herein by reference to Exhibit 3.3 to our current report filed on Form 8-K dated January 20, 2005.)
5.1	Opinion of Woodburn and Wedge
10.1	Particle Drilling, Inc. 2004 Stock Incentive Plan. (Incorporated herein by reference to Exhibit 10.5 to our current report filed on Form 8-K dated January 20, 2005.)

10.2	Particle Drilling Technologies, Inc. 2005 Stock Incentive Plan. (Incorporated herein by reference to Exhibit 99.1 to our current report filed on Form 8-K dated April 4, 2005.)
10.3	Form of Incentive Stock Option Agreement. (Incorporated herein by reference to Exhibit 10.6 to our current report filed on Form 8-K dated January 20, 2005.)
10.4	Form of Non-Statutory Stock Option Agreement. (Incorporated herein by reference to Exhibit 10.7 to our current report filed on Form 8-K dated January 20, 2005.)
10.5

Employment Agreement dated August 18, 2003 between ProDril Acquisition Company, Inc. and Jon Christopher Boswell, as amended on April 8, 2004. (Incorporated herein by reference to Exhibit 10.8 to our current report filed on Form 8-K dated January 20, 2005.)

10.6

Employment Agreement dated August 1, 2003 between ProDril Acquisition Company, Inc. and Thomas E. Hardisty, as amended on April 8, 2004. (Incorporated herein by reference to Exhibit 10.9 to our current report filed on Form 8-K dated January 20, 2005.)

10.7

Employment Agreement dated August 1, 2003 between ProDril Acquisition Company and Gordon Tibbitts. (Incorporated herein by reference to Exhibit 10.10 to our current report filed on Form 8-K dated January 20, 2005.)

10.8

Letter agreement dated December 2, 2004 between Particle Drilling Technologies, Inc. and Prentis Tomlinson, Jr. (Incorporated herein by reference to Exhibit 10.11 to our current report filed on Form 8-K dated January 20, 2005.)

10.9

Securities Purchase Agreement, dated as of February 9, 2005, by and among Particle Drilling Technologies, Inc. and the Purchasers listed on Schedule I thereto. (Incorporated herein by reference to Exhibit 10.1 to our current report filed on Form 8-K dated February 10, 2005.)

10.10

Registration Rights Agreement, dated as of February 9, 2005, by and among Particle Drilling Technologies, Inc. and each of the Purchasers. (Incorporated herein by reference to Exhibit 10.2 to our current report filed on Form 8-K dated February 10, 2005.)

10.11

Common Stock Purchase Warrant issued by Particle Drilling Technologies, Inc. to Rita Barr (with attached schedule of substantially identical Common Stock Purchase Warrants not filed with the Securities and Exchange Commission). (Incorporated herein by reference to Exhibit 10.3 to our current report filed on Form 8-K dated February 10, 2005.)

10.12

Stock Purchase Agreement, dated as of February 8, 2005, by and between Particle Drilling Technologies, Inc. and Prentis B. Tomlinson, Jr. (Incorporated herein by reference to Exhibit 10.4 to our current report filed on Form 8-K dated February 10, 2005.)

10.13

Form of Common Stock Purchase Warrant issued by Particle Drilling Technologies, Inc. to Tejas Securities Group, Inc. (Incorporated herein by reference to Exhibit 10.5 to our current report filed on Form 8-K dated February 10, 2005.)

10.14

Assignment and Assumption Agreement dated January 20, 2004 among Curlett Family Limited Partnership, Ltd., ProDril Services Incorporated, Harry B. Curlett, CCORE Technology and Licensing, Ltd. ProDril Services International Limited and Particle Drilling, Inc. (Incorporated by reference to Exhibit 10.14 to Amendment No. 1 to our Registration Statement on Form S-1 (Registration No. 333-123925) filed on May 20, 2005.)

10.15

Royalty Agreement dated January 20, 2004 between Particle Drilling, Inc. and ProDril Services Incorporated. (Incorporated by reference to Exhibit 10.15 to Amendment No. 1 to our Registration Statement on Form S-1 (Registration No. 333-123925) filed on May 20, 2005.)

10.16

Royalty Agreement dated January 20, 2004 between Particle Drilling, Inc. and ProDril Services International Limited. (Incorporated by reference to Exhibit 10.16 to Amendment No. 1 to our Registration Statement on Form S-1 (Registration No. 333-123925) filed on May 20, 2005.)

10.17

Sublease Agreement dated March 21, 2005 between Particle Drilling Technologies, Inc. and The Exploitation Company, LLP. (Incorporated by reference to Exhibit 10.17 to Amendment No. 2 to our Registration Statement on Form S-1 (Registration No. 333-123925) filed on June 27, 2005.)

10.18

Form of Restricted Stock Agreement (employees) (Incorporated by reference to Exhibit 10.18 to Post-Effective Amendment No. 1 to our Registration Statement on Form S-1 (Registration No. 333-123925) filed on January 13, 2006.)

10.19

Form of Restricted Stock Agreement (directors) (Incorporated by reference to Exhibit 10.19 to Post-Effective Amendment No. 1 to our Registration Statement on Form S-1 (Registration No. 333-123925) filed on January 13, 2006.)

10.20

Employment Agreement by and between Particle Drilling Technologies, Inc. and Jim B. Terry (Incorporated herein by reference to Exhibit 10.1 to our current report on Form 8-K filed on Form 8-K dated January 24, 2006)

10.21	form of Non-Statutory Stock Option Agreement (employee) (Incorporated herein by reference to Exhibit 10.2 to our current report on Form 8-K filed on Form 8-K dated January 24, 2006)
10.22

Employment Agreement by and between Particle Drilling Technologies, Inc. and Jon Christopher Boswell (Incorporated herein by reference to Exhibit 10.4 to our current report on Form 8-K filed on Form 8-K dated January 24, 2006)

10.23

Employment Agreement by and between Particle Drilling Technologies, Inc. and Thomas E. Hardisty (Incorporated herein by reference to Exhibit 10.5 to our current report on Form 8-K filed on Form 8-K dated January 24, 2006)

16.1	Letter of Chisholm, Bierwolf & Nilson, LLC. (Incorporated herein by reference to Exhibit 16.1 to our current report filed on Form 8-K dated April 4, 2005.)
21.1	Subsidiaries of Particle Drilling Technologies, Inc. (Incorporated herein by reference to Exhibit 21.1 to our Annual Report on Form 10-K for the year ended September 30, 2005).
23.1*	Consent of UHY Mann Frankfort Stein & Lipp CPAs, LLP.
23.2	Consent of Woodburn and Wedge (included In Exhibit 5.1)
24.1	Powers of Attorney (Incorporated herein by reference to Exhibit 24.1 to our Registration Statement on Form S-1 (Registration No. 333-123925) filed on April 7, 2005.)
24.2

Power of Attorney of Steve A. Weyel (Incorporated herein by reference to Exhibit 24.2 to our Amendment No. 2 to Registration Statement on Form S-1 (Registration No. 333-123925) filed on June 27, 2005.)

*                    Filed herewith

(b)   Financial Statement Schedules.

All schedules are omitted because they are inapplicable or the requested information is shown in the consolidated financial statements of the registrant or related notes thereto.

Item 17.                 Undertakings.

(a)          The undersigned registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 25th day of January, 2006.

PARTICLE DRILLING TECHNOLOGIES, INC.
By:	/s/ Jim B. Terry
Name:	Jim B. Terry
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
*	Chairman of the Board and Director	January 25, 2006
Kenneth R. LeSuer	Senior Vice President, Chief Executive Officer,
Chief Financial
/s/ Jim B. Terry	President and Chief Executive Officer	January 25, 2006
Jim B. Terry	(principal executive officer)
/s/ J. Chris Boswell	Senior Vice President, Chief Financial Officer	January 25, 2006
J. Chris Boswell	and Director (principal financial officer and
principal accounting officer)
/s/ Thomas E. Hardisty	Senior Vice President of Corporate	January 25, 2006
Thomas E. Hardisty	Development and Director
*	Director	January 25, 2006
John D. Schiller, Jr.
*	Director	January 25, 2006
Michael S. Mathews
*	Director	January 25, 2006
Hugh A. Menown
*	Director	January 25, 2006
Steve A. Weyel

*By:	/s/ J. CHRIS BOSWELL
Attorney in Fact

EXHIBIT INDEX

Exhibit No.	Description
2.1

Acquisition Agreement dated as of January 20, 2004 among Particle Drilling, Inc., ProDril Partners L.L.C., ProDril Services Incorporated, Mr. Harry B. Curlett, CCORE Technology and Licensing, Ltd. and Curlett Family Limited Partnership, Ltd. (Incorporated herein by reference to Exhibit 10.3 to our current report filed on Form 8-K dated January 20, 2005.)

2.2

Acquisition Agreement dated as of January 20, 2004 among Particle Drilling, Inc., ProDril Partners L.L.C., ProDril Services International Limited, Mr. Harry B. Curlett, CCORE Technology and Licensing, Ltd. and Curlett Family Limited Partnership, Ltd. (Incorporated herein by reference to Exhibit 10.4 to our current report on Form 8-K dated January 20, 2005).

2.3

Agreement and Plan of Reorganization dated July 14, 2004 by and among MedXLink Corp., a Nevada corporation, PDTI Acquisition Corp., a Delaware corporation, Dean Becker, Particle Drilling Technologies, Inc., a Delaware corporation, ProDril Partners L.L.C., a Texas limited liability company, and Thomas E. Hardisty. (Incorporated herein by reference to Exhibit 2.1 to our current report filed on Form 8-K dated July 14, 2004.)

2.4

Amendment No. 1 to the Agreement and Plan of Reorganization dated January 10, 2005 by and among MedXLink Corp., a Nevada corporation, PDTI Acquisition Corp., a Delaware corporation, Dean Becker, Particle Drilling Technologies, Inc., a Delaware corporation, ProDril Partners L.L.C., a Texas limited liability company, and Thomas E. Hardisty. (Incorporated herein by reference to Exhibit 99.1 to our current report filed on Form 8-K dated January 12, 2005.)

2.5

Plan of Merger and Merger Agreement, dated January 19, 2005, between Particle Drilling Technologies, Inc. and MedXLink Corp. (Incorporated herein by reference to Exhibit 2.3 to our current report filed on Form 8-K dated January 31, 2005.)

3.1	Articles of Incorporation of MedePort, Inc. (Incorporated herein by reference to Exhibit 3.1 to our current report filed on Form 8-K dated January 20, 2005.)
3.2	Articles of Amendment to the Articles of Incorporation of MedePort, Inc. (Incorporated herein by reference to Exhibit 3.2 to our current report filed on Form 8-K dated January 20, 2005.)
3.3

Articles of Merger dated January 25, 2005 changing the name of the Company to Particle Drilling Technologies, Inc. (Incorporated herein by reference to Exhibit 3.3 to our Registration Statement on Form S-1 (Registration No. 333-123925 filed on April 7, 2005.)

3.4	Bylaws of the Company (Incorporated herein by reference to Exhibit 3.3 to our current report filed on Form 8-K dated January 20, 2005.)
5.1	Opinion of Woodburn and Wedge
10.1	Particle Drilling, Inc. 2004 Stock Incentive Plan. (Incorporated herein by reference to Exhibit 10.5 to our current report filed on Form 8-K dated January 20, 2005.)
10.2	Particle Drilling Technologies, Inc. 2005 Stock Incentive Plan. (Incorporated herein by reference to Exhibit 99.1 to our current report filed on Form 8-K dated April 4, 2005.)
10.3	Form of Incentive Stock Option Agreement. (Incorporated herein by reference to Exhibit 10.6 to our current report filed on Form 8-K dated January 20, 2005.)
10.4	Form of Non-Statutory Stock Option Agreement. (Incorporated herein by reference to Exhibit 10.7 to our current report filed on Form 8-K dated January 20, 2005.)
10.5

Employment Agreement dated August 18, 2003 between ProDril Acquisition Company, Inc. and Jon Christopher Boswell, as amended on April 8, 2004. (Incorporated herein by reference to Exhibit 10.8 to our current report filed on Form 8-K dated January 20, 2005.)

10.6

Employment Agreement dated August 1, 2003 between ProDril Acquisition Company, Inc. and Thomas E. Hardisty, as amended on April 8, 2004. (Incorporated herein by reference to Exhibit 10.9 to our current report filed on Form 8-K dated January 20, 2005.)

10.7

Employment Agreement dated August 1, 2003 between ProDril Acquisition Company and Gordon Tibbitts. (Incorporated herein by reference to Exhibit 10.10 to our current report filed on Form 8-K dated January 20, 2005.)

10.8

Letter agreement dated December 2, 2004 between Particle Drilling Technologies, Inc. and Prentis Tomlinson, Jr. (Incorporated herein by reference to Exhibit 10.11 to our current report filed on Form 8-K dated January 20, 2005.)

10.9

Securities Purchase Agreement, dated as of February 9, 2005, by and among Particle Drilling Technologies, Inc. and the Purchasers listed on Schedule I thereto. (Incorporated herein by reference to Exhibit 10.1 to our current report filed on Form 8-K dated February 10, 2005.)

10.10

Registration Rights Agreement, dated as of February 9, 2005, by and among Particle Drilling Technologies, Inc. and each of the Purchasers. (Incorporated herein by reference to Exhibit 10.2 to our current report filed on Form 8-K dated February 10, 2005.)

10.11

Common Stock Purchase Warrant issued by Particle Drilling Technologies, Inc. to Rita Barr (with attached schedule of substantially identical Common Stock Purchase Warrants not filed with the Securities and Exchange Commission). (Incorporated herein by reference to Exhibit 10.3 to our current report filed on Form 8-K dated February 10, 2005.)

10.12

Stock Purchase Agreement, dated as of February 8, 2005, by and between Particle Drilling Technologies, Inc. and Prentis B. Tomlinson, Jr. (Incorporated herein by reference to Exhibit 10.4 to our current report filed on Form 8-K dated February 10, 2005.)

10.13

Form of Common Stock Purchase Warrant issued by Particle Drilling Technologies, Inc. to Tejas Securities Group, Inc. (Incorporated herein by reference to Exhibit 10.5 to our current report filed on Form 8-K dated February 10, 2005.)

10.14

Assignment and Assumption Agreement dated January 20, 2004 among Curlett Family Limited Partnership, Ltd., ProDril Services Incorporated, Harry B. Curlett, CCORE Technology and Licensing, Ltd. ProDril Services International Limited and Particle Drilling, Inc. (Incorporated by reference to Exhibit 10.14 to Amendment No. 1 to our Registration Statement on Form S-1 (Registration No. 333-123925) filed on May 20, 2005.)

10.15

Royalty Agreement dated January 20, 2004 between Particle Drilling, Inc. and ProDril Services Incorporated. (Incorporated by reference to Exhibit 10.15 to Amendment No. 1 to our Registration Statement on Form S-1 (Registration No. 333-123925) filed on May 20, 2005.)

10.16

Royalty Agreement dated January 20, 2004 between Particle Drilling, Inc. and ProDril Services International Limited. (Incorporated by reference to Exhibit 10.16 to Amendment No. 1 to our Registration Statement on Form S-1 (Registration No. 333-123925) filed on May 20, 2005.)

10.17

Sublease Agreement dated March 21, 2005 between Particle Drilling Technologies, Inc. and The Exploitation Company, LLP. (Incorporated by reference to Exhibit 10.17 to Amendment No. 2 to our Registration Statement on Form S-1 (Registration No. 333-123925) filed on June 27, 2005.)

10.18

Form of Restricted Stock Agreement (employees) (Incorporated by reference to Exhibit 10.18 to Post-Effective Amendment No. 1 to our Registration Statement on Form S-1 (Registration No. 333-123925) filed on January 13, 2006.)

10.19

Form of Restricted Stock Agreement (directors) (Incorporated by reference to Exhibit 10.19 to Post-Effective Amendment No. 1 to our Registration Statement on Form S-1 (Registration No. 333-123925) filed on January 13, 2006.)

10.20

Employment Agreement by and between Particle Drilling Technologies, Inc. and Jim B. Terry (Incorporated herein by reference to Exhibit 10.1 to our current report on Form 8-K filed on Form 8-K dated January 24, 2006)

10.21	form of Non-Statutory Stock Option Agreement (employee) (Incorporated herein by reference to Exhibit 10.2 to our current report on Form 8-K filed on Form 8-K dated January 24, 2006)
10.22

Employment Agreement by and between Particle Drilling Technologies, Inc. and Jon Christopher Boswell (Incorporated herein by reference to Exhibit 10.4 to our current report on Form 8-K filed on Form 8-K dated January 24, 2006)

10.23

Employment Agreement by and between Particle Drilling Technologies, Inc. and Thomas E. Hardisty (Incorporated herein by reference to Exhibit 10.5 to our current report on Form 8-K filed on Form 8-K dated January 24, 2006)

16.1	Letter of Chisholm, Bierwolf & Nilson, LLC. (Incorporated herein by reference to Exhibit 16.1 to our current report filed on Form 8-K dated April 4, 2005.)
21.1	Subsidiaries of Particle Drilling Technologies, Inc. (Incorporated herein by reference to Exhibit 21.1 to our Annual Report on Form 10-K for the year ended September 30, 2005).
23.1*	Consent of UHY Mann Frankfort Stein & Lipp CPAs, LLP.
23.2	Consent of Woodburn and Wedge (included In Exhibit 5.1)
24.1	Powers of Attorney (Incorporated herein by reference to Exhibit 24.1 to our Registration Statement on Form S-1 (Registration No. 333-123925) filed on April 7, 2005.)
24.2

Power of Attorney of Steve A. Weyel (Incorporated herein by reference to Exhibit 24.2 to our Amendment No. 2 to Registration Statement on Form S-1 (Registration No. 333-123925) filed on June 27, 2005.)

*                    Filed herewith